Exhibit 4.2

DEPOSIT AGREEMENT

by and among

ASE INDUSTRIAL HOLDING CO., LTD.

AND

CITIBANK, N.A.,

as Depositary,

AND

THE HOLDERS AND BENEFICIAL OWNERS OF

AMERICAN DEPOSITARY SHARES
ISSUED HEREUNDER

Dated as of [date], [year]

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Section 7.8	Compliance with U.S. Securities Laws	60
Section 7.9	Republic of China Law References	60
Section 7.10	Titles and References	60

EXHIBITS
	Form of ADR.	A-1
	Fee Schedule.	B-1
	Form of Certification Upon Withdrawal	C-1
	Form of Certification Upon Withdrawal (Short Form)	C-2

DEPOSIT AGREEMENT

DEPOSIT AGREEMENT, dated as of ___________, 2017, by and among (i) ASE INDUSTRIAL HOLDING CO., LTD., a company organized under the laws of the Republic of China, and its successors (the “Company”), (ii) CITIBANK, N.A., a national banking association organized under the laws of the United States of America acting in its capacity as depositary, and any successor depositary hereunder (the “Depositary”), and (iii) all Holders and Beneficial Owners of American Depositary Shares issued hereunder (all such capitalized terms as hereinafter defined).

W I T N E S S E T H   T H A T:

WHEREAS, the Company desires to establish with the Depositary an ADR facility to provide inter alia for the deposit of the Shares (as hereinafter defined) and the creation of American Depositary Shares representing the Shares so deposited; and

WHEREAS, the Depositary is willing to act as the Depositary for such ADR facility upon the terms set forth in the Deposit Agreement (as hereinafter defined); and

WHEREAS, any American Depositary Receipts issued pursuant to the terms of the Deposit Agreement are to be substantially in the form of Exhibit A attached hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in the Deposit Agreement; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

All capitalized terms used, but not otherwise defined, herein shall have the meanings set forth below, unless otherwise clearly indicated:

Section 1.1 “ADS Record Date” shall have the meaning given to such term in Section 4.9.

Section 1.2 “Affiliate” shall have the meaning assigned to such term by the Commission (as hereinafter defined) under Regulation C promulgated under the Securities Act (as hereinafter defined), or under any successor regulation thereto.

Section 1.3 “American Depositary Receipt(s)”, “ADR(s)” and “Receipt(s)” shall mean the certificate(s) issued by the Depositary to evidence the American Depositary Shares issued under the terms of the Deposit Agreement in the form of Certificated ADS(s) (as hereinafter defined), as such ADRs may be amended from time to time in accordance with the provisions of the Deposit Agreement. An ADR may evidence any number of ADSs and may, in the case of ADSs held through a central depository such as DTC, be in the form of a “Balance

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Certificate.” Unless otherwise specifically set forth herein, the term “Receipts” shall include the Temporary ADRs evidencing the Temporary ADSs issued hereunder.

Section 1.4 “American Depositary Share(s)” and “ADS(s)” shall mean the rights and interests in the Deposited Property (as hereinafter defined) granted to the Holders and Beneficial Owners pursuant to the terms and conditions of the Deposit Agreement and, if issued as Certificated ADS(s) (as hereinafter defined), the ADR(s) issued to evidence such ADSs. ADS(s) may be issued under the terms of the Deposit Agreement in the form of (a) Certificated ADS(s) (as hereinafter defined), in which case the ADS(s) are evidenced by ADR(s), or (b) Uncertificated ADS(s) (as hereinafter defined), in which case the ADS(s) are not evidenced by ADR(s) but are reflected on the direct registration system maintained by the Depositary for such purposes under the terms of Section 2.13. Unless otherwise specified in the Deposit Agreement or in any ADR, or unless the context otherwise requires, any reference to ADS(s) shall include Certificated ADS(s) and Uncertificated ADS(s), individually or collectively, as the context may require. Each ADS shall represent the right to receive, and to exercise the beneficial ownership interests in, the number of Shares specified in the form of ADR attached hereto as Exhibit A (as amended from time to time) that are on deposit with the Depositary and/or the Custodian, subject, in each case, to the terms and conditions of the Deposit Agreement and the applicable ADR (if issued as a Certificated ADS), until there shall occur a distribution upon Deposited Securities referred to in Section 4.2 or a change in Deposited Securities referred to in Section 4.11 with respect to which additional ADSs are not issued, and thereafter each ADS shall represent the right to receive, and to exercise the beneficial ownership interests in, the applicable Deposited Property on deposit with the Depositary and the Custodian determined in accordance with the terms of such Sections, subject, in each case, to the terms and conditions of the Deposit Agreement and the applicable ADR (if issued as a Certificated ADS). In addition, the ADS(s)-to-Share(s) ratio is subject to amendment as provided in Articles IV and VI of the Deposit Agreement (which may give rise to Depositary fees). Unless otherwise specifically set forth in this Deposit Agreement or the applicable ADR, the terms “American Depositary Shares” and “ADSs” shall include Share ADSs and Temporary ADSs.

Section 1.5 “ADS Record Date” shall have the meaning given to such term in Section 4.9.

Section 1.6 “Applicant” shall have the meaning given to such term in Section 5.10.

Section 1.7 “Beneficial Owner” shall mean, as to any ADS, any person or entity having a beneficial interest deriving from the ownership of such ADS. Notwithstanding anything else contained in the Deposit Agreement, any ADR(s) or any other instruments or agreements relating to the ADSs and the corresponding Deposited Property, the Depositary, the Custodian and their respective nominees are intended to be, and shall at all times during the term of the Deposit Agreement be, the record holders only of the Deposited Property represented by the ADSs for the benefit of the Holders and Beneficial Owners of the corresponding ADSs. The Depositary, on its own behalf and on behalf of the Custodian and their respective nominees, disclaims any beneficial ownership interest in the Deposited Property held on behalf of the Holders and Beneficial Owners of ADSs. The beneficial ownership interests in the Deposited Property are intended to be, and shall at all times during the term of the Deposit Agreement

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continue to be, vested in the Beneficial Owners of the ADSs representing the Deposited Property. The beneficial ownership interests in the Deposited Property shall, unless otherwise agreed by the Depositary, be exercisable by the Beneficial Owners of the ADSs only through the Holders of such ADSs, by the Holders of the ADSs (on behalf of the applicable Beneficial Owners) only through the Depositary, and by the Depositary (on behalf of the Holders and Beneficial Owners of the corresponding ADSs) directly, or indirectly through the Custodian or their respective nominees, in each case upon the terms of the Deposit Agreement and, if applicable, the terms of the ADR(s) evidencing the ADSs. A Beneficial Owner of ADSs may or may not be the Holder of such ADSs. A Beneficial Owner shall be able to exercise any right or receive any benefit hereunder solely through the person who is the Holder of the ADSs owned by such Beneficial Owner. Unless otherwise identified to the Depositary, a Holder shall be deemed to be the Beneficial Owner of all the ADSs registered in his/her/its name. The manner in which a Beneficial Owner owns ADSs (e.g., in a brokerage account vs. as registered holder) may affect the rights and obligations of, and the manner in which services are made available to, Beneficial Owners pursuant to the terms of the Deposit Agreement.

Section 1.8 “Business Day” shall mean any day on which both the banks in the Republic of China and the banks in New York are open for business.

Section 1.9 “Certificate(s) of Payment” shall mean the single global Certificate of Payment issued by the Company evidencing the irrevocable right to receive definitive share certificates representing the Shares delivered by the Company in connection with any offerings or distributions of Shares by the Company.

Section 1.10 “Certificated ADS(s)” shall have the meaning set forth in Section 2.13.

Section 1.11 “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency thereto in the United States.

Section 1.12 “Company” shall mean ASE Industrial Holding Co., Ltd., a company incorporated and existing under the laws of the Republic of China, and its successors.

Section 1.13 “Custodian” shall mean (i) as of the date hereof, Citibank Taiwan Limited, having its principal office at 9F, No. 16 Nanking E. Road, Section 4, Taipei 105, Taiwan, ROC, as the custodian of Deposited Property for the purposes of the Deposit Agreement, (ii) Citibank, N.A., acting as custodian of Deposited Property pursuant to the Deposit Agreement, and (iii) any other entity that may be appointed by the Depositary pursuant to the terms of Section 5.5 as successor, substitute or additional custodian hereunder. The term “Custodian” shall mean any Custodian individually or all Custodians collectively, as the context requires.

Section 1.14 “Deliver” and “Delivery” shall mean (x) when used in respect of Shares and other Deposited Securities, either (i) the physical delivery of the certificate(s) representing such securities, or (ii) the book-entry transfer and recordation of such securities on the books of by means of book-entry transfer, if available, and (y) when used in respect of ADSs, either (i) the physical delivery of ADR(s) evidencing the ADSs, or (ii) the book-entry transfer and recordation

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of ADSs on the books of the Depositary or any book-entry settlement system in which the ADSs are settlement-eligible.

Section 1.15 “Deposit Agreement” shall mean this Deposit Agreement and all exhibits hereto, as the same may from time to time be amended and supplemented from time to time in accordance with the terms of the Deposit Agreement.

Section 1.16 “Depositary” shall mean Citibank, N.A., a national banking association organized under the laws of the United States, in its capacity as depositary under the terms of the Deposit Agreement, and any successor depositary hereunder.

Section 1.17 “Deposited Property” shall mean the Deposited Securities and any cash and other property held on deposit by the Depositary and the Custodian in respect of the ADSs under the terms of the Deposit Agreement, subject, in the case of cash, to the provisions of Section 4.8. All Deposited Property shall be held by Custodian, the Depositary and their respective nominees for the benefit of the Holders and Beneficial Owners of the ADSs representing the Deposited Property. The Deposited Property is not intended to, and shall not, constitute proprietary assets of the Depositary, the Custodian or their nominees. Beneficial ownership in the Deposited Property is intended to be, and shall at all times during the term of the Deposit Agreement continue to be, vested in the Beneficial Owners of the ADSs representing the Deposited Property. Notwithstanding the foregoing, the collateral delivered in connection with Pre-Release Transactions described in Section 5.10 shall not constitute Deposited Property.

Section 1.18 “Deposited Securities” shall mean collectively or individually, as the context may require and unless otherwise specifically set forth herein, (a) with respect to Share ADSs (as such term is hereinafter defined), Shares and (b) with respect to Temporary ADSs (as such term is hereinafter defined), interests in the single global Certificate of Payment, in each case held on deposit by the Custodian from time to time under the Deposit Agreement and constituting Deposited Property.

Section 1.19 “Dollars” and “$” shall refer to the lawful currency of the United States.

Section 1.20 “DTC” shall mean The Depository Trust Company, a national clearinghouse and the central book-entry settlement system for securities traded in the United States and, as such, the custodian for the securities of DTC Participants (as hereinafter defined) maintained in DTC, and any successor thereto.

Section 1.21 “DTC Participant” shall mean any financial institution (or any nominee of such institution) having one or more participant accounts with DTC for receiving, holding and delivering the securities and cash held in DTC. A DTC Participant may or may not be a Beneficial Owner. If a DTC Participant is not the Beneficial Owner of the ADSs credited to its account at DTC, or of the ADSs in respect of which the DTC Participant is otherwise acting, such DTC Participant shall be deemed, for all purposes hereunder, to have all requisite authority to act on behalf of the Beneficial Owner(s) of the ADSs credited to its account at DTC or in respect of which the DTC Participant is so acting.

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Section 1.22 “Eligible Securities” shall mean, collectively or individually as the context may require and unless otherwise specifically set forth herein, (a) with respect to Share ADSs (as such term is hereinafter defined), Shares, and (b) with respect to Temporary ADSs (as such term is hereinafter defined), interests in the Certificate of Payment, in each case to the extent eligible for deposit hereunder at any time and from time to time from and after the date hereof.

Section 1.23 “Eligible Securities Registrar” shall mean President Securities Corp. or any other institution organized under the laws of the Republic of China appointed by the Company to carry out the duties of registrar for (a) the Shares and/or (b) any Certificates of Payment, and any successor thereto.

Section 1.24 “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended from time to time.

Section 1.25 “FSC” shall mean the Financial Supervisory Commission of the Republic of China.

Section 1.26 “Foreign Currency” shall mean any currency other than Dollars.

Section 1.27 “Full Entitlement ADR(s)”, “Full Entitlement ADS(s)” and “Full Entitlement Deposited Securities” shall have the respective meanings set forth in Section 2.12.

Section 1.28 “Holder(s)” shall mean the person(s) in whose name the ADSs are registered on the books of the Depositary (or the Registrar, if any) maintained for such purpose. A Holder may or may not be a Beneficial Owner. If a Holder is not the Beneficial Owner of the ADS(s) registered in its name, such person shall be deemed, for all purposes hereunder, to have all requisite authority to act on behalf of the Beneficial Owners of the ADSs registered in its name. The manner in which a Holder holds ADSs (e.g., in certificated vs. uncertificated form) may affect the rights and obligations of, and the manner in which the services are made available to, Holders pursuant to the terms of the Deposit Agreement.

Section 1.29 “Partial Entitlement ADR(s)”, “Partial Entitlement ADS(s)” and “Partial Entitlement Deposited Securities” shall have the respective meanings set forth in Section 2.12.

Section 1.30 “Pre-Release Transaction” shall have the meaning set forth in Section 5.10.

Section 1.31 “Principal Office” shall mean, when used with respect to the Depositary, the principal office of the Depositary at which at any particular time its depositary receipts business shall be administered, which, at the date of the Deposit Agreement, is located at 388 Greenwich Street, New York, New York 10013, U.S.A.

Section 1.32 “Registrar” shall mean the Depositary or any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed

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by the Depositary to register issuances, transfers and cancellations of ADSs as herein provided, and shall include any co-registrar appointed by the Depositary for such purposes. Registrars (other than the Depositary) may be removed and substitutes appointed by the Depositary. Each Registrar (other than the Depositary) appointed pursuant to the Deposit Agreement shall be required to give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of the Deposit Agreement.

Section 1.33 “Republic of China”; “ROC” and “Taiwan” shall mean the Republic of China.

Section 1.34 “Restricted Securities” shall mean Eligible Securities, Deposited Securities or ADSs which (i) have been acquired directly or indirectly from the Company or any of its Affiliates in a transaction or chain of transactions not involving any public offering and are subject to resale limitations under the Securities Act or the rules issued thereunder, or (ii) are held directly or indirectly by an executive officer or director (or persons performing similar functions) or other Affiliate of the Company, or (iii) are subject to other restrictions on sale or deposit under the laws of the United States, the Republic of China, or under a shareholder agreement or the Articles of Incorporation of the Company or under the regulations of an applicable securities exchange unless, in each case, such Eligible Securities, Deposited Securities or ADSs are being transferred or sold to persons other than an Affiliate of the Company in a transaction (a) covered by an effective resale registration statement, or (b) exempt from the registration requirements of the Securities Act (as hereinafter defined), and the Eligible Securities, Deposited Securities or ADSs are not, when held by such person(s), Restricted Securities.

Section 1.35 “Restricted ADR(s)”, “Restricted ADS(s)” and “Restricted Shares” shall have the respective meanings set forth in Section 2.14.

Section 1.36 “Securities Act” shall mean the United States Securities Act of 1933, as amended from time to time.

Section 1.37 “Shares” shall mean the Company’s common shares, each having a par value of NT$10.00 per share, validly issued and outstanding and fully paid and may, if the Depositary so agrees after consultation with the Company, include evidence of the right to receive Shares; provided that in no event shall Shares include evidence of the right to receive Shares with respect to which the full purchase price has not been paid or Shares as to which preemptive rights have theretofore not been validly waived or exercised; provided further, however, that, if there shall occur any change in par value, split-up, consolidation, reclassification, exchange, conversion or any other event described in Section 4.11 in respect of the Shares of the Company, the term “Shares” shall thereafter, to the maximum extent permitted by law, represent the successor securities resulting from such event.

Section 1.38 “Share American Depositary Share(s)” and “Share ADS(s)” shall mean the rights and interests in deposited Shares granted to Holders and Beneficial Owners pursuant to the terms and conditions of the Deposit Agreement and, if applicable, the Share ADRs issued hereunder to evidence such Share ADSs. Share ADSs shall, unless otherwise

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specifically set forth herein, be deemed to be American Depositary Shares or ADSs, as the context may require, for all purposes under this Deposit Agreement.

Section 1.39 “Share American Depositary Receipt(s)” and “Share ADR(s)” shall mean the Receipts issued by the Depositary to evidence Share ADSs issued under the terms of this Deposit Agreement, as such Share ADRs may be amended from time to time in accordance with the provisions hereof. A Share ADR may evidence any number of Share ADSs and may, in the case of Share ADSs held through a central depository such as DTC, be in the form of a “Balance Certificate”. Share ADRs shall, unless otherwise specifically set forth herein or in the applicable ADR(s), be deemed to be Receipts for all purposes under this Deposit Agreement.

Section 1.40 "Taiwan Depository & Clearing Corporation" and "TDCC" shall mean the central depository for Shares in the Republic of China, and any successor thereto.

Section 1.41 “Taiwan Stock Exchange” and “TSE” shall mean the stock exchange in the Republic of China, upon which the Company’s Shares are listed for trading and any successor stock exchange thereto.

Section 1.42 “Temporary ADS(s)” shall mean the rights and interests in any deposited Certificate of Payment granted to Holders and Beneficial Owners pursuant to the terms and conditions of this Deposit Agreement (including, without limitation, Section 2.12 hereof) and the applicable Temporary ADR(s) issued hereunder to evidence such Temporary ADSs. Temporary ADSs shall, unless otherwise specifically set forth herein or in the applicable Temporary ADR(s), be deemed to be American Depositary Shares or ADSs, as the context may require, for all purposes under this Deposit Agreement.

Section 1.43 “Temporary ADR(s)” shall mean the ADRs issued by the Depositary to evidence Temporary ADSs issued under the terms of this Deposit Agreement (including, without limitation, Section 2.12 hereof), as such Temporary ADRs may be amended from time to time in accordance with the terms hereof. A Temporary ADR may evidence any number of Temporary ADSs and may, in the case of Temporary ADSs held through a central depository such as DTC, be in the form of a “Balance Certificate”. Temporary ADRs shall, unless otherwise specifically set forth herein or in the applicable Temporary ADR(s), be deemed to be ADRs for all purposes under this Deposit Agreement.

Section 1.44 “Uncertificated ADS(s)” shall have the meaning set forth in Section 2.13.

Section 1.45 “United States” and “U.S.” shall have the meaning assigned to it in Regulation S as promulgated by the Commission under the Securities Act.

ARTICLE II

APPOINTMENT OF DEPOSITARY; FORM OF RECEIPTS;
DEPOSIT OF ELIGIBLE SECURITIES; EXECUTION AND
DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

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Section 2.1 Appointment of Depositary. The Company hereby appoints the Depositary as depositary for the Deposited Property and hereby authorizes and directs the Depositary to act in accordance with the terms and conditions set forth in the Deposit Agreement and the applicable ADRs. Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and the applicable ADR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

Section 2.2 Form and Transferability of ADSs.

(a)       Form. Certificated ADSs shall be evidenced by definitive ADRs which shall be engraved, printed, lithographed or produced in such other manner as may be agreed upon by the Company and the Depositary. ADRs may be issued under the Deposit Agreement in denominations of any whole number of ADSs. The ADRs shall be substantially in the form set forth in Exhibit A to the Deposit Agreement, with any appropriate insertions, modifications and omissions, in each case as otherwise contemplated in the Deposit Agreement or required by law. ADRs shall be (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of ADSs. No ADR and no Certificated ADS evidenced thereby shall be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company, unless such ADR shall have been so dated, signed, countersigned and registered. ADRs bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly-authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such ADR by the Depositary. The Share ADRs and the Temporary ADRs shall each bear a separate and distinct CUSIP number that is different from one another and from any CUSIP number that was, is or may be assigned to any depositary receipts previously or subsequently issued pursuant to any other arrangement between the Depositary (or any other depositary) and the Company and which are not ADRs outstanding hereunder.

(b)       Legends. The ADRs may be endorsed with, or have incorporated in the text thereof, such legends or recitals not inconsistent with the provisions of the Deposit Agreement as may be (i) necessary to enable the Depositary and the Company to perform their respective obligations hereunder, (ii) required to comply with any applicable laws or regulations, or with the rules and regulations of any securities exchange or market upon which ADSs may be traded, listed or quoted, or to conform with any usage with respect thereto, (iii) necessary to indicate any special limitations or restrictions to which any particular ADRs or ADSs are subject by reason of the date of issuance of the Deposited Securities or otherwise, or (iv) required by any book-entry

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system in which the ADSs are held. Holders and Beneficial Owners shall be deemed, for all purposes, to have notice of, and to be bound by, the terms and conditions of the legends set forth, in the case of Holders, on the ADR registered in the name of the applicable Holders or, in the case of Beneficial Owners, on the ADR representing the ADSs owned by such Beneficial Owners.

(c)       Title. Subject to the limitations contained herein and in the ADR, title to an ADR (and to each Certificated ADS evidenced thereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that, in the case of Certificated ADSs, such ADR has been properly endorsed or is accompanied by proper instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of an ADS (that is, the person in whose name an ADS is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the Deposit Agreement or any ADR to any holder or any Beneficial Owner unless, in the case of a holder of ADSs, such holder is the Holder registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner, or the Beneficial Owner’s representative, is the Holder registered on the books of the Depositary.

(d)       Book-Entry Systems. The Depositary shall make arrangements for the acceptance of the ADSs into DTC. All ADSs held through DTC will be registered in the name of the nominee for DTC (currently “Cede & Co.”). As such, the nominee for DTC will be the only “Holder” of all ADSs held through DTC. Unless issued by the Depositary as Uncertificated ADSs, the ADSs registered in the name of Cede & Co. will be evidenced by one or more ADR(s) in the form of a “Balance Certificate,” which will provide that it represents the aggregate number of ADSs from time to time indicated in the records of the Depositary as being issued hereunder and that the aggregate number of ADSs represented thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary and of DTC or its nominee as hereinafter provided. Citibank, N.A. (or such other entity as is appointed by DTC or its nominee) may hold the “Balance Certificate” as custodian for DTC. Each Beneficial Owner of ADSs held through DTC must rely upon the procedures of DTC and the DTC Participants to exercise or be entitled to any rights attributable to such ADSs. The DTC Participants shall for all purposes be deemed to have all requisite power and authority to act on behalf of the Beneficial Owners of the ADSs held in the DTC Participants’ respective accounts in DTC and the Depositary shall for all purposes be authorized to rely upon any instructions and information given to it by DTC Participants. So long as ADSs are held through DTC or unless otherwise required by law, ownership of beneficial interests in the ADSs registered in the name of the nominee for DTC will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTC or its nominee (with respect to the interests of DTC Participants), or (ii) DTC Participants or their nominees (with respect to the interests of clients of DTC Participants).

Section 2.3 Deposit of Eligible Securities. The Depositary and the Company have been advised that under ROC law, as in effect as of the date hereof, no deposits of Eligible Securities may be made in the ADR facility, and no ADSs may be issued against such deposits, without receipt of specific approval of the FSC or TSE, as the case may be, except in connection

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with (i) the distribution by the Company of additional Eligible Securities in connection with dividends or free distributions of Eligible Securities, (ii) the exercise by Holders of their preemptive rights applicable to Eligible Securities represented by ADSs in the event of capital increases for cash, (iii) subject in each case to receipt of all applicable approvals in the ROC, to the extent that the Company issues securities convertible for ADSs as approved by the FSC, the conversion of such securities into ADSs, and (iv) the purchase, as permitted hereunder, directly by any person or through the Depositary of Shares on the TSE for deposit in the ADR facility, or delivery of Shares to the Custodian for deposit in the ADR facility; provided that the total number of ADSs outstanding after an issuance described in clause (iv) does not exceed the number of issued ADSs previously approved by the FSC or TSE, subject to any adjustment due to capital restructuring or capital reduction, (plus any ADSs created pursuant to clauses (i), (ii) and (iii) above, subject to any adjustment in the number of Deposited Securities represented by each ADS). The Depositary and the Company have been advised that under ROC law, as in effect as of the date hereof, issuances under clause (iv) above will be permitted only to the extent that previously issued ADSs have been canceled. Any issuance under clause (iv) above will be subject to entering into a separate agreement with the Depositary to cover the terms of purchase of Shares on the TSE through the Depositary or delivery of Shares to Custodian for deposit in ADR facility. Except as contemplated by Section 2.14 hereof, the Depositary will not accept any Shares for deposit pursuant to clause (iii) unless it receives satisfactory opinions of ROC and U.S. counsel to the Company to the effect that such Eligible Securities may lawfully be deposited pursuant to the Deposit Agreement and are not Restricted Securities. The laws of the Republic of China applicable to the deposit of Eligible Securities may change from time to time. There can be no assurance that current law will continue in effect or that future changes of Republic of China law will not adversely affect the ability to deposit Eligible Securities hereunder.

Subject to applicable laws and regulations of the Republic of China and to the terms and conditions of this Deposit Agreement and applicable law, Eligible Securities or evidence of rights to receive Eligible Securities (other than Restricted Securities) may be deposited by any person (including the Depositary in its individual capacity but subject, however, in the case of the Company or any Affiliate of the Company, to Section 5.7 hereof) at any time, whether or not the transfer books of the Company or the Eligible Securities Registrar, if any, are closed, by Delivery of the Eligible Securities to the Custodian. Every deposit of Eligible Securities shall be accompanied by the following: (A) (i) in the case of Eligible Securities represented by certificates issued in registered form, appropriate instruments of transfer or endorsement, in a form satisfactory to the Custodian, (ii) in the case of Eligible Securities represented by certificates in bearer form, the requisite coupons and talons pertaining thereto, and (iii) in the case of Eligible Securities delivered by book-entry transfer, confirmation of such book-entry transfer to the Custodian or that irrevocable instructions have been given to cause such Eligible Securities to be so transferred, (B) such certifications and payments (including, without limitation, the Depositary’s fees and related charges) and evidence of such payments (including, without limitation, stamping or otherwise marking such Eligible Securities by way of receipt) as may be reasonably required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement and applicable law, (C) if the Depositary so requires, a written order directing the Depositary to execute and deliver to, or upon the written order of, the person(s) stated in such order a Receipt or Receipts for the number of American Depositary Shares

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representing the Eligible Securities so deposited, (D) evidence reasonably satisfactory to the Depositary (which may be an opinion of counsel) that all necessary approvals have been granted by, or there has been compliance with the rules and regulations of, any applicable governmental agency in the Republic of China, and (E) if the Depositary so requires, (i) an agreement, assignment or instrument reasonably satisfactory to the Depositary or the Custodian which provides for the prompt transfer by any person in whose name the Eligible Securities are or have been recorded to the Custodian of any distribution, or right to subscribe for additional Eligible Securities or to receive other property in respect of any such deposited Eligible Securities or, in lieu thereof, such indemnity or other agreement as shall be reasonably satisfactory to the Depositary or the Custodian and (ii) if the Eligible Securities are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian to exercise voting rights in respect of the Eligible Securities for any and all purposes until the Eligible Securities so deposited are registered in the name of the Depositary, the Custodian or any nominee.

Except as contemplated by Section 2.14, without limiting any other provision of this Deposit Agreement, the Depositary shall instruct the Custodian not to, and neither the Depositary nor the Custodian, nor any nominee, agent or person acting on their behalf shall knowingly, accept for deposit (a) any Restricted Securities nor (b) any fractional Eligible Securities nor (c) a number of Eligible Securities which upon application of the ADS-to-Eligible Securities ratio would give rise to fractional ADSs. No Eligible Securities shall be accepted for deposit unless accompanied by evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary or the Custodian that all conditions to such deposit have been satisfied by the person depositing such Eligible Securities under the laws and regulations of the Republic of China and any necessary governmental approval has been granted in the Republic of China, if any. The Depositary may issue ADSs against evidence of rights to receive Eligible Securities from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Eligible Securities. Such evidence of rights may consist of, without limitation, written specific guarantees of ownership of Eligible Securities furnished by the Company or any such custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Eligible Securities.

Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Eligible Securities required to be registered pursuant to the provisions of the Securities Act, unless a registration statement under the Securities Act is in effect as to such Eligible Securities, or any Eligible Securities the deposit of which would violate any provisions of the Articles of Incorporation of the Company. For purposes of the foregoing sentence, the Depositary shall be entitled to rely upon representations and warranties made or deemed made pursuant to this Deposit Agreement and shall not be required to make any further investigation. The Depositary will comply with written instructions of the Company (received by the Depositary reasonably in advance) not to accept for deposit hereunder any Eligible Securities identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws of the United States or applicable ROC laws.

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Section 2.4 Registration and Safekeeping of Deposited Securities. The Depositary shall instruct the Custodian upon each Delivery of registered Eligible Securities being deposited hereunder with the Custodian (or other Deposited Securities pursuant to Article IV hereof), together with the other documents above specified, to present such registered Eligible Securities, together with the appropriate instrument(s) of transfer or endorsement, duly stamped, to the Eligible Securities Registrar for transfer and registration of the Eligible Securities (as soon as transfer and registration can be accomplished and at the expense of the person for whom the deposit is made) in the name of the Depositary, the Custodian or a nominee of either. Deposited Securities shall be held by the Depositary, or by a Custodian for the account and to the order of the Depositary or a nominee of the Depositary, in each case, on behalf of the Holders and Beneficial Owners, at such place(s) as the Depositary or the Custodian shall determine. Notwithstanding anything else contained in the Deposit Agreement, any ADR(s), or any other instruments or agreements relating to the ADSs and the corresponding Deposited Property, the registration of the Deposited Securities in the name of the Depositary, the Custodian or any of their respective nominees, shall, to the maximum extent permitted by applicable law, vest in the Depositary, the Custodian or the applicable nominee the record ownership in the applicable Deposited Securities with the beneficial ownership rights and interests in such Deposited Securities being at all times vested with the Beneficial Owners of the ADSs representing the Deposited Securities. Notwithstanding the foregoing, the Depositary, the Custodian and the applicable nominee shall at all times be entitled to exercise the beneficial ownership rights in all Deposited Property, in each case only on behalf of the Holders and Beneficial Owners of the ADSs representing the Deposited Property, upon the terms set forth in the Deposit Agreement and, if applicable, the ADR(s) representing the ADSs. The Depositary, the Custodian and their respective nominees shall for all purposes be deemed to have all requisite power and authority to act in respect of Deposited Property on behalf of the Holders and Beneficial Owners of ADSs representing the Deposited Property, and upon making payments to, or acting upon instructions from, or information provided by, the Depositary, the Custodian or their respective nominees all persons shall be authorized to rely upon such power and authority.

Section 2.5 Issuance of ADSs. The Depositary has made arrangements for the Custodian to confirm to the Depositary upon receipt of a deposit of Shares (i) that a deposit of Eligible Securities has been made pursuant to Section 2.3, (ii) that such Deposited Securities have been recorded in the name of the Depositary, the Custodian or a nominee of either on the shareholders’ register maintained by or on behalf of the Company by the Eligible Securities Registrar if registered Eligible Securities have been deposited or if deposit is made by book entry transfer, confirmation of such transfer in the books of the Taiwan Securities Central Depository, (iii) that all required documents have been received, and (iv) the person(s) to whom or upon whose order ADSs are deliverable in respect thereof and the number of ADSs to be so delivered. Such notification may be made by letter, cable, telex, SWIFT message or, at the risk and expense of the person making the deposit, by facsimile or other means of electronic transmission. Upon receiving such notice from the Custodian, the Depositary, subject to the terms and conditions of the Deposit Agreement and applicable law, shall issue the ADSs representing the Eligible Securities so deposited to or upon the order of the person(s) named in the notice delivered to the Depositary and, if applicable, shall execute and deliver at its Principal Office Receipt(s) registered in the name(s) requested by such person(s) and evidencing the aggregate number of ADSs to which such person(s) are entitled, but, in each case, only upon payment to the

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Depositary of the charges of the Depositary for accepting a deposit of Shares and issuing ADSs (as set forth in Section 5.9 and Exhibit B hereto) and all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Eligible Securities and the issuance of the ADS(s). The Depositary shall only issue ADSs in whole numbers and deliver, if applicable, ADR(s) evidencing whole numbers of ADSs. Nothing herein shall prohibit any Pre-Release Transaction upon the terms set forth in the Deposit Agreement.

Section 2.6 Transfer, Combination and Split-up of ADRs.

(a)       Transfer. The Registrar shall promptly register the transfer of ADRs (and of the ADSs represented thereby) on the books maintained for such purpose and the Depositary shall promptly (x) cancel such ADRs and execute new ADRs evidencing the same aggregate number and type of ADSs as those evidenced by the ADRs canceled by the Depositary, (y) cause the Registrar to countersign such new ADRs and (z) Deliver such new ADRs to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied: (i) the ADRs have been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) the surrendered ADRs have been properly endorsed or are accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) the surrendered ADRs have been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 and Exhibit B hereto) have been paid, subject, however, in each case, to the terms and conditions of the applicable ADRs, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

(b)       Combination & Split-Up. The Registrar shall register the split-up or combination of ADRs (and of the ADSs represented thereby) on the books maintained for such purpose and the Depositary shall (x) cancel such ADRs and execute new ADRs for the number of ADSs requested, but in the aggregate not exceeding the number of ADSs evidenced by the ADRs canceled by the Depositary, (y) cause the Registrar to countersign such new ADRs and (z) Deliver such new ADRs to or upon the order of the Holder thereof, if each of the following conditions has been satisfied: (i) the ADRs have been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination thereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 and Exhibit B hereto) have been paid, subject, however, in each case, to the terms and conditions of the applicable ADRs, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

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Section 2.7 Surrender of ADSs and Withdrawal of Deposited Securities.(a) ROC Requirements. The Depositary and the Company have been advised that under ROC law, as in effect as of the date hereof, a Holder who is a non-ROC person (other than a PRC person, except for a QDII (as defined below), or a person with prior approval from the Investment Commission of the Ministry of Economic Affairs, ROC) wishing to withdraw Deposited Securities from the ADR Facility is required to (i) register with the TSE for making investment in the ROC securities market, (ii) obtain a foreign investor investment identification (the "Foreign Investor Investment I.D.") issued pursuant to the ROC Regulations Governing Securities Investment by Overseas Chinese and Foreign Nationals and (iii) appoint an eligible agent in the ROC to open (a) a securities trading account, (b) a TDCC book-entry account and (c) a bank account (the securities trading account, the TDCC book-entry account, and the bank account, collectively, the "Accounts"), to pay ROC taxes, remit funds, exercise shareholders' rights and perform such other functions as may be designated by such withdrawing Holder.  In addition, such withdrawing Holder is also required to appoint a custodian bank to hold the securities in safekeeping, make confirmations and settle trades and report all relevant information.  Without obtaining the Foreign Investor Investment I.D. and opening such Accounts, the withdrawing Holder would be unable to hold or subsequently sell the Deposited Securities withdrawn from the ADR Facility on the TSE or otherwise.  No assurance can be given that a withdrawing Holder will be able to obtain the Foreign Investor Investment I.D. in a timely manner.  In addition, such withdrawing Holders will be required to appoint an eligible agent in the ROC for filing tax returns and making tax payments (a "Tax Guarantor").  Such Tax Guarantor will be required to meet the qualifications set by the Ministry of Finance of the ROC and will act as the guarantor of the withdrawing Holder's tax payment obligations.  Subject to certain limited exceptions, under current ROC law, repatriation of profits by a non-ROC withdrawing Holder is subject to the submission of evidence of the appointment of a Tax Guarantor to, and approval thereof by, the tax authority.  Under the Regulations Governing Mainland China Investor's Securities Investments and Futures Trading in Taiwan promulgated by the FSC, a PRC qualified domestic institutional investor ("QDII") is allowed to invest in ROC securities.  The custodians of QDIIs must apply with the TSE for the remittance amount of each QDII which cannot exceed US$100 million, the total investment amount of all QDIIs may not exceed US$500 million, and such QDII can only invest in the ROC securities market with the amount approved by the TSE.  Additionally, PRC investors (including QDIIs) in the aggregate shall not hold 10% or more of such ROC company's issued and outstanding voting shares.  The laws of the Republic of China applicable to the withdrawal of Deposited Securities may change from time to time.  There can be no assurance that current law will remain in effect or that future changes of ROC law will not adversely affect the ability of Holders to withdraw Deposited Securities hereunder.

The Company has informed the Depositary that no Shares may be withdrawn upon presentation of ADSs (and if applicable, the ADRs evidencing such ADSs) for cancellation under this Section 2.7 until (i) the Company has delivered written confirmation that the number of Shares requested for withdrawal have been listed for trading on the TSE (such Shares, the “Listed Shares”) to the Depositary and the Custodian, (ii) the Listed Shares have been de-materialised (such Shares, the “De-Materialised Shares,” and Shares that are both Listed Shares and De-Materialised Shares, hereinafter referred to as the “Final Shares”), and (iii) an equivalent number of Final Shares are on deposit with the Custodian. The Company has further informed the Depositary that it is expected that newly issued Shares which may be deposited by the

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Company from time to time and which are not listed for trading on the TSE at the time of such deposit will be listed on the TSE for trading and will be fully de-materialised, thereby becoming Final Shares, no later than five (5) business days after any such deposit. The parties hereto acknowledge and agree that (a) the Depositary will deliver Shares represented by ADSs (and if applicable, the ADRs representing such ADSs) presented for cancellation pursuant to this Section 2.7 only to the extent of the number of Final Shares then on deposit with the Custodian, (b) the Depositary will process presentations of ADSs for withdrawal of Final Shares under this Section 2.7 on a first come, first served basis, (c) the Depositary will complete requests for cancellation of ADSs and withdrawal of the Shares represented thereby only to the extent of the number of Final Shares at such time on deposit with the Custodian, (d) the Depositary will refuse to complete a request for cancellation of ADSs and withdrawal of Shares to the extent the number of Shares requested for withdrawal exceeds the number of Final Shares at such time deposited with the Custodian, and (e) the Depositary reserves the right to suspend withdrawals of Shares under this Section 2.7 until such time as the requisite number of Final Shares are deposited with the Custodian. The Company agrees to deliver to the Depositary and/or the Custodian, as applicable, written confirmation of the number of Listed Shares deposited with the Custodian under this Deposit Agreement promptly upon the receipt of confirmation of listing from the TSE of such Shares.

(b)       Sale of Deposited Securities. Upon surrender of ADSs at the Principal Office and upon payment of any fees, reasonable expenses, taxes or other governmental charges as provided hereunder, subject to the terms of this Deposit Agreement and the Company’s Articles of Incorporation, and the transfer restrictions applicable to the Deposited Securities, if any, Holders may request that the Deposited Securities represented by such Holders’ ADSs be sold on such Holder’s behalf. Any Holder requesting a sale of Deposited Securities may be required by the Depositary to deliver, or cause to be delivered, to the Depositary a written order requesting the Depositary to sell, or cause to be sold, such Deposited Securities. Any such sale of Deposited Securities will be conducted in accordance with applicable ROC law through a securities company in the ROC on the TSE or in such other manner as is or may be permitted under applicable ROC law. Any such sale of Deposited Securities will be at the expense and risk of the Holder requesting such sale. Any Holder requesting the Depositary to sell the Deposited Securities represented by such Holder’s ADSs may be required to enter into a separate agreement to cover the terms of the sale of such Deposited Securities.

Upon receipt of any proceeds from any such sale, the Depositary shall, subject to any restrictions imposed by ROC law and regulations, and as provided hereunder, convert or cause to be converted any such proceeds into U.S. dollars and distribute any such proceeds to the Holders entitled thereto after deduction or payment of any fees, reasonable expenses, taxes or governmental charges (including, without limitation, any ROC and U.S. taxes) incurred in connection with such sale, as provided under the Deposit Agreement. Any such sale may be subject to ROC taxation on capital gains, if any, and will be subject to a securities transaction tax in the ROC. The ROC does not, as of the date hereof, impose tax on capital gains arising from ROC securities transactions, but there can be no assurance that a capital gains tax on ROC securities transactions will not be imposed in the future or as to the manner in which any ROC capital gains tax in respect of a sale of Deposited Securities would be imposed or calculated.

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(c)       Withdrawal of Deposited Securities.  The Holder of ADSs shall be entitled to Delivery (at the Custodian’s designated office) of the Deposited Securities at the time represented by the ADS(s) upon satisfaction of each of the following conditions: (i) the Holder (or a duly authorized attorney of the Holder) has duly Delivered ADSs to the Depositary at its Principal Office (and if applicable, the Receipts evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if so required by the Depositary, the Receipts Delivered to the Depositary for such purpose have been properly endorsed in blank or are accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, (iv) the Holder has delivered to the Depositary the applicable certification contemplated in Exhibit C hereof, duly completed by or on behalf of the Beneficial Owner(s) of the ADSs surrendered for withdrawal (unless the Depositary is  otherwise instructed by the Company), and (v) all applicable fees and charges of, and reasonable expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 and Exhibit B hereof) have been paid, subject, however, in each case, to the terms and conditions of the Receipts evidencing the surrendered ADSs, of the Deposit Agreement, of the Company’s Articles of Incorporation and of any applicable laws and regulations of the Republic of China and of the United States and the rules of the TDCC, and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, the Receipts evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver (without unreasonable delay) at the Custodian’s designated office the Deposited Securities represented by the ADSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Deposit Agreement, of the Receipts evidencing the ADSs so canceled, of the Articles of Incorporation of the Company, of applicable laws and regulations of the Republic of China and of the United States and of the rules of the TDCC, and to the terms and conditions of  or governing the Deposited Securities,  in each case as in effect at the time thereof.

The Depositary shall not accept for surrender ADSs representing less than a whole number of Eligible Securities.  In the case of Delivery to it of ADSs representing a number other than a whole number of Eligible Securities, the Depositary shall cause ownership of the appropriate whole number of Eligible Securities to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Eligible Security, or (ii) sell or cause to be sold the fractional Eligible Security represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and

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expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs.

Notwithstanding anything else contained in any ADR or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of Deposited Property consisting of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any non-cash distributions, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal.  At the request, risk and expense of any Holder so surrendering ADSs, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any Deposited Property (other than Deposited Securities) held by the Custodian in respect of such ADSs to the Depositary for delivery at the Principal Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

Section 2.8 Limitations on Execution and Delivery, Transfer, etc. of ADSs; Suspension of Delivery, Transfer, etc.

(a)       Additional Requirements. As a condition precedent to the execution and delivery, the registration of issuance, transfer, split-up, combination or surrender, of any ADS, the delivery of any distribution thereon, or the withdrawal of any Deposited Property, the Depositary or the Custodian may require (i) payment from the depositor of Eligible Securities or presenter of ADSs or of an ADR of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Eligible Securities being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in Section 5.9 and Exhibit B, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matter contemplated by Section 3.1, and (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal of Deposited Securities and (B) such reasonable regulations as the Depositary and the Company may establish consistent with the provisions of the representative ADR, if applicable, the Deposit Agreement and applicable law.

(b)       Additional Limitations. The issuance of ADSs against deposits of Eligible Securities generally or against deposits of particular Eligible Securities may be suspended, or the deposit of particular Eligible Securities may be refused, or the registration of transfer of ADSs in particular instances may be refused, or the registration of transfers of ADSs generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or the Eligible Securities Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law or regulation, any government or governmental body or commission or any securities exchange on which the ADSs or Eligible Securities are listed, or under any provision of the Deposit Agreement or the representative ADR(s), if applicable, or under any provision of, or governing, the Deposited Securities, or because of a meeting of shareholders of the Company or for any other reason, subject, in all cases, to Section 7.8.

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(c)       Regulatory Restrictions. Notwithstanding any provision of the Deposit Agreement or any ADR(s) to the contrary, Holders are entitled to surrender outstanding ADSs to withdraw the Deposited Securities associated herewith at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Eligible Securities in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADSs or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Instruction I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

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Section 2.9 Lost ADRs, etc. In case any ADR shall be mutilated, destroyed, lost, or stolen, the Depositary shall execute and deliver a new ADR of like tenor at the expense of the Holder (a) in the case of a mutilated ADR, in exchange of and substitution for such mutilated ADR upon cancellation thereof, or (b) in the case of a destroyed, lost or stolen ADR, in lieu of and in substitution for such destroyed, lost, or stolen ADR, after the Holder thereof (i) has submitted to the Depositary a written request for such exchange and substitution before the Depositary has notice that the ADR has been acquired by a bona fide purchaser, (ii) has provided such security or indemnity (including an indemnity bond) as may be required by the Depositary to save it and any of its agents harmless, and (iii) has satisfied any other reasonable requirements imposed by the Depositary, including, without limitation, evidence satisfactory to the Depositary of such destruction, loss or theft of such ADR, the authenticity thereof and the Holder’s ownership thereof.

Section 2.10 Cancellation and Destruction of Surrendered ADRs; Maintenance of Records. All ADRs surrendered to the Depositary shall be canceled by the Depositary. Canceled ADRs shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable against the Depositary for any purpose. The Depositary is authorized to destroy ADRs so canceled, provided the Depositary maintains a record of all destroyed ADRs. Any ADSs held in book-entry form (i.e., through accounts at DTC) shall be deemed canceled when the Depositary causes the number of ADSs evidenced by the Balance Certificate to be reduced by the number of ADSs surrendered (without the need to physically destroy the Balance Certificate). The Depositary agrees to maintain records of all Receipts surrendered and Deposited Securities withdrawn, substitute Receipts delivered and canceled or destroyed Receipts in accordance with procedures ordinarily followed by such transfer agents located in The City of New York, or as required by the laws or regulations governing the Depositary. Upon the reasonable request of the Company, the Depositary shall provide a copy of such records to the Company.

Section 2.11 Escheatment. In the event any unclaimed property relating to the ADSs, for any reason, is in the possession of Depositary and has not been claimed by the Holder thereof or cannot be delivered to the Holder thereof through usual channels, the Depositary shall, upon expiration of any applicable statutory period relating to abandoned property laws, escheat such unclaimed property to the relevant authorities in accordance with the laws of each of the relevant States of the United States.

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Section 2.12 Partial Entitlement ADSs. In the event any Eligible Securities are deposited which entitle the holders thereof to receive a per Deposited Security distribution or other entitlement in an amount different from the Deposited Securities then on deposit (the Deposited Securities then on deposit collectively, “Full Entitlement Deposited Securities” and the Deposited Securities with different entitlement collectively, “Partial Entitlement Deposited Securities”), the Depositary shall (i) cause the Custodian to hold Partial Entitlement Deposited Securities separate and distinct from Full Entitlement Deposited Securities, and (ii) subject to the terms of this Deposit Agreement, issue ADSs and deliver ADRs representing Partial Entitlement Deposited Securities which are separate and distinct from the ADSs and ADRs representing Full Entitlement Deposited Securities, by means of separate CUSIP numbering and legending (if necessary) (“Partial Entitlement ADSs/ADRs” and “Full Entitlement ADSs/ADRs”, respectively). If and when the Company informs the Depositary in writing that the Partial Entitlement Deposited Securities become Full Entitlement Deposited Securities, the Depositary shall (a) give notice thereof to Holders of Partial Entitlement ADSs and give Holders of Partial Entitlement ADRs the opportunity to exchange such Partial Entitlement ADRs for Full Entitlement ADRs, (b) cause the Custodian to transfer the Partial Entitlement Deposited Securities into the account of the Full Entitlement Deposited Securities, and (c) take such actions as are necessary to remove the distinctions between (i) the Partial Entitlement ADRs and ADSs, on the one hand, and (ii) the Full Entitlement ADRs and ADSs on the other. Holders and Beneficial Owners of Partial Entitlement ADSs shall only be entitled to the entitlements of Partial Entitlement Deposited Securities. Holders and Beneficial Owners of Full Entitlement ADSs shall be entitled only to the entitlements of Full Entitlement Deposited Securities. All provisions and conditions of this Deposit Agreement shall apply to Partial Entitlement ADRs and ADSs to the same extent as Full Entitlement ADRs and ADSs, except as contemplated by this Section 2.12. The Depositary is authorized to take any and all other actions as may be necessary (including, without limitation, making the necessary notations on Receipts) to give effect to the terms of this Section 2.12. The Company agrees to give timely written notice to the Depositary if any Eligible Securities issued or to be issued are Partial Entitlement Deposited Securities and shall assist the Depositary with the establishment of procedures enabling the identification of Partial Entitlement Deposited Securities upon Delivery to the Custodian.

Section 2.13 Certificated/Uncertificated ADSs. Notwithstanding any other provision of the Deposit Agreement, the Depositary may, at any time and from time to time, issue ADSs that are not evidenced by ADRs (such ADSs, the “Uncertificated ADS(s)” and the ADS(s) evidenced by ADR(s), the “Certificated ADS(s)”). When issuing and maintaining Uncertificated ADS(s) under the Deposit Agreement, the Depositary shall at all times be subject to (i) the standards applicable to registrars and transfer agents maintaining direct registration systems for equity securities in New York and issuing uncertificated securities under New York law, and (ii) the terms of New York law applicable to uncertificated equity securities. Uncertificated ADSs shall not be represented by any instruments but shall be evidenced by registration in the books of the Depositary maintained for such purpose. Holders of Uncertificated ADSs, that are not subject to any registered pledges, liens, restrictions or adverse claims of which the Depositary has notice at such time, shall at all times have the right to exchange the Uncertificated ADS(s) for Certificated ADS(s) of the same type and class, subject in each case to (x) applicable laws and any rules and regulations the Depositary may have established in respect of the Uncertificated ADSs, and (y) the continued availability of Certificated ADSs in the U.S.

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Holders of Certificated ADSs shall, if the Depositary maintains a direct registration system for the ADSs, have the right to exchange the Certificated ADSs for Uncertificated ADSs upon (i) the due surrender of the Certificated ADS(s) to the Depositary for such purpose and (ii) the presentation of a written request to that effect to the Depositary, subject in each case to (a) all liens and restrictions noted on the ADR evidencing the Certificated ADS(s) and all adverse claims of which the Depositary then has notice, (b) the terms of the Deposit Agreement and the rules and regulations that the Depositary may establish for such purposes hereunder, (c) applicable law, and (d) payment of the Depositary fees and expenses applicable to such exchange of Certificated ADS(s) for Uncertificated ADS(s). Uncertificated ADSs shall in all material respects be identical to Certificated ADS(s) of the same type and class, except that (i) no ADR(s) shall be, or shall need to be, issued to evidence Uncertificated ADS(s), (ii) Uncertificated ADS(s) shall, subject to the terms of the Deposit Agreement, be transferable upon the same terms and conditions as uncertificated securities under New York law, (iii) the ownership of Uncertificated ADS(s) shall be recorded on the books of the Depositary maintained for such purpose and evidence of such ownership shall be reflected in periodic statements provided by the Depositary to the Holder(s) in accordance with applicable New York law, (iv) the Depositary may from time to time, upon notice to the Holders of Uncertificated ADSs affected thereby, establish rules and regulations, and amend or supplement existing rules and regulations, as may be deemed reasonably necessary to maintain Uncertificated ADS(s) on behalf of Holders, provided that (a) such rules and regulations do not conflict with the terms of the Deposit Agreement and applicable law, and (b) the terms of such rules and regulations are readily available to Holders upon request, (v) the Uncertificated ADS(s) shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless such Uncertificated ADS(s) is/are registered on the books of the Depositary maintained for such purpose, (vi) the Depositary may, in connection with any deposit of Shares resulting in the issuance of Uncertificated ADSs and with any transfer, pledge, release and cancellation of Uncertificated ADSs, require the prior receipt of such documentation as the Depositary may deem reasonably appropriate, and (vii) upon termination of the Deposit Agreement, the Depositary shall not require Holders of Uncertificated ADSs to affirmatively instruct the Depositary before remitting proceeds from the sale of the Deposited Property represented by such Holders' Uncertificated ADSs under the terms of Section 6.2 of the Deposit Agreement. When issuing ADSs under the terms of the Deposit Agreement, including, without limitation, issuances pursuant to Sections 2.5, 4.2, 4.3, 4.4, 4.5 and 4.11, the Depositary may in its discretion determine to issue Uncertificated ADSs rather than Certificated ADSs, unless otherwise specifically instructed by the applicable Holder to issue Certificated ADSs. All provisions and conditions of the Deposit Agreement shall apply to Uncertificated ADSs to the same extent as to Certificated ADSs, except as contemplated by this Section 2.13. The Depositary is authorized and directed to take any and all actions and establish any and all procedures deemed reasonably necessary to give effect to the terms of this Section 2.13. Any references in the Deposit Agreement or any ADR(s) to the terms “American Depositary Share(s)” or “ADS(s)” shall, unless the context otherwise requires, include Certificated ADS(s) and Uncertificated ADS(s). Except as set forth in this Section 2.13 and except as required by applicable law, the Uncertificated ADSs shall be treated as ADSs issued and outstanding under the terms of the Deposit Agreement. In the event that, in determining the rights and obligations of parties hereto with respect to any Uncertificated ADSs, any conflict arises between (a) the

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terms of the Deposit Agreement (other than this Section 2.13) and (b) the terms of this Section 2.13, the terms and conditions set forth in this Section 2.13 shall be controlling and shall govern the rights and obligations of the parties to the Deposit Agreement pertaining to the Uncertificated ADSs.

Section 2.14 Restricted ADSs. The Depositary shall, at the request and expense of the Company, establish procedures enabling the deposit hereunder of Shares that are Restricted Securities in order to enable the holder of such Shares to hold its ownership interests in such Restricted Securities in the form of ADSs issued under the terms hereof (such Shares, “Restricted Shares”). Upon receipt of a written request from the Company to accept Restricted Shares for deposit hereunder, the Depositary agrees to establish procedures permitting the deposit of such Restricted Shares and the issuance of ADSs representing the right to receive, subject to the terms of the Deposit Agreement and the applicable ADR (if issued as a Certificated ADS), such deposited Restricted Shares (such ADSs, the “Restricted ADSs,” and the ADRs evidencing such Restricted ADSs, the “Restricted ADRs”). Notwithstanding anything contained in this Section 2.14, the Depositary and the Company may, to the extent not prohibited by law, agree to issue the Restricted ADSs in uncertificated form (“Uncertificated Restricted ADSs”) upon such terms and conditions as the Company and the Depositary may deem necessary and appropriate. The Company shall assist the Depositary in the establishment of such procedures and agrees that it shall take all steps necessary and satisfactory to the Depositary to ensure that the establishment of such procedures does not violate the provisions of the Securities Act or any other applicable laws. The depositors of such Restricted Shares and the Holders of the Restricted ADSs may be required prior to the deposit of such Restricted Shares, the transfer of the Restricted ADRs and Restricted ADSs or the withdrawal of the Restricted Shares represented by Restricted ADSs to provide such written certifications or agreements as the Depositary or the Company may require. The Company shall provide to the Depositary in writing the legend(s) to be affixed to the Restricted ADRs (if the Restricted ADSs are to be issued as Certificated ADSs), or to be included in the statements issued from time to time to Holders of Uncertificated ADSs (if issued as Uncertificated Restricted ADSs), which legends shall (i) be in a form reasonably satisfactory to the Depositary and (ii) contain the specific circumstances under which the Restricted ADSs, and, if applicable, the Restricted ADRs evidencing the Restricted ADSs, may be transferred or the Restricted Shares withdrawn. The Restricted ADSs issued upon the deposit of Restricted Shares shall be separately identified on the books of the Depositary and the Restricted Shares so deposited shall, to the extent required by law, be held separate and distinct from the other Deposited Securities held hereunder. The Restricted Shares and the Restricted ADSs shall not be eligible for Pre-Release Transactions. The Restricted ADSs shall not be eligible for inclusion in any book-entry settlement system, including, without limitation, DTC, and shall not in any way be fungible with the ADSs issued under the terms hereof that are not Restricted ADSs. The Restricted ADSs, and, if applicable, the Restricted ADRs evidencing the Restricted ADSs, shall be transferable only by the Holder thereof upon delivery to the Depositary of (i) all documentation otherwise contemplated by the Deposit Agreement and (ii) an opinion of counsel satisfactory to the Depositary setting forth, inter alia, the conditions upon which the Restricted ADSs presented, and, if applicable, the Restricted ADRs evidencing the Restricted ADSs, are transferable by the Holder thereof under applicable securities laws and the transfer restrictions contained in the legend applicable to the Restricted ADSs presented for transfer. Except as set forth in this Section 2.14, and except as required by applicable law, the

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Restricted ADSs and the Restricted ADRs evidencing Restricted ADSs shall be treated as ADSs and ADRs issued and outstanding under the terms of the Deposit Agreement. In the event that, in determining the rights and obligations of parties hereto with respect to any Restricted ADSs, any conflict arises between (a) the terms of the Deposit Agreement (other than this Section 2.14) and (b) the terms of (i) this Section 2.14 or (ii) the applicable Restricted ADR, the terms and conditions set forth in this Section 2.14 and of the Restricted ADR shall be controlling and shall govern the rights and obligations of the parties to the Deposit Agreement pertaining to the deposited Restricted Shares, the Restricted ADSs and Restricted ADRs.

If the Restricted ADRs, the Restricted ADSs and the Restricted Shares cease to be Restricted Securities, the Depositary, upon receipt of (x) an opinion of counsel satisfactory to the Depositary setting forth, inter alia, that the Restricted ADRs, the Restricted ADSs and the Restricted Shares are not as of such time Restricted Securities, and (y) instructions from the Company to remove the restrictions applicable to the Restricted ADRs, the Restricted ADSs and the Restricted Shares, shall (i) eliminate the distinctions and separations that may have been established between the applicable Restricted Shares held on deposit under this Section 2.14 and the other Shares held on deposit under the terms of the Deposit Agreement that are not Restricted Shares, (ii) treat the newly unrestricted ADRs and ADSs on the same terms as, and fully fungible with, the other ADRs and ADSs issued and outstanding under the terms of the Deposit Agreement that are not Restricted ADRs or Restricted ADSs, and (iii) take all actions necessary to remove any distinctions, limitations and restrictions previously existing under this Section 2.14 between the applicable Restricted ADRs and Restricted ADSs, respectively, on the one hand, and the other ADRs and ADSs that are not Restricted ADRs or Restricted ADSs, respectively, on the other hand, including, without limitation, by making the newly-unrestricted ADSs eligible for Pre-Release Transactions and for inclusion in the applicable book-entry settlement systems.

Section 2.15 Temporary ADSs. In the event that, in determining the rights and obligations of parties hereto with respect to any Temporary ADSs, any conflict arises between (a) the terms of this Deposit Agreement (other than this Section 2.15) and (b) the terms of (i) the Temporary ADSs issued hereunder as set forth in this Section 2.15 or (ii) the applicable Temporary ADR, the terms and conditions set forth in this Section 2.15 or the applicable Temporary ADR shall be controlling and shall govern the rights and obligations of the parties to this Deposit Agreement pertaining to the Certificate of Payment, the Temporary ADSs and the Temporary ADRs.

Whenever the Company proposes to issue any Certificate of Payment eligible for deposit hereunder (in connection with the Offering or otherwise), the Company shall timely notify the Depositary thereof and provide the Depositary with written instructions to the effect that, inter alia, (i) the Certificate of Payment has been or is to be issued pursuant to a bona fide purchase of Shares from the Company, (ii) the Certificate of Payment is not, and shall not be deemed to be upon its deposit, and the Shares issuable pursuant to the terms of the Certificate of Payment will not be, Restricted Securities, (iii) a description of the rights (if any) to any distribution upon Deposited Securities to be made to Holders of Temporary ADSs representing such Certificates of Payment upon the terms set forth in Article IV hereof, and (iv) the date established by the

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Company upon which the Company shall convert or cause to be converted the Certificate of Payment into Shares on its records and on the records of the Eligible Securities Registrar.

Subject always to the laws and regulations of the Republic of China, upon deposit of any Certificate of Payment hereunder and payment to the Depositary of the charges of the Depositary for accepting a deposit, issuing ADSs and issuing and delivering Receipts (as set forth in Section 5.9 and Exhibit B hereto), the Depositary shall (i) cause the Custodian to hold such Certificate of Payment separate and distinct from the Shares, any other Certificate(s) of Payment and any other Deposited Securities and (ii) issue and deliver Temporary ADSs representing interests in the Certificate of Payment so deposited. The Temporary ADSs so issued shall be identified and treated separately and distinctly from any other ADSs representing Deposited Securities hereunder by means, inter alia, of separate CUSIP numbering and legending (if necessary). The Depositary may issue Temporary ADSs in one or multiple series as the Depositary in its sole discretion deems necessary and appropriate. No Temporary ADS shall be fungible with any other ADSs issued hereunder.

The Depositary shall deliver Temporary ADSs in book-entry form only. No certificated Temporary ADRs will be issued except for a “Balance Certificate” evidencing all Temporary ADSs held in DTC, which shall be substantially in the form of Temporary ADR set forth in Exhibit A hereto, except as may be necessary to identify and treat the Temporary ADSs as separate and distinct from any other ADSs issued under the terms of this Deposit Agreement. The Depositary shall make arrangements for the acceptance of such Temporary ADSs into DTC upon the terms set forth in Section 2.2(d) hereof. The Temporary ADSs and the Temporary ADRs evidenced thereby are identical to and confer all of the rights and obligations set forth herein relating to Receipts and ADSs represented thereby except that (i) in accordance with the applicable laws and regulations of the Republic of China, Holders of Temporary ADRs will have no right to withdraw the Deposited Securities represented by their Temporary ADSs, (ii) Temporary ADRs shall bear separate CUSIP numbers that shall be different from any CUSIP number that is or may be assigned to the other ADSs issued hereunder, (iii) neither Temporary ADSs nor interests in any Certificate of Payment shall be eligible for any Pre-Cancellation Sale Transactions or Pre-Release Transactions described in Section 5.10 hereof and (iv) in the event that the Company makes any distributions upon Deposited Securities upon the terms of Article IV of this Deposit Agreement, the Depositary shall make distributions to Holders of Temporary ADSs on the basis of the distribution(s) received from the Company in respect of the Certificate(s) of Payment corresponding to the series of Temporary ADSs held by such Holder. Nothing herein shall impose any obligation upon the Depositary to make any distributions to Holders of any series of Temporary ADSs on the same basis as Holders of Share ADSs or any other Series of Temporary ADSs issued hereunder.

The Company undertakes to make Shares available in exchange for any specified Certificate of Payment, as soon as possible after the issuance of the Certificate of Payment and to provide timely notice thereof to the Depositary. Upon receipt of such notice from the Company, the Depositary shall instruct the Custodian to surrender any such Certificate of Payment then eligible for exchange to the Company against delivery of Shares to the Depositary in exchange therefor. Upon receipt by the Depositary of (i) notice of the exchange of Shares for such Certificate of Payment and (ii) confirmation from the Company that the Shares so received rank

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in all respects pari passu with the Deposited Securities evidenced by Share ADSs, the Depositary shall give notice thereof to the applicable Holders of Temporary ADSs and thereafter Temporary ADSs shall be eligible for exchange into Share ADSs. Interests in Temporary ADSs in DTC will be automatically exchanged for beneficial interests in Share ADSs as follows: with no further action by Holders, the Depositary shall instruct DTC to automatically transfer any position held by a DTC participant under the CUSIP number assigned to the Temporary ADSs to the CUSIP number assigned to the Share ADSs. Holders and Beneficial Owners of such Temporary ADSs shall thereafter be Holders and Beneficial Owners of Share ADSs issued hereunder and shall have all the rights and obligations specified in this Deposit Agreement and in the Receipts pertaining to Share ADSs. The Depositary will charge no fee for the cancellation of the Temporary ADSs and issuance of Share ADSs in exchange therefor.

Notwithstanding anything in the Deposit Agreement to the contrary, the Depositary shall have no obligation to any party to exchange Temporary ADSs for Share ADSs as provided herein unless and until, upon delivery by the Depositary of the related Certificate of Payment, the Company shall have delivered Shares in respect thereof to the Depositary.

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS
AND BENEFICIAL OWNERS OF ADSs

Section 3.1 Proofs, Certificates and Other Information. Any person presenting Eligible Securities for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Property, compliance with applicable laws, the terms of the Deposit Agreement or the ADR(s) evidencing the ADSs and the provisions of, or governing, the Deposited Property, to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration on the books of the Company) as the Depositary or the Custodian may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement and the applicable ADR(s). The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any ADR or ADS or the distribution or sale of any dividend or distribution of rights or of the proceeds thereof or, to the extent not limited by the terms of Section 7.8, the delivery of any Deposited Property until such proof or other information is filed or such certifications are executed, or such representations and warranties are made, or such other documentation or information provided, in each case to the Depositary’s, the Registrar’s and the Company’s satisfaction. The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval or copies of written representations and warranties which it receives from Holders and Beneficial Owners, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request and receive

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from any Holder or Beneficial Owner or any person presenting Eligible Securities for deposit or ADSs for cancellation, transfer or withdrawal. Nothing herein shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners, or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

Section 3.2 Liability for Taxes and Other Charges. Any tax or other governmental charge payable by the Custodian or by the Depositary with respect to any Deposited Property, ADSs or ADRs shall be payable by the Holders and Beneficial Owners to the Depositary. The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Deposited Property, and may sell for the account of a Holder and/or Beneficial Owner any or all of the Deposited Property and apply such distributions and sale proceeds in payment of, any taxes (including applicable interest and penalties) or charges that are or may be payable by Holders or Beneficial Owners in respect of the ADSs, Deposited Property and ADRs, the Holder and the Beneficial Owner remaining liable for any deficiency. The Custodian may refuse the deposit of Eligible Securities and the Depositary may refuse to issue ADSs, to deliver ADRs, register the transfer of ADSs, register the split-up or combination of ADRs and (subject to Section 7.8) the withdrawal of Deposited Property until payment in full of such tax, charge, penalty or interest is received. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner. The obligations of Holders and Beneficial Owners under this section 3.2 shall survive any transfer of ADSs, any cancellation of ADSs and withdrawal of Deposited Securities, and the termination of the Deposit Agreement.

Section 3.3 Representations and Warranties on Deposit of Eligible Securities.(a) Deposit of Shares. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, (v) the Shares presented for deposit are not, and the ADSs issuable upon such deposit will not be, Restricted Securities (except as contemplated in Section 2.14), and (vi) the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs.

(b)       Deposit of Certificate(s) of Payment. Whenever the Company shall deposit any Certificate of Payment under this Deposit Agreement the Company shall be deemed thereby to represent and warrant that (i) such Certificate of Payment is, and the Shares to be received in exchange for the Certificate of Payment will be, duly authorized, validly issued, fully paid, non-assessable and legally obtained, (ii) all preemptive (and similar) rights, if any, with respect to such Certificate of Payment has been, and with respect to the Shares to be received in exchange for the Certificate of Payment will have been, validly waived or exercised, (iii) the Company has

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duly authorized the issuance of the Shares to be delivered in exchange for the Payment Certificate so presented for deposit, (iv) the Certificate of Payment presented for deposit is, and the Shares to be deposited upon the exchange of the Certificates of Payment for Shares will be, free and clear of any lien, encumbrance, security interest, change, mortgage or adverse claim, and are not, and the Temporary ADSs issuable upon such deposit will not be, Restricted Securities and (v) the Certificate of Payment presented for deposit has not been, and the Shares to be deposited upon the exchange for the Certificate of Payment will not have been, stripped of any rights or entitlements. Such representations and warranties shall survive the deposit of any Certificate of Payment, the issuance and cancellation of Temporary ADSs in respect thereof and the transfer of such Temporary ADSs.

(c)       If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

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Section 3.4 Compliance with Information Requests. Notwithstanding any other provision of the Deposit Agreement or any ADR(s), each Holder and Beneficial Owner agrees to comply with requests from the Company pursuant to applicable law, the rules and requirements of the TSE, and any other stock exchange on which the Eligible Securities or ADSs are, or will be, registered, traded or listed or the Articles of Incorporation of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns ADSs (and Eligible Securities as the case may be) and regarding the identity of any other person(s) interested in such ADSs and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request. The Depositary agrees to use its reasonable efforts to forward, upon the request of the Company and at the Company’s expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

Section 3.5 Ownership Restrictions. Notwithstanding any other provision in the Deposit Agreement or any ADR, the Company may restrict transfers of the Shares or Eligible Securities where such transfer might result in ownership of Shares exceeding limits imposed by applicable law or the Articles of Incorporation of the Company. The Company may also restrict, in such manner as it deems appropriate, transfers of the ADSs where such transfer may result in the total number of Shares represented by the ADSs owned by a single Holder or Beneficial Owner to exceed any such limits. The Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits set forth in the preceding sentence, including, but not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the ADSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Articles of Incorporation of the Company. Nothing herein shall be interpreted as obligating the Depositary or the Company to ensure compliance with the ownership restrictions described in this Section 3.5.

Section 3.6 Reporting Obligations and Regulatory Approvals. Applicable laws and regulations may require holders and beneficial owners of Shares, including the Holders and Beneficial Owners of ADSs, to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. Holders and Beneficial Owners of ADSs are solely responsible for determining and complying with such reporting requirements and obtaining such approvals. Each Holder and each Beneficial Owner hereby agrees to make such determination, file such reports, and obtain such approvals to the extent and in the form required by applicable laws and regulations as in effect from time to time. Neither the Depositary, the Custodian, the Company or any of their respective agents or affiliates shall be required to take any actions whatsoever on behalf of Holders or Beneficial Owners to determine or satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

ARTICLE IV

THE DEPOSITED SECURITIES

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Section 4.1 Cash Distributions. Whenever the Company intends to make a distribution of a cash dividend or other cash distribution in respect of any Deposited Securities, the Company shall give notice thereof to the Depositary at least twenty (20) days prior to the proposed distribution specifying, inter alia, the record date applicable for determining the holders of Deposited Securities entitled to receive such distribution. Upon the timely receipt of such notice, the Depositary shall establish the ADS Record Date upon the terms described in Section 4.9. Upon receipt of confirmation of the receipt of (x) any cash dividend or other cash distribution on any Deposited Securities, or (y) proceeds from the sale of any Deposited Property held in respect of the ADSs under the terms hereof, the Depositary will (i) if at the time of receipt thereof any amounts received in a Foreign Currency can, in the judgment of the Depositary (pursuant to Section 4.8), be converted on a practicable basis into Dollars transferable to the United States, promptly convert or cause to be converted such cash dividend, distribution or proceeds into Dollars (on the terms described in Section 4.8), (ii) if applicable and unless previously established, establish the ADS Record Date upon the terms described in Section 4.9, and (iii) distribute promptly the amount thus received (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the Holders entitled thereto as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADSs outstanding at the time of the next distribution. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities, or from any cash proceeds from the sales of Deposited Property, an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the ADSs shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority. Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request. The Depositary or the Custodian, as the case may be, will forward to the Company or its agent such information from its records as the company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Custodian, as the case may be, or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for Holders of ADSs. The Depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable Holders and Beneficial Owners of ADSs until the distribution can be effected or the funds that the Depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States. Notwithstanding anything contained in the Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for in this Section 4.1, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in this Section 4.1, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in this Section 4.1 where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

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Section 4.2 Distribution in Eligible Securities. Whenever the Company intends to make a distribution that consists of a dividend in, or free distribution of, Eligible Securities, the Company shall give notice thereof to the Depositary at least twenty(20) days prior to the proposed distribution, specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such distribution. Upon the timely receipt of such notice from the Company, the Depositary shall establish the ADS Record Date upon the terms described in Section 4.9. Upon receipt of confirmation from the Custodian of the receipt of the Shares so distributed by the Company, the Depositary shall either (i) subject to Section 5.9, distribute to the Holders as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date, additional ADSs, which represent in the aggregate the number of Eligible Securities received as such dividend, or free distribution, subject to the other terms of the Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes), or (ii) if additional ADSs are not so distributed, take all actions necessary so that each ADS issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional integral number of Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes). In lieu of delivering fractional ADSs, the Depositary shall sell the number of Eligible Securities or ADSs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms described in Section 4.1. In the event that (x) the Depositary determines that any distribution in property (including Shares) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, (y) if the Company in the fulfillment of its obligation under Section 5.7, has furnished an opinion of U.S. counsel determining that Eligible Securities must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), or (z) the deposit of Eligible Securities is not permitted under the laws or regulations of the Republic of China, the Depositary may dispose of all or a portion of such property (including Eligible Securities and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of (a) taxes and (b) fees and charges of, and expenses incurred by, the Depositary) to Holders entitled thereto upon the terms described in Section 4.1. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement. Notwithstanding anything contained in the Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for in this Section 4.2, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in this Section 4.2, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in this Section 4.2 where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

Section 4.3 Elective Distributions in Cash or Eligible Securities. Whenever the Company intends to make a distribution payable at the election of the holders of Deposited Securities in cash or in additional Eligible Securities, the Company shall give notice thereof to the Depositary at least sixty (60) days prior to the proposed distribution specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such elective

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distribution and whether or not it wishes such elective distribution to be made available to Holders of ADSs. Upon the timely receipt of a notice indicating that the Company wishes such elective distribution to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of ADSs. The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution be made available to Holders, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7. If the above conditions are not satisfied, or if the Company requests such elective distribution not to be made available to Holders of ADSs ,the Depositary shall establish the ADS Record Date on the terms described in Section 4.9 and, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in the Republic of China in respect of the Shares for which no election is made, either (X) cash upon the terms described in Section 4.1 or (Y) additional ADSs representing such additional Shares upon the terms described in Section 4.2. If the above conditions are satisfied, the Depositary shall establish an ADS Record Date on the terms described in Section 4.9 and establish procedures to enable Holders to elect the receipt of the proposed distribution in cash or in additional ADSs. The Company shall assist the Depositary in establishing such procedures to the extent necessary. If a Holder elects to receive the proposed distribution (X) in cash, the distribution shall be made upon the terms described in Section 4.1, or (Y) in ADSs, the distribution shall be made upon the terms described in Section 4.2. Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective distribution in Eligible Securities (rather than ADSs). There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Deposited Securities. Notwithstanding anything contained in the Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for in this Section 4.3, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in this Section 4.3, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in this Section 4.3 where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

Section 4.4 Distribution of Rights to Purchase Additional ADSs.

(a)       Distribution to ADS Holders. Whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Eligible Securities, the Company shall give notice thereof to the Depositary at least sixty (60) days prior to the proposed distribution specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such distribution and whether or not it wishes such rights to be made available to Holders of ADSs. Upon the timely receipt of a notice indicating that the Company wishes such rights to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to Holders only if (i) the Company shall have timely

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requested that such rights be made available to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable. In the event any of the conditions set forth above are not satisfied or if the Company requests that the rights not be made available to Holders of ADSs, the Depositary shall proceed with the sale of the rights as contemplated in Section 4.4(b) below. In the event all conditions set forth above are satisfied, the Depositary shall establish the ADS Record Date (upon the terms described in Section 4.9) and establish procedures to (x) distribute rights to purchase additional ADSs (by means of warrants or otherwise), (y) enable the Holders to exercise such rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and (z) deliver ADSs upon the valid exercise of such rights. The Company shall assist the Depositary to the extent necessary in establishing such procedures. Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Eligible Securities (rather than ADSs).

(b)       Sale of Rights. If (i) the Company does not timely request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.7, or determines it is not lawful or not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine in its discretion but after consultation with the Company whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public or private sale) as it may deem practicable. The Company shall assist the Depositary to the extent necessary to determine such legality and practicability. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms set forth in Section 4.1.

(c)       Lapse of Rights. If the Depositary is unable to make any rights available to Holders upon the terms described in Section 4.4(a) or to arrange for the sale of the rights upon the terms described in Section 4.4(b), the Depositary shall allow such rights to lapse.

The Depositary shall not be liable for (i) any failure to accurately determine whether it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

Notwithstanding anything to the contrary in this Section 4.4, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case

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satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws.

In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of Deposited Property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of ADSs shall be reduced accordingly. In the event that the Depositary determines that any distribution of Deposited Property (including Eligible Securities and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such Deposited Property (including Eligible Securities and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Deposited Securities or be able to exercise such rights. Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Eligible Securities or other securities to be acquired upon the exercise of such rights.

Section 4.5 Distributions Other Than Cash, Shares or Rights to Purchase Shares.

(a)       Whenever the Company intends to distribute to the holders of Deposited Securities property other than cash, Eligible Securities or rights to purchase additional Eligible Securities, the Company shall give timely notice thereof to the Depositary and shall indicate whether or not it wishes such distribution to be made to Holders of ADSs. Upon receipt of a notice indicating that the Company wishes such distribution to be made to Holders of ADSs, the Depositary shall consult with the Company, and the Company shall assist the Depositary, to determine whether such distribution to Holders is lawful and reasonably practicable. The Depositary shall not make such distribution unless (i) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7, and (iii) the Depositary shall have determined that such distribution is lawful and reasonably practicable.

(b)       Upon receipt of satisfactory documentation and the request of the Company to distribute property to Holders of ADSs and after making the requisite determinations set forth in (a) above, the Depositary shall distribute the property so received to the Holders of record, as of the ADS Record Date, in proportion to the number of ADSs held by them respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes withheld. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

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(c)       If (i) the Company does not request the Depositary to make such distribution to Holders or requests the Depositary not to make such distribution to Holders, (ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.7, or (iii) the Depositary determines that all or a portion of such distribution is not reasonably practicable, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders as of the ADS Record Date upon the terms of Section 4.1. If the Depositary is unable to sell such property, the Depositary may dispose of such property for the account of the Holders in any way it deems reasonably practicable under the circumstances.

(d)       Neither the Depositary nor the Company shall be liable for (i) any failure to accurately determine whether it is lawful or practicable to make the property described in this Section 4.5 available to Holders in general or any Holders in particular, nor (ii) any loss incurred in connection with the sale or disposal of such property.

Section 4.6 Distributions with Respect to Deposited Securities in Bearer Form. Subject always to the laws and regulations of the Republic of China and to the terms of this Article IV, distributions in respect of Deposited Securities that are held by the Depositary in bearer form shall be made to the Depositary for the account of the respective Holders of ADS(s) with respect to which any such distribution is made upon due presentation by the Depositary or the Custodian to the Company of any relevant coupons, talons, or certificates. The Company shall promptly notify the Depositary of such distributions. The Depositary or the Custodian shall promptly present such coupons, talons or certificates, as the case may be, in connection with any such distribution.

Section 4.7 Redemption. If the Company intends to exercise any right of redemption in respect of any of the Deposited Securities, the Company shall give notice thereof to the Depositary at least sixty (60) days prior to the intended date of redemption which notice shall set forth the particulars of the proposed redemption. Upon timely receipt of (i) such notice and (ii) satisfactory documentation given by the Company to the Depositary within the terms of Section 5.7, and only if the Depositary shall have determined that such proposed redemption is reasonably practicable, the Depositary shall provide to each Holder a notice setting forth the intended exercise by the Company of the redemption rights and any other particulars set forth in the Company’s notice to the Depositary. The Depositary shall instruct the Custodian to present to the Company the Deposited Securities in respect of which redemption rights are being exercised against payment of the applicable redemption price. Upon receipt of confirmation from the Custodian that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall convert, transfer, and distribute the proceeds (net of applicable (a) fees and charges of, and the expenses incurred by, the Depositary, and (b) taxes), retire ADSs and cancel ADRs, if applicable, upon delivery of such ADSs by Holders thereof and the terms set forth in Sections 4.1 and 6.2. If less than all outstanding Deposited Securities are redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary. The redemption price per ADS shall be the

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dollar equivalent of the per share amount received by the Depositary (adjusted to reflect the ADS(s)-to-Share(s) ratio) upon the redemption of the Deposited Securities represented by ADSs (subject to the terms of Section 4.8 and the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes) multiplied by the number of Deposited Securities represented by each ADS redeemed. Notwithstanding anything contained in the Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed redemption provided for in this Section 4.7, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in this Section 4.7, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in this Section 4.7 where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

Section 4.8 Conversion of Foreign Currency. Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of Deposited Property, which in the judgment of the Depositary can at such time be converted on a practicable basis, by sale or in any other manner that it may determine in accordance with applicable law, into Dollars transferable to the United States and distributable to the Holders entitled thereto, the Depositary shall, subject to the laws and regulations of the Republic of China, convert or cause to be converted, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and shall distribute such Dollars (net of any applicable fees, any reasonable and customary expenses incurred in such conversion and any expenses incurred on behalf of the Holders in complying with currency exchange control or other governmental requirements) in accordance with the terms of the applicable sections of the Deposit Agreement. If the Depositary shall have distributed warrants or other instruments that entitle the holders thereof to such Dollars, the Depositary shall distribute such Dollars to the holders of such warrants and/or instruments upon surrender thereof for cancellation, in either case without liability for interest thereon. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or agency thereof, the Depositary shall have authority to file such application for approval or license, if any, as it may deem desirable. In no event, however, shall the Depositary be obligated to make such a filing.

If at any time the Depositary shall determine that in its judgment the conversion of any Foreign Currency and the transfer and distribution of proceeds of such conversion received by the Depositary is not practicable or lawful, or if any approval or license of any governmental authority or agency thereof that is required for such conversion, transfer and distribution is denied or, in the opinion of the Depositary, not obtainable at a reasonable cost or within a reasonable period, the Depositary may, in its discretion, (i) make such conversion and distribution in Dollars to the Holders for whom such conversion, transfer and distribution is lawful and practicable, (ii) distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) to Holders for whom this is lawful and

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practicable, or (iii) hold (or cause the Custodian to hold) such Foreign Currency (without liability for interest thereon) for the respective accounts of the Holders entitled to receive the same.

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Section 4.9 Fixing of ADS Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Eligible Securities, rights, or other distribution), or whenever for any reason the Depositary causes a change in the number of Deposited Securities that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or proxies of, holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix the record date (the “ADS Record Date”) for the determination of the Holders of ADS(s) who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, to give or withhold such consent, to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Deposited Securities represented by each ADS. The Depositary shall make reasonable efforts to establish the ADS Record Date as closely as practicable to the applicable record date for the Deposited Securities (if any) set by the Company in the Republic of China and shall not announce the establishment of any ADS Record Date prior to the relevant corporate action having been made public by the Company (if such corporate action affects the Deposited Securities). Subject to applicable law and the provisions of Section 4.1 through 4.8 and to the other terms and conditions of the Deposit Agreement, only the Holders of ADSs at the close of business in New York on such ADS Record Date shall be entitled to receive such distribution, to give such voting instructions, to receive such notice or solicitation, or otherwise take action. The Depositary shall, so long as the ADSs are listed in a securities exchange in the U.S., promptly notify such securities exchange of any action to fix an ADS Record Date or to close the transfer books for the ADSs.

Section 4.10 Voting of Deposited Securities.(a) (a) Voting by Shareholders The Depositary has been advised that the Articles of Incorporation of the Company and the ROC Company Law, as in effect on the date of the Deposit Agreement, provide that:  (i) except for Shares held by the Company, a holder of Shares (including holders of interests in any Certificate of Payment evidencing the irrevocable right to receive Shares) is entitled to one vote for each Share held, (ii) the election of directors and supervisors takes place by means of cumulative voting, and (iii) a shareholder must, as to all matters subject to a vote of shareholders (other than the election of directors and supervisors), exercise the voting rights for all Deposited Securities held by such shareholder in the same manner (e.g., a holder of 1,000 Shares cannot split his/her votes but must vote all 1,000 Shares in the same manner except in the event of cumulative voting for an election of directors and supervisors).  Deposited Securities which have been withdrawn from the ADR Facility and timely transferred on the Company's register of shareholders to a person other than the Depositary's nominee may be voted by the registered holder(s) thereof directly, subject, in each case, to the limitations of ROC Law and the Articles of Incorporation of the Company.  Holders may not receive sufficient advance notice of shareholders' meetings to enable them to timely withdraw the Deposited Securities and vote at such meetings and may not be able to re-deposit the withdrawn securities under the terms of the Deposit Agreement.

(b)       Voting by ADS Holders.  Holders of ADSs have no individual voting rights with respect to the Shares represented by their ADSs.  Each Holder and Beneficial Owner shall be deemed, by acceptance of ADSs or acquisition of any beneficial interest therein, to have

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authorized and directed the Depositary's nominee, without liability, to appoint the Chairman of the Company (or his/her designate) (the "Voting Representative"), as representative of the Depositary's nominee who is registered in the Republic of China as representative of the Depositary and the Holders and Beneficial Owners in respect of the Deposited Securities (the “Registered Holder”) to vote the Deposited Securities in accordance with the terms hereof.

The Company agrees to timely notify the Depositary of any proposed shareholders' meeting and to provide to the Depositary in New York, at least 24 calendar days before any shareholders' meeting, sufficient copies as the Depositary may reasonably request of English language translations of the Company's notice of shareholders' meeting and the agenda of the materials to be voted on (in the form the Company generally makes available to holders of Shares in the Republic of China) (such materials collectively, the "Shareholder Notice").  As soon as practicable after receipt by the Depositary of the requisite number of Shareholder Notices, the Depositary shall establish the ADS Record Date (upon the terms of Section 4.9 hereof) and shall, at the Company's expense and, provided no U.S. legal prohibitions exist, distribute to Holders as of the applicable ADS Record Date, (i) the Shareholder Notice, (ii) a Depositary notice setting forth the manner in which Holders of ADSs may instruct the Depositary to cause the  Deposited Securities represented by their ADSs to be voted under the terms of this Deposit Agreement including, a description of the Management Authorization (as defined below), together with a form of voting instructions and/or other means to provide voting instructions (the Depositary notice and the related materials prepared by the Depositary collectively, the "Depositary Notice").  The Depositary is under no obligation to distribute the Shareholder Notice or the Depositary Notice to Holders if the Company has failed to provide to the Depositary in New York the requisite number of Shareholder Notices at least 24 calendar days prior to the date of any shareholders' meeting.  If the Depositary has not delivered the Shareholder Notice or the Depositary Notice to Holders, it will endeavor to cause all Deposited Securities represented by ADSs to be present at the relevant shareholders' meeting insofar as practicable and permitted under applicable law but will not cause the Deposited Securities to be voted; provided, however, that the Depositary may determine, at its discretion, to distribute such Shareholder Notice or Depositary Notice to the Holders and/or cause the Shares or other Deposited Securities to be voted as it deems appropriate. There can be no assurance that Holders generally or any Holder in particular will receive Shareholder Notices or Depositary Notices with sufficient time to enable the return of voting instructions to the Depositary in a timely manner.

Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicizes to Holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

(c)       Voting of Deposited Securities Upon ADS Holders' Instructions.  If Holders of ADSs together holding at least 51% of all ADSs (including Temporary ADSs) outstanding as of

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the relevant ADS Record Date shall instruct the Depositary prior to the date established for such purpose by the Depositary to vote in the same manner in respect of one or more resolutions to be proposed at a shareholders' meeting (including resolutions for the election of directors and/or supervisors), the Depositary shall notify the Voting Representative and cause the Depositary's nominee as Registered Holder to appoint the Voting Representative as the representative of the Registered Holder (and indirectly of the Depositary, the Holders and the Beneficial Owners) to attend such shareholders' meeting and vote all Deposited Securities evidenced by ADSs (including Temporary ADSs) then outstanding in the manner so instructed by such Holders.  If voting instructions are received by the Depositary on or before the date established by the Depositary for the receipt of such instructions from any Holder as of the ADS Record Date, which are signed but without further indication as to voting instructions, the Depositary shall deem such Holder to have instructed a vote in favor of the items set forth in such instructions.  The Depositary and Custodian shall not have any obligation to monitor, and shall not incur any liability for, the actions, or the failure to act, of the Voting Representative as representative of the Registered Holder (and indirectly of the Depositary, the Holders and the Beneficial Owners).

(d)       Management Authorization.  If, for any reason (other than a failure by the Company to supply the requisite number of Shareholder Notices to the Depositary within the requisite time period provided in this Section 4.10) the Depositary has not, prior to the date established for such purpose by the Depositary received instructions from Holders together holding at least 51% of all ADSs (including Temporary ADSs) outstanding at the relevant ADS Record Date, to vote in the same manner in respect of any resolution (including resolutions for the election of directors and/or supervisors) then, subject to the following paragraph, the Holders shall be deemed to have instructed the Depositary's nominee to give a discretionary authorization (a "Management Authorization") to the Voting Representative as the representative of the Registered Holder (and indirectly of the Depositary, the Holders and the Beneficial Owners) to attend and vote at such meeting all the Deposited Securities represented by ADSs (including Temporary ADSs) then outstanding in his or her discretion.  In such circumstances, the Voting Representative shall be free to exercise the votes attaching to the Deposited Securities in any manner he or she wishes, which may not be in the best interests of the Holders and Beneficial Owners.

The Depositary's grant of a Management Authorization in the manner and circumstances described in the preceding paragraph shall be subject to the receipt by the Depositary prior to each shareholders' meeting of an opinion of ROC counsel addressed to, and in form and substance satisfactory to, the Depositary to the effect that under ROC law (i) the arrangements relating to the Management Authorization are permissible, and (ii) the Depositary will not be deemed to be authorized to exercise any discretion when causing the voting in accordance with this Section 4.10 and will not (in the absence of negligence, bad faith or breach of contract, and subject to general principles of agency) be subject to any liability under ROC law for losses arising from the exercise of the voting arrangements set out in this Section 4.10 on the grounds that voting in accordance with this Section 4.10 is in violation of ROC law.  In the event the Depositary does not receive such opinion, or the Voting Representative informs the Depositary that he or she does not wish to be so authorized, the Depositary will not grant the Management Authorization but will cause the Deposited Securities to be present at the shareholders' meeting to the extent practicable and permitted by applicable law for the purpose of satisfying quorum

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requirements but will not cause the Deposited Securities to be voted or the Management Authorization to be granted.

(e)       General. The Depositary shall not, and the Depositary shall ensure that the Custodian and its nominees do not, vote or attempt to exercise the right to vote that attaches to the Deposited Securities other than in accordance with instructions given in accordance with this Section 4.10.  The terms of this Section 4.10 may be amended from time to time in accordance with the terms of this Deposit Agreement.  By continuing to hold ADSs after the effective time of such amendment all Holders and Beneficial Owners shall be deemed to have agreed to the terms of this Section 4.10 as so amended. Notwithstanding anything else contained in the Deposit Agreement, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies or instructions, of holders of Deposited Securities if the taking of such action would violate U.S. or ROC laws. The Company agrees to take any and all actions reasonably necessary to enable Holders and Beneficial Owners to exercise the voting rights accruing to the Deposited Securities and to deliver to the Depositary an opinion of U.S. or ROC counsel, as applicable, addressing any actions requested to be taken if so reasonably requested by the Depositary.

Section 4.11 Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, consolidation or sale of assets affecting the Company or to which it is a party, any property which shall be received by the Depositary or the Custodian in exchange for, or in conversion of, or replacement of, or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Property under the Deposit Agreement, and the ADSs shall, subject to the provisions of the Deposit Agreement, any ADR(s) evidencing such ADSs and applicable law, represent the right to receive such additional or replacement Deposited Property. In giving effect to such change, split-up, cancellation, consolidation or other reclassification of Deposited Securities, recapitalization, reorganization, merger, consolidation or sale of assets, the Depositary may, with the Company’s approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt of an opinion of counsel to the Company provided pursuant to Section 5.7 hereof and satisfactory to the Depositary that such actions are not in violation of any applicable laws or regulations, (i) issue and deliver additional ADSs as in the case of a stock dividend on the Shares, (ii) amend the Deposit Agreement and the applicable ADRs, (iii) amend the applicable Registration Statement(s) on Form F-6 as filed with the Commission in respect of the ADSs, (iv) call for the surrender of outstanding ADRs to be exchanged for new ADRs, and (v) take such other actions as are appropriate to reflect the transaction with respect to the ADSs. The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of ADRs. Notwithstanding the foregoing, in the event that any Deposited Property so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s approval, and shall, if the Company requests, subject to receipt of an opinion of Company’s counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such Deposited Property at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account

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of the Holders otherwise entitled to such Deposited Property upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such Deposited Property available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such Deposited Property.

Section 4.12 Available Information.

As of the date of this Deposit Agreement the Company is subject to the periodic reporting requirements of the Exchange Act and, accordingly, is required to file or submit certain reports with the Commission. These reports can be retrieved from the Commission's website (www.sec.gov) and can be inspected and copied at the public reference facilities maintained by the Commission located (as of the date of the Deposit Agreement) at 100 F Street, N.E., Washington D.C. 20549. If at any time the Company files a Form 15F or any successor form thereto, with the Commission, which suspends the Company's duty under the Exchange Act to file or submit reports required under Sections 13(a) or 15(d) of the Exchange Act, upon the effectiveness of such Form 15F, the Company's duty to file or submit reports under Sections 13(a) or 15(d) of the Exchange Act will terminate. At that time, pursuant to Rule 12g3-2(b)(1), the Company will be exempt from the reporting obligations of the Exchange Act. In order to satisfy the conditions of Rule 12g3-2(b), the Company will publish an English translation of the information contemplated in Rule 12g3-2(b)(2)(i) under the Exchange Act on its internet website or through an electronic information delivery system generally available to the public in the Company’s primary trading market.  The Company will specify in Form 15F the internet website or the electronic information delivery system on which it intends to publish such information.  The information so published by the Company cannot be retrieved from the Commission’s internet website, and cannot be inspected or copied at the public reference facilities maintained by the Commission.  If the Form 15F is not declared effective, the Company will again be subject to the periodic reporting requirements of the Exchange Act and will be required to file with the Commission, and submit to the Commission, certain reports that can be retrieved from the Commission’s internet website at www.sec.gov, and can be inspected and copied at the public reference facilities maintained by the Commission.

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Section 4.13 Reports. The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Property and (b) made generally available to the holders of such Deposited Property by the Company. The Depositary shall also provide or make available to Holders copies of such reports when furnished by the Company pursuant to Section 5.6.

Section 4.14 List of Holders. Promptly upon written request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of ADSs of all Holders.

Section 4.15 Taxation. The Depositary will, and will instruct the Custodian to, forward to the Company or its agents such information from its records as the Company may reasonably request to enable the Company or its agents to file the necessary tax reports with governmental authorities or agencies. The Depositary, the Custodian or the Company and its agents may file such reports as are necessary to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Deposited Property under applicable tax treaties or laws for the Holders and Beneficial Owners. In accordance with instructions from the Company and to the extent practicable, the Depositary or the Custodian will take reasonable administrative actions to obtain tax refunds, reduced withholding of tax at source on dividends and other benefits under applicable tax treaties or laws with respect to dividends and other distributions on the Deposited Property. As a condition to receiving such benefits, Holders and Beneficial Owners of ADSs may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Depositary or the Custodian may deem necessary or proper to fulfill the Depositary’s or the Custodian’s obligations under applicable law. The Depositary and the Company shall have no obligation or liability to any person if any Holder or Beneficial Owner fails to provide such information or if such information does not reach the relevant tax authorities in time for any Holder or Beneficial Owner to obtain the benefits of any tax treatment. The Holders and Beneficial Owners shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

If the Company (or any of its agents) withholds from any distribution any amount on account of taxes or governmental charges, or pays any other tax in respect of such distribution (i.e., stamp duty tax, capital gains or other similar tax), the Company shall (and shall cause such agent to) remit promptly to the Depositary information about such taxes or governmental charges withheld or paid, and, if so requested, the tax receipt (or other proof of payment to the applicable governmental authority) therefor, in each case, in a form satisfactory to the Depositary. The Depositary shall, to the extent required by U.S. law, report to Holders any taxes withheld by it or the Custodian, and, if such information is provided to it by the Company, any taxes withheld by the Company. The Depositary and the Custodian shall not be required to provide the Holders

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with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary or the Custodian, as applicable. Neither the Depositary nor the Custodian shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder’s or Beneficial Owner’s income tax liability.

The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company. The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the ADSs, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a “Passive Foreign Investment Company” (in each case as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

Section 4.16 Right to Submit Proposals at Annual Ordinary Meeting of Shareholders.

(a)       Proposals by Shareholders. The Company has informed the Depositary that under ROC Company Law, as in effect as of the date of the Deposit Agreement, holders of one percent (1%) or more of the total issued and outstanding Shares of the Company as of the applicable record date for determining holders of Shares with the right to vote at an annual ordinary meeting of the Company’s shareholders (the “Shareholder Proposal Record Date”), are entitled to submit one (1) written proposal (the “Proposal”) each time for consideration at the annual ordinary meeting of the Company’s shareholders, provided that:  (i) the Proposal is in the Chinese language and does not exceed 300 Chinese characters (including the reason(s) for the Proposal and all punctuation marks) in length, (ii) the Proposal is submitted to the Company prior to the expiration of the period for submission of Proposals (the “Submission Period”) announced by the Company (which Submission Period and the place for eligible shareholders to submit the Proposal the Company undertakes to announce publicly each year prior to the commencement of the 60 days closed period prior to the annual ordinary meeting of the Company’s shareholders), (iii) only one (1) matter for consideration at the annual ordinary meeting of the Company’s shareholders shall be allowed in each Proposal, and (iv) the proposing shareholder shall attend, in person or by a proxy, such annual ordinary meeting of the Company’s shareholders whereat his or her or its Proposal is to be discussed and such proposing shareholder, or his or her or its proxy, shall take part in the discussion of such Proposal.  As the holder of the Deposited Securities, the Depositary or its nominee is entitled, provided the conditions of ROC law are satisfied, to submit only one (1) Proposal each year in respect of all of the Shares held on deposit as of the applicable Shareholder Proposal Record Date.  Holders and Beneficial Owners of ADSs do not under ROC law have individual rights to submit Proposals to the Company for consideration at the annual ordinary meeting of the Company’s shareholders but may be able to submit Proposals to the Company for consideration at the annual ordinary meeting of the Company’s shareholders if the Holders and Beneficial Owners (i) timely present their ADSs to the Depositary for cancellation pursuant to the terms of the Deposit

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Agreement and become holders of Shares in the ROC prior to the expiration of the Submission Period and prior to the applicable Shareholder Proposal Record Date, and (ii) otherwise satisfy the conditions of ROC law applicable to the submission of Proposals to the Company for consideration at an annual ordinary meeting of the Company’s shareholders.  Beneficial Owners of ADSs may not receive sufficient advance notice of an annual ordinary meeting of the Company’s shareholders to enable the timely withdrawal of Shares to make a Proposal to the Company and may not be able to re-deposit under the Deposit Agreement the Shares so withdrawn.  The Company has informed the Depositary that a Proposal shall only be voted upon at the annual ordinary meeting of the Company’s shareholders if the Proposal is accepted by the board of directors of the Company as eligible in accordance with Article 172-1 of the ROC Company Law and the Company's Articles of Incorporation for consideration at an annual ordinary meeting of the Company’s shareholders.

(b)       Single Proposal by Depositary or its Nominee on behalf of Beneficial Owners. Holders and Beneficial Owners of ADSs do not have individual proposal rights.  The Depositary will, if so requested by (a) Beneficial Owner(s) as of the applicable ADS Record Date that own(s), individually or as a group, at least 51% of the ADSs outstanding as of the applicable ADS Record Date (such Beneficial Owner(s), the “Submitting Holder(s)”), submit to the Company for consideration at the annual ordinary meeting of the Company’s shareholders one (1) Proposal each year, provided that:  (i) the Proposal submitted to the Depositary by the Submitting Holder(s) is in the Chinese language and does not exceed 300 Chinese characters (including the reason(s) for the Proposal and all punctuation marks) in length, (ii) the Proposal from the Submitting Holder(s) is received by the Depositary at least two (2) Business Days prior to the expiration of the Submission Period, (iii) the Proposal is accompanied by a written certificate signed by each Submitting Holder, addressed to the Depositary and the Company and in a form satisfactory to the Depositary and the Company (the “First Proposal Certificate”), certifying, inter alia, (w) that each Submitting Holder has only certified the said Proposal, (x) that the Submitting Holder(s) own(s), individually or in the aggregate, at least 51% of the ADSs outstanding as of the date the Proposal is submitted by the Submitting Holder(s) to the Depositary (the “Proposal Submission Date”), (y) if the Proposal Submission Date is (i) on or after the applicable ADS Record Date, that the Submitting Holder(s) owned at least 51% of the ADSs outstanding as of the applicable ADS Record Date, and (ii) prior to the applicable ADS Record Date, that the Submitting Holder(s) will continue to own at least 51% of the ADSs outstanding as of the applicable ADS Record Date and will provide the Second Proposal Certificate, as defined below, and (z) the name(s) and address(es) of the Submitting Holder(s) and the number of ADSs owned by each Submitting Holder (together with certified evidence of each Submitting Holder’s ownership of the applicable ADSs as of the Proposal Submission Date, in the case of (y)(ii) above, and the applicable ADS Record Date, in the case of (y)(i) above), (iv) if the Proposal Submission Date is prior to the applicable ADS Record Date, the Depositary must also receive from the Submitting Holder(s), within five (5) Business Days after the applicable ADS Record Date, a second written certificate signed by each Submitting Holder, addressed to the Depositary and the Company and in a form satisfactory to the Depositary and the Company (the “Second Proposal Certificate”), certifying, inter alia, that the Submitting Holder(s) continued to own at least 51% of the ADSs outstanding as of the applicable ADS Record Date (together with certified evidence of each Submitting Holder’s ownership of the applicable ADSs

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as of such applicable ADS Record Date), (v) the Proposal is accompanied by a joint and several irrevocable undertaking of all Submitting Holders (which undertaking may be contained in the First Proposal Certificate or the Second Proposal Certificate) that each such Submitting Holder shall pay all fees and expenses incurred in relation to the submission of the Proposal for voting at the annual ordinary meeting of the Company’s shareholders (including, but not limited to, the costs and expenses of the Submitting Holder(s), or his, her, its or their representative, to attend the annual ordinary meeting of the Company’s shareholders), (vi) the Shares registered in the name of the Depositary or its nominee as representative of the Holders and Beneficial Owners constitute one percent (1%) or more of the total issued and outstanding Shares of the Company as of the Shareholder Proposal Record Date, (vii) such Proposal contains only one (1) matter for consideration at the annual ordinary meeting of the Company’s shareholders, and (viii) the Submitting Holder(s), or his, her, its or their representative, upon the authorization by the Depositary, attend(s) the annual ordinary meeting of the Company’s shareholders and take(s) part in the discussions of the Proposal in the Chinese language, provided further that only one (1) individual may attend, and take part in the discussion of the Proposal at such annual ordinary meeting on behalf of a Submitting Holder or group of Submitting Holders.  Each Beneficial Owner hereby agrees and acknowledges that (i) the chairman of the annual ordinary meeting of the Company’s shareholders will treat the Proposal in accordance with the ROC Company Law and the rules governing the proceeding of such meeting, including but not limited to, having such Proposal discussed and voted at such meeting, regardless of whether the Submitting Holder(s) attends such meeting, and (ii) in no event shall a Submitting Holder’s, or his, her, its or their representative's, presence at an annual ordinary meeting of the Company’s shareholders entitle such Submitting Holder(s), or his, her, its or their representative, to vote the Shares represented by such Submitting Holder’s ADSs (or any other ADSs) at such annual ordinary meeting of the Company’s shareholders.

Upon the timely receipt by the Depositary of any Proposal which the Depositary reasonably believes to be in full compliance with the immediately preceding paragraph, the Depositary shall submit a copy of such Proposal and of the other materials received from the Submitting Holder(s) to the Company prior to the expiration of the Submission Period.  Any Proposal so submitted as to which the Depositary has not received within five (5) Business Days after the applicable ADS Record Date any Second Proposal Certificate required under the immediately preceding paragraph shall be deemed irrevocably withdrawn at the expiration of such five (5) Business Day period.  In the event the Depositary receives more than one (1) Proposal by a Submitting Holder, or a group of Submitting Holders, each of which appears to satisfy the requirements set forth in the immediately preceding paragraph, the Depositary is hereby authorized and instructed to disregard all Proposals received from such Submitting Holder(s), except for the first Proposal received by the Depositary from such Submitting Holder(s) and shall submit such Proposal to the Company for consideration at the annual ordinary meeting of the Company's shareholders in accordance with the terms hereof.  The Depositary shall not have any obligation to verify the accuracy of the information contained in any document submitted to it by the Submitting Holder(s).  Neither the Depositary nor its nominee shall be obligated to attend and speak at the annual ordinary meeting of the Company’s shareholders on behalf of the Submitting Holder(s).

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Notwithstanding anything contained in the Deposit Agreement or any ADR and except that the Depositary shall arrange, at the request of the Company and at the Company's expense, for the distribution to Holders of copies of materials that the Company has made available to the Depositary for such purpose, the Depositary shall not be obligated to provide to the Holders or Beneficial Owners of ADSs any notices relating to the proposal rights, including, without limitation, notice of the Submission Period, or the receipt of any Proposal(s) from Submitting Holders, or of the holdings of any ADSs by any persons, except that the Depositary shall, upon a Holder's request, inform such Holder of the total number of ADSs then issued and outstanding.

ARTICLE V

THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

Section 5.1 Maintenance of Office and Transfer Books by the Registrar. Until termination of the Deposit Agreement in accordance with its terms, the Registrar shall maintain in the Borough of Manhattan, the City of New York, an office and facilities for the issuance and delivery of ADSs, the acceptance for surrender of ADS(s) for the purpose of withdrawal of Deposited Securities, the registration of issuances, cancellations, transfers, combinations and split-ups of ADS(s) and, if applicable, to issue ADRs evidencing the ADSs so issued, transferred, combined or split-up, in each case in accordance with the provisions of the Deposit Agreement.

The Registrar shall keep books for the registration of issues and transfers of ADSs which at all reasonable times shall be open for inspection by the Company and by the Holders of such ADSs, provided that such inspection shall not be, to the Registrar’s knowledge, for the purpose of communicating with Holders of such ADSs in the interest of a business or object other than the business of the Company or other than a matter related to the Deposit Agreement or the ADSs.

The Registrar may close the transfer books with respect to the ADSs, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to Section 7.8.

If any ADSs are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registration of issuances, cancellations, transfers, combinations and split-ups of ADSs and, if applicable, to countersign ADRs evidencing the ADSs so issued, transferred, combined or split-up, in accordance with any requirements of such exchanges or systems. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary.

Section 5.2 Exoneration. Notwithstanding anything contained in the Deposit Agreement or any ADR, neither the Depositary nor the Company shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or incur any liability (i) if the Depositary or the Company shall be prevented or forbidden from, or delayed in, doing or performing any act or thing required by the terms of the Deposit Agreement, by reason

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of any provision of any present or future law or regulation of the United States, the Republic of China or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Articles of Incorporation of the Company or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, acts of terrorism, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Articles of Incorporation of the Company or provisions of or governing Deposited Securities, (iii) for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Holders of ADSs, or (v) for any consequential or punitive damages (including lost profits) for any breach of the terms of the Deposit Agreement.

The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.

Section 5.3 Standard of Care. The Company and the Depositary assume no obligation and shall not be subject to any liability under the Deposit Agreement or any ADRs to any Holder(s) or Beneficial Owner(s), except that the Company and the Depositary agree to perform their respective obligations specifically set forth in the Deposit Agreement or the applicable ADRs without negligence or bad faith. The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants and obligations should be read into the Deposit Agreement against the Depositary or the Company or their respective agents.

Without limitation of the foregoing, neither the Depositary, nor the Company, nor any of their respective controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Property or in respect of the ADSs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary).

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The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and in accordance with the terms of the Deposit Agreement. The Depositary shall not incur any liability for any failure to accurately determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Property, for the validity or worth of the Deposited Property or for any tax consequences that may result from the ownership of ADSs, Shares or other Deposited Property, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement, for the failure or timeliness of any notice from the Company, or for the failure of the Company to exchange any Certificate of Payment into Shares, or for any action of or failure to act by, or any information provided or not provided by, DTC or any DTC Participant.. The Depositary shall not be obligated in any way to monitor or enforce the obligations of the Company, including, without limitation, in respect of any Certificate of Payment, the conversion of such Certificate of Payment into Shares.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

Section 5.4 Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 60th day after delivery thereof to the Company (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2), or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the later of (i) the 60th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law),

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shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in Sections 5.8 and 5.9). The predecessor depositary, upon payment of all sums due it and on the written request of the Company, shall, (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.8 and 5.9), (ii) duly assign, transfer and deliver all of the Depositary’s right, title and interest to the Deposited Property to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding ADSs and such other information relating to ADSs and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly provide notice of its appointment to such Holders.

Any entity into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

Section 5.5 The Custodian. The Depositary has initially appointed Citibank Taiwan Limited as Custodian for the purpose of the Deposit Agreement. The Custodian or its successors in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary for the Deposited Property for which the Custodian acts as custodian and shall be responsible solely to it. If any Custodian resigns or is discharged from its duties hereunder with respect to any Deposited Property and no other Custodian has previously been appointed hereunder, the Depositary shall promptly appoint a substitute custodian that is authorized to act as custodian under the laws of the Republic of China. The Depositary shall require such resigning or discharged Custodian to Deliver, or cause the Delivery of, the Deposited Property held by it, together with all such records maintained by it as Custodian with respect to such Deposited Property as the Depositary may request, to the Custodian designated by the Depositary. Whenever the Depositary determines, in its discretion, that it is appropriate to do so, it may appoint an additional custodian with respect to any Deposited Property, or discharge the Custodian with respect to any Deposited Property and appoint a substitute custodian, which shall thereafter be Custodian hereunder with respect to the Deposited Property. Immediately upon any such change, the Depositary shall give notice thereof in writing to all Holders of ADSs, each other Custodian and the Company.

Citibank, N.A. may at any time act as Custodian of the Deposited Property pursuant to the Deposit Agreement, in which case any reference to Custodian shall mean Citibank, N.A. solely in its capacity as Custodian pursuant to the Deposit Agreement. Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary shall not be obligated to give notice to the Company, any Holders of ADSs or any other Custodian of its acting as Custodian pursuant to the Deposit Agreement.

Upon the appointment of any successor depositary, any Custodian then acting hereunder shall, unless otherwise instructed by the Depositary, continue to be the Custodian of the Deposited Property without any further act or writing, and shall be subject to the direction of the successor depositary. The successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority to act on the direction of such successor depositary.

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Section 5.6 Notices and Reports. On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company shall transmit to the Depositary and the Custodian a copy of the notice thereof in the English language but otherwise in the form given or to be given to holders of Deposited Securities. The Company shall also furnish to the Custodian and the Depositary a summary, in English, of any applicable provisions or proposed provisions of the Articles of Incorporation of the Company that may be relevant or pertain to such notice of meeting or be the subject of a vote thereat.

The Company will also transmit to the Depositary an English language version of the other notices, reports and communications which are made generally available by the Company to holders of its Deposited Securities. The Depositary shall arrange, at the request of the Company and at the Company’s expense, to provide copies thereof to all Holders or make such notices, reports and other communications available to all Holders on a basis similar to that for holders of Shares or other Deposited Securities or on such other basis as the Company may advise the Depositary or as may be required by any applicable law, regulation or stock exchange requirement.

The Depositary will, at the expense of the Company, make available a copy of any such notices, reports or communications issued by the Company and delivered to the Depositary for inspection by the Holders of the ADSs at the Depositary’s Principal Office, at the office of the Custodian and at any other designated transfer office.

Section 5.7 Issuance of Additional Eligible Securities, ADSs etc. The Company agrees that in the event it or any of its Affiliates proposes (i) an issuance, sale or distribution of additional Eligible Securities, (ii) an offering of rights to subscribe for Eligible Securities or other Deposited Securities, (iii) an issuance or assumption of securities convertible into or exchangeable for Eligible Securities, (iv) an issuance of rights to subscribe for securities convertible into or exchangeable for Eligible Securities, (v) an elective dividend of cash or Eligible Securities, (vi) a redemption of Deposited Securities, (vii) a meeting of holders of Deposited Securities, or solicitation of consents or proxies, relating to any reclassification of securities, merger or consolidation or transfer of assets, (viii) any assumption, reclassification, recapitalization, reorganization, merger, consolidation or sale of assets which affects the Deposited Securities, or (ix) a distribution of securities other than Eligible Securities, it will obtain U.S. legal advice and take all steps necessary to ensure that the application of the proposed transaction to Holders and Beneficial Owners does not violate the laws and regulations of the Republic of China and the registration provisions of the Securities Act, or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Exchange Act and the securities laws of the states of the U.S.). In support of the foregoing, the Company will, at the request of the Depositary, furnish to the Depositary (a) a written opinion of U.S. counsel (reasonably satisfactory to the Depositary) stating whether the application of such transaction to Holders and Beneficial Owners (1) requires a registration statement under the Securities Act to be in effect or (2) is exempt from the registration requirements of the Securities Act; provided however, that no such opinion shall be required in

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the event of an issuance of Eligible Securities as a bonus, share split or similar event, and (b) an opinion of the Republic of China counsel stating that (1) making the transaction available to Holders and Beneficial Owners does not violate the laws or regulations of the Republic of China and (2) all requisite regulatory consents and approvals have been obtained in the Republic of China. If the filing of a registration statement is required, the Depositary shall not have any obligation to proceed with the transaction unless it shall have received evidence reasonably satisfactory to it that such registration statement has been declared effective. If, being advised by counsel, the Company determines that a transaction is required to be registered under the Securities Act, the Company will either (i) register such transaction to the extent necessary, (ii) alter the terms of the transaction to avoid the registration requirements of the Securities Act or (iii) direct the Depositary to take specific measures, in each case as contemplated in the Deposit Agreement, to prevent such transaction from violating the registration requirements of the Securities Act. The Company agrees with the Depositary that neither the Company nor any of its Affiliates will at any time (i) deposit any Eligible Securities, either upon original issuance or upon a sale of Eligible Securities previously issued and reacquired by the Company or by any such Affiliate, or (ii) issue additional Eligible Securities, rights to subscribe for such Eligible Securities, securities convertible into or exchangeable for Eligible Securities or rights to subscribe for such securities or distribute securities other than Eligible Securities, unless such transaction and the securities issuable in such transaction do not violate the registration provisions of the Securities Act, or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Exchange Act and the securities laws of the states of the U.S.).

Notwithstanding anything else contained in the Deposit Agreement, nothing in the Deposit Agreement shall be deemed to obligate the Company to file any registration statement in respect of any proposed transaction.

Section 5.8 Indemnification. The Depositary agrees to indemnify the Company and its directors, officers, employees, agents and Affiliates against, and hold each of them harmless from, any direct loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary under the terms hereof due to the negligence or bad faith of the Depositary.

The Company agrees to indemnify the Depositary, the Custodian and any of their respective directors, officers, employees, agents and Affiliates against, and hold each of them harmless from, any direct loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) that may arise (a) out of, or in connection with, any offer, issuance, sale, resale, transfer, deposit or withdrawal of ADRs, ADSs, the Shares, the Eligible Securities, or other Deposited Securities, as the case may be, (b) out of, or as a result of, any offering documents in respect thereof or (c) out of acts performed or omitted, including, but not limited to, any delivery by the Depositary on behalf of the Company of information regarding the Company in connection with the Deposit Agreement, the ADRs, the ADSs, the Shares, the Eligible Securities, or any Deposited Property, in any such case (i) by the Depositary, the Custodian or any of their respective directors, officers, employees, agents and Affiliates, except to the extent such loss, liability, tax, charge or expense is due to the

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negligence or bad faith of any of them, or (ii) by the Company or any of its directors, officers, employees, agents and Affiliates except to the extent that such liability or expense arises out of or is based upon an untrue statement of material fact or material omission that is made in reliance upon and in conformity with information relating to the Depositary or the Custodian, as the case may be, furnished in writing to the Company by the Depositary or the Custodian expressly for use in any document relating to the ADSs.

The obligations set forth in this Section shall survive the termination of the Deposit Agreement and the succession or substitution of any party hereto.

Any person seeking indemnification hereunder (an “indemnified person”) shall notify the person from whom it is seeking indemnification (the “indemnifying person”) of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person’s rights to seek indemnification except to the extent the indemnifying person is materially prejudiced by such failure) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim that may give rise to an indemnity hereunder, which defense shall be reasonable in the circumstances. No indemnified person shall compromise or settle any action or claim that may give rise to an indemnity hereunder without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

Section 5.9 ADS Fees and Charges. The Company, the Holders, the Beneficial Owners, and persons receiving ADSs upon issuance or whose ADSs are being cancelled shall be required to pay the ADS fees and charges identified as payable by them respectively in the ADS fee schedule attached hereto as Exhibit B. All ADS fees and charges so payable may be deducted from distributions or must be remitted to the Depositary, or its designee, and may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of ADS fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated in Section 6.1. The Depositary shall provide, without charge, a copy of its latest ADS fee schedule to anyone upon request.

ADS fees and charges payable upon (i) the issuance of ADSs and (ii) the cancellation of ADSs will be payable by the person to whom the ADSs are so issued by the Depositary (in the case of ADS issuances) and by the person whose ADSs are being cancelled (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees and charges will be payable by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are payable by Holders as of the applicable ADS Record Date established by the Depositary. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, the applicable Holders as of the ADS Record Date established by the Depositary will be invoiced for

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the amount of the ADS fees and charges and such ADS fees may be deducted from distributions made to Holders. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such ADS fees and charges to the Beneficial Owners for whom they hold ADSs.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program established pursuant to the Deposit Agreement, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as the Company and the Depositary agree from time to time. The Company shall pay to the Depositary such fees and charges, and reimburse the Depositary for such out-of-pocket expenses, as the Depositary and the Company may agree from time to time. Responsibility for payment of such fees, charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such fees, charges and reimbursements to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The obligations of Holders and Beneficial Owners to pay ADS fees and charges shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.4, the right to collect ADS fees and charges shall extend for those ADS fees and charges incurred prior to the effectiveness of such resignation or removal.

Section 5.10 Pre-Release Transactions. Subject to the further terms and provisions of this Section 5.10, the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs. In its capacity as Depositary, the Depositary shall not lend Deposited Securities or ADSs; provided, however, that, subject to Republic of China rules and regulations, the Depositary may (i) issue ADSs prior to the receipt of Eligible Securities pursuant to Section 2.3 and (ii) deliver Deposited Securities prior to the receipt of ADSs for cancellation upon withdrawal of Deposited Securities pursuant to Section 2.7, including ADSs which were issued under (i) above but for which Eligible Securities may not have been received (each such transaction a “Pre-Release Transaction”). The Depositary may receive ADSs in lieu of Eligible Securities under (i) above and receive Shares in lieu of ADSs under (ii) above. Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the “Applicant”) to whom ADSs or Shares are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Eligible Securities or ADSs that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Eligible Securities or ADSs in its records and to hold such Eligible Securities or ADSs in trust for the Depositary until such Eligible Securities or ADSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Eligible Securities or ADSs, and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, (c)

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terminable by the Depositary on not more than five (5) business days’ notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of ADSs and Eligible Securities involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

The Depositary may also set limits with respect to the number of ADSs and Shares involved in Pre-Release Transactions with any one person on a case-by-case basis as it deems appropriate. The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

Section 5.11 Restricted Securities Owners. The Company agrees to advise in writing each of the persons or entities who, to the knowledge of the Company, holds Restricted Securities that such Restricted Securities are ineligible for deposit hereunder (except under the circumstances contemplated in Section 2.14) and, to the extent practicable, shall require each of such persons to represent in writing that such person will not deposit Restricted Securities hereunder (except under the circumstances contemplated in Section 2.14).

ARTICLE VI

AMENDMENT AND TERMINATION

Section 6.1 Amendment/Supplement. Subject to the terms and conditions of this Section 6.1 and applicable law, the ADRs outstanding at any time, the provisions of the Deposit Agreement and the form of ADR attached hereto and to be issued under the terms hereof may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding ADSs until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to the Holders of outstanding ADSs. Notice of any amendment to the Deposit Agreement or any ADR shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders and Beneficial Owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission’s, the Depositary’s or the Company’s website or upon request from the Depositary). The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs to be settled solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice

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any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADSs, to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement and the ADR, if applicable, as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such ADS and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of, or supplement to, the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and any ADRs at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement and any ADRs in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

Section 6.2 Termination. The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. If sixty (60) days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and, in either case, a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 of the Deposit Agreement, the Depositary may terminate the Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. The date so fixed for termination of the Deposit Agreement in any termination notice so distributed by the Depositary to the Holders of ADSs is referred to as the “Termination Date”. Until the Termination Date, the Depositary shall continue to perform all of its obligations under the Deposit Agreement, and the Holders and Beneficial Owners will be entitled to all of their rights under the Deposit Agreement.

If any ADSs shall remain outstanding after the Termination Date, the Registrar and the Depositary shall not, after the Termination Date, have any obligation to perform any further acts under the Deposit Agreement, except that the Depositary shall, subject, in each case, to the terms and conditions of the Deposit Agreement, continue to (i) collect dividends and other distributions pertaining to Deposited Securities, (ii) sell Deposited Property received in respect of Deposited Securities, (iii) deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any other Deposited Property, in exchange for ADSs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section 5.9 of the Deposit Agreement), and (iv) take such actions as may be required under applicable law in connection with its role as Depositary under the Deposit Agreement.

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At any time after the Termination Date, the Depositary may sell the Deposited Property then held under the Deposit Agreement and shall after such sale hold un-invested the net proceeds of such sale, together with any other cash then held by it under the Deposit Agreement, in an un-segregated account and without liability for interest, for the pro rata benefit of the Holders whose ADSs have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement except (i) to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section 5.9 of the Deposit Agreement), and (ii) as may be required at law in connection with the termination of the Deposit Agreement. After the Termination Date, the Company shall be discharged from all obligations under the Deposit Agreement, except for its obligations to the Depositary under Sections 5.8, 5.9 and 7.6 of the Deposit Agreement. The obligations under the terms of the Deposit Agreement of Holders and Beneficial Owners of ADSs outstanding as of the Termination Date shall survive the Termination Date and shall be discharged only when the applicable ADSs are presented by their Holders to the Depositary for cancellation under the terms of the Deposit Agreement.

Notwithstanding anything contained in the Deposit Agreement or any ADR, in connection with the termination of the Deposit Agreement, the Depositary may, independently and without the need for any action by the Company, make available to Holders of ADSs a means to withdraw the Deposited Securities represented by their ADSs and to direct the deposit of such Deposited Securities into an unsponsored American depositary shares program established by the Depositary, upon such terms and conditions as the Depositary may deem reasonably appropriate, subject however, in each case, to satisfaction of the applicable registration requirements by the unsponsored American depositary shares program under the Securities Act, and to receipt by the Depositary of payment of the applicable fees and charges of, and reimbursement of the applicable expenses incurred by, the Depositary.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Counterparts. The Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same agreement. Copies of the Deposit Agreement shall be maintained with the Depositary and shall be open to inspection by any Holder during business hours.

Section 7.2 No Third-Party Beneficiaries. The Deposit Agreement is for the exclusive benefit of the parties hereto (and their successors) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, except to the extent specifically set forth in the Deposit Agreement. Nothing in the Deposit Agreement shall be deemed to give rise to a partnership or joint venture among the parties nor establish a fiduciary or similar relationship among the parties. The parties hereto acknowledge and agree that (i) the Depositary and its Affiliates may at any time have multiple banking relationships with the

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Company and its Affiliates, (ii) the Depositary and its Affiliates may be engaged at any time in transactions in which parties adverse to the Company or the Holders or Beneficial Owners may have interests and (iii) nothing contained in the Deposit Agreement shall (a) preclude the Depositary or any of its Affiliates from engaging in such transactions or establishing or maintaining such relationships, and (b) obligate the Depositary or any of its Affiliates to disclose such transactions or relationships or to account for any profit made or payment received in such transactions or relationships.

Section 7.3 Severability. In case any one or more of the provisions contained in the Deposit Agreement or in the ADRs should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 7.4 Holders and Beneficial Owners as Parties; Binding Effect. The Holders and Beneficial Owners from time to time of ADSs issued hereunder shall be parties to the Deposit Agreement and shall be bound by all of the terms and conditions hereof and of any ADR evidencing their ADSs by acceptance thereof or any beneficial interest therein.

Section 7.5 Notices. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter personally delivered or sent by mail or air courier, addressed to Advanced Semiconductor Engineering, Inc., TWTC International Trade Building, 19F, 333 Keelung Road, Section 1, Taipei 110, Taiwan, the Republic of China, Attention: Alan Li, Group Treasurer (facsimile number: +886 229576121), or to any other address which the Company may specify in writing to the Depositary.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter personally delivered or sent by mail or air courier, addressed to Citibank, N.A., 388 Greenwich Street, New York, New York 10013, U.S.A., Attention: Depositary Receipts Department, or to any other address which the Depositary may specify in writing to the Company.

Any and all notices to be given to any Holder shall be deemed to have been duly given (a) if personally delivered or sent by mail or cable, telex or facsimile transmission, confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the books of the Depositary or, if such Holder shall have filed with the Depositary a request that notices intended for such Holder be mailed to some other address, at the address specified in such request, or (b) if a Holder shall have designated such means of notification as an acceptable means of notification under the terms of the Deposit Agreement, by means of electronic messaging addressed for delivery to the e-mail address designated by the Holder for such purpose. Notice to Holders shall be deemed to be notice to Beneficial Owners for all purposes of the Deposit Agreement. Failure to notify a Holder or any defect in the notification to a Holder shall not affect the sufficiency of notification to other Holders or to the Beneficial Owners of ADSs held by such other Holders.

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Delivery of a notice sent by mail, air courier or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service, without regard for the actual receipt or time of actual receipt thereof by a Holder. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from any Holder, the Custodian, the Depositary, or the Company, notwithstanding that such cable, telex or facsimile transmission shall not be subsequently confirmed by letter.

Delivery of a notice by means of electronic messaging shall be deemed to be effective at the time of the initiation of the transmission by the sender (as shown on the sender’s records), notwithstanding that the intended recipient retrieves the message at a later date, fails to retrieve such message, or fails to receive such notice on account of its failure to maintain the designated e-mail address, its failure to designate a substitute e-mail address or for any other reason.

Section 7.6 Governing Law and Jurisdiction. The Deposit Agreement and the ADRs shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof. Notwithstanding anything contained in the Deposit Agreement, any ADR or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Shares and other Deposited Securities, as such, shall be governed by the laws of Republic of China (or, if applicable, such other laws as may govern the Deposited Securities).

Except as set forth in the following paragraph of this Section 7.6, the Company and the Depositary agree that the federal or state courts in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with the Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts. The Company hereby irrevocably designates, appoints and empowers National Corporate Research, Ltd. (the “Agent”) now at 10 E. 40th Street, 10th floor, New York, NY 10016 as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal or state court as described in the preceding sentence or in the next paragraph of this Section 7.6. If for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent in New York on the terms and for the purposes of this Section 7.6 reasonably satisfactory to the Depositary. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.5. The Company agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in

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any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

Notwithstanding the foregoing, the Depositary and the Company unconditionally agree that in the event that a Holder or Beneficial Owner brings a suit, action or proceeding against (a) the Company, (b) the Depositary in its capacity as Depositary under the Deposit Agreement or (c) against both the Company and the Depositary, in any such case, in any state or federal court of the United States, and the Depositary or the Company have any claim, for indemnification or otherwise, against each other arising out of the subject matter of such suit, action or proceeding, then the Company and the Depositary may pursue such claim against each other in the state or federal court in the United States in which such suit, action, or proceeding is pending and, for such purposes, the Company and the Depositary irrevocably submit to the non-exclusive jurisdiction of such courts. The Company agrees that service of process upon the Agent in the manner set forth in the preceding paragraph shall be effective service upon it for any suit, action or proceeding brought against it as described in this paragraph.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 7.6, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, and agrees not to plead or claim, any right of immunity from legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, from execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, and consents to such relief and enforcement against it, its assets and its revenues in any jurisdiction, in each case with respect to any matter arising out of, or in connection with, the Deposit Agreement, any ADR or the Deposited Property.

EACH OF THE PARTIES TO THE DEPOSIT AGREEMENT (INCLUDING, WITHOUT LIMITATION, EACH HOLDER AND BENEFICIAL OWNER) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AGAINST THE COMPANY AND/OR THE DEPOSITARY ARISING OUT OF, OR RELATING TO, THE DEPOSIT AGREEMENT, ANY ADR AND ANY TRANSACTIONS CONTEMPLATED THEREIN (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR OTHERWISE).

No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement. The provisions of this Section 7.6 shall survive any termination of the Deposit Agreement, in whole or in part.

59

Section 7.7 Assignment. Subject to the provisions of Section 5.4, the Deposit Agreement may not be assigned by either the Company or the Depositary.

Section 7.8 Compliance with U.S. Securities Laws. Notwithstanding anything in the Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

Section 7.9 Republic of China Law References. Any summary of Republic of China laws and regulations and of the terms of the Company’s Articles of Incorporation set forth in the Deposit Agreement have been provided by the Company solely for the convenience of Holders, Beneficial Owners and the Depositary. While such summaries are believed by the Company to be accurate as of the date of the Deposit Agreement, (i) they are summaries and as such may not include all aspects of the materials summarized applicable to a Holder or Beneficial Owner, and (ii) these laws and regulations and the Company’s Articles of Incorporation may change after the date of the Deposit Agreement. Neither the Depositary nor the Company has any obligation under the terms of the Deposit Agreement to update any such summaries.

Section 7.10 Titles and References.

(a)       Deposit Agreement. All references in the Deposit Agreement to exhibits, articles, sections, subsections, and other subdivisions refer to the exhibits, articles, sections, subsections and other subdivisions of the Deposit Agreement unless expressly provided otherwise. The words “the Deposit Agreement”, “herein”, “hereof”, “hereby”, “hereunder”, and words of similar import refer to the Deposit Agreement as a whole as in effect at the relevant time between the Company, the Depositary and the Holders and Beneficial Owners of ADSs and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires. Titles to sections of the Deposit Agreement are included for convenience only and shall be disregarded in construing the language contained in the Deposit Agreement. References to “applicable laws and regulations” shall refer to laws and regulations applicable to ADRs, ADSs or Deposited Property as in effect at the relevant time of determination, unless otherwise required by law or regulation.

(b)       ADRs. All references in any ADR(s) to paragraphs, exhibits, articles, sections, subsections, and other subdivisions refer to the paragraphs, exhibits, articles, sections, subsections and other subdivisions of the ADR(s) in question unless expressly provided otherwise. The words “the Receipt”, “the ADR”, “herein”, “hereof”, “hereby”, “hereunder”, and words of similar import used in any ADR refer to the ADR as a whole and as in effect at the relevant time, and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine and neuter gender in any ADR shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires. Titles to paragraphs of any ADR are included for

60

convenience only and shall be disregarded in construing the language contained in the ADR. References to “applicable laws and regulations” shall refer to laws and regulations applicable to ADRs, ADSs or Deposited Property as in effect at the relevant time of determination, unless otherwise required by law or regulation.

61

IN WITNESS WHEREOF, ASE INDUSTRIAL HOLDING CO., LTD. and CITIBANK, N.A. have duly executed the Deposit Agreement as of the day and year first above set forth and all Holders and Beneficial Owners shall become parties hereto upon acceptance by them of ADSs issued in accordance with the terms hereof, or upon acquisition of any beneficial interest therein.

ASE INDUSTRIAL HOLDING CO., LTD.

By:
Name:
Title:

CITIBANK, N.A.

By:
Name:
Title:

62

EXHIBIT A

[FORM OF ADR]

Number	CUSIP NUMBER: _______

_____________

[American Depositary Shares (each American Depositary Share representing the right to receive two (2) fully paid common shares, each having a par value of NT$10.00 per share)]

[Temporary American Depositary Shares (each Temporary American Depositary Share representing an undivided interest in a global certificate of payment, each interest representing the irrevocable right to receive [two (2)] fully paid common shares, each having a par value of NT$10.00 per share)]

AMERICAN DEPOSITARY RECEIPT

FOR

AMERICAN DEPOSITARY SHARES

representing

[DEPOSITED COMMON SHARES]

[INTERESTS IN THE DEPOSITED CERTIFICATE OF PAYMENT]

of

ASE INDUSTRIAL HOLDING CO., LTD.

(Incorporated under the laws of the Republic of China)

A-1

CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the “Depositary”), hereby certifies that _____________is the owner of ______________ American Depositary Shares (hereinafter “ADS”) representing deposited [common shares] [interests in a global Certificate of Payment representing the irrevocable right to receive common shares], par value NT$10.00 per share, including evidence of rights to receive such [common shares (the “Shares”)] [interests in the Certificate of Payment (the “Certificate of Payment”)] (such [Shares are] [Certificate of Payment is] hereafter called “Eligible Securities”), of ASE Industrial Holding Co., Ltd., a corporation incorporated under the laws of the Republic of China (the “Company”). As of the date hereof, each ADS represents the right to receive two (2) [an interest in a global Certificate of Payment, each interest representing the irrevocable right to receive two (2)] Shares deposited under the Deposit Agreement with the Custodian, which at the date of execution of the Deposit Agreement is Citibank, Taiwan Ltd. (the “Custodian”). The ADS(s)-to-Share(s) ratio is subject to amendment as provided in Articles IV and VI of the Deposit Agreement. The Depositary’s Principal Office is located at 388 Greenwich Street, New York, New York 10013, U.S.A.

(1)       The Deposit Agreement. This American Depositary Receipt is one of an issue of American Depositary Receipts (“ADRs”), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of [date], 2017 (as amended and supplemented from time to time, the “Deposit Agreement”), by and among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of ADSs issued thereunder. The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of ADSs and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other Deposited Property (as defined in the Deposit Agreement) from time to time received and held on deposit in respect of the ADSs. Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and with the Custodian. Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and the applicable ADR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

The statements made on the face and reverse of this ADR are summaries of certain provisions of the Deposit Agreement and the Articles of Incorporation of the Company (as in effect on the date of the signing of the Deposit Agreement) and are qualified by and subject to the detailed provisions of the Deposit Agreement and the Articles of Incorporation, to which reference is hereby made.

All capitalized terms not defined herein shall have the meanings ascribed thereto in the Deposit Agreement.

A-2

The Depositary makes no representation or warranty as to the validity or worth of the Deposited Property. The Depositary has made arrangements for the acceptance of the ADSs into DTC. Each Beneficial Owner of ADSs held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such ADSs. The Depositary may issue Uncertificated ADSs subject, however, to the terms and conditions of Section 2.13 of the Deposit Agreement.

(2)       Surrender of ADSs and Withdrawal of Deposited Securities. (a) ROC Requirements: The Depositary and the Company have been advised that under ROC law, as in effect as of the date hereof, a Holder who is a non-ROC person (other than a PRC person, except for a QDII (as defined below), or a person with prior approval from the Investment Commission of the Ministry of Economic Affairs, ROC) wishing to withdraw Deposited Securities from the ADR Facility is required to (i) register with the TSE for making investment in the ROC securities market, (ii) obtain a foreign investor investment identification (the "Foreign Investor Investment I.D.") issued pursuant to the ROC Regulations Governing Securities Investment by Overseas Chinese and Foreign Nationals and (iii) appoint an eligible agent in the ROC to open (a) a securities trading account, (b) a TDCC book-entry account and (c) a bank account (the securities trading account, the TDCC book-entry account, and the bank account, collectively, the "Accounts"), to pay ROC taxes, remit funds, exercise shareholders' rights and perform such other functions as may be designated by such withdrawing Holder.  In addition, such withdrawing Holder is also required to appoint a custodian bank to hold the securities in safekeeping, make confirmations and settle trades and report all relevant information.  Without obtaining the Foreign Investor Investment I.D. and opening such Accounts, the withdrawing Holder would be unable to hold or subsequently sell the Deposited Securities withdrawn from the ADR Facility on the TSE or otherwise.  No assurance can be given that a withdrawing Holder will be able to obtain the Foreign Investor Investment I.D. in a timely manner.  In addition, such withdrawing Holders will be required to appoint an eligible agent in the ROC for filing tax returns and making tax payments (a "Tax Guarantor").  Such Tax Guarantor will be required to meet the qualifications set by the Ministry of Finance of the ROC and will act as the guarantor of the withdrawing Holder's tax payment obligations.  Subject to certain limited exceptions, under current ROC law, repatriation of profits by a non-ROC withdrawing Holder is subject to the submission of evidence of the appointment of a Tax Guarantor to, and approval thereof by, the tax authority.  Under the Regulations Governing Mainland China Investor's Securities Investments and Futures Trading in Taiwan promulgated by the FSC, a PRC qualified domestic institutional investor ("QDII") is allowed to invest in ROC securities.  The custodians of QDIIs must apply with the TSE for the remittance amount of each QDII which cannot exceed US$100 million, the total investment amount of all QDIIs may not exceed US$500 million, and such QDII can only invest in the ROC securities market with the amount approved by the TSE.  Additionally, PRC investors (including QDIIs) in the aggregate shall not hold 10% or more of such ROC company's issued and outstanding voting shares.  The laws of the Republic of China applicable to the withdrawal of Deposited Securities may change from time to time.  There can be no assurance that current law will remain in effect or that future changes of ROC law will not adversely affect the ability of Holders to withdraw Deposited Securities hereunder.

A-3

The Company has informed the Depositary that no Shares may be withdrawn upon presentation of ADSs (and if applicable, the ADRs evidencing such ADSs) for cancellation under Section 2.7 of the Deposit Agreement until (i) the Company has delivered written confirmation that the number of Shares requested for withdrawal have been listed for trading on the TSE (such Shares, the “Listed Shares”) to the Depositary and the Custodian, (ii) the Listed Shares have been de-materialised (such Shares, the “De-Materialised Shares,” and Shares that are both Listed Shares and De-Materialised Shares, hereinafter referred to as the “Final Shares”), and (iii) an equivalent number of Final Shares are on deposit with the Custodian. The Company has further informed the Depositary that it is expected that newly issued Shares which may be deposited by the Company from time to time and which are not listed for trading on the TSE at the time of such deposit will be listed on the TSE for trading and will be fully de-materialised, thereby becoming Final Shares, no later than five (5) business days after any such deposit. The parties hereto acknowledge and agree that (a) the Depositary will deliver Shares represented by ADSs (and if applicable, the ADRs representing such ADSs) presented for cancellation pursuant to Section 2.7 of the Deposit Agreement only to the extent of the number of Final Shares then on deposit with the Custodian, (b) the Depositary will process presentations of ADSs for withdrawal of Final Shares under Section 2.7 of the Deposit Agreement on a first come, first served basis, (c) the Depositary will complete requests for cancellation of ADSs and withdrawal of the Shares represented thereby only to the extent of the number of Final Shares at such time on deposit with the Custodian, (d) the Depositary will refuse to complete a request for cancellation of ADSs and withdrawal of Shares to the extent the number of Shares requested for withdrawal exceeds the number of Final Shares at such time deposited with the Custodian, and (e) the Depositary reserves the right to suspend withdrawals of Shares under Section 2.7 of the Deposit Agreement until such time as the requisite number of Final Shares are deposited with the Custodian. The Company agrees to deliver to the Depositary and/or the Custodian, as applicable, written confirmation of the number of Listed Shares deposited with the Custodian under the Deposit Agreement promptly upon the receipt of confirmation of listing from the TSE of such Shares.

(b) Sale of Deposited Securities. Upon surrender of ADSs at the Principal Office and upon payment of any fees, reasonable expenses, taxes or other governmental charges as provided under the Deposit Agreement, subject to the terms of the Deposit Agreement and the Company’s Articles of Incorporation, and the transfer restrictions applicable to the Deposited Securities, if any, Holders may request that the Deposited Securities represented by such Holders’ ADSs be sold on such Holder’s behalf. Any Holder requesting a sale of Deposited Securities may be required by the Depositary to deliver, or cause to be delivered, to the Depositary a written order requesting the Depositary to sell, or cause to be sold, such Deposited Securities. Any such sale of Deposited Securities will be conducted in accordance with applicable ROC law through a securities company in the ROC on the TSE or in such other manner as is or may be permitted under applicable ROC law. Any such sale of Deposited Securities will be at the expense and risk of the Holder requesting such sale. Any Holder requesting the Depositary to sell the Deposited Securities represented by such Holder’s ADSs may be required to enter into a separate agreement to cover the terms of the sale of such Deposited Securities.

Upon receipt of any proceeds from any such sale, the Depositary shall, subject to any restrictions imposed by ROC law and regulations, and as provided hereunder, convert or cause to

A-4

be converted any such proceeds into U.S. dollars and distribute any such proceeds to the Holders entitled thereto after deduction or payment of any fees, reasonable expenses, taxes or governmental charges (including, without limitation, any ROC and U.S. taxes) incurred in connection with such sale, as provided under the Deposit Agreement. Any such sale may be subject to ROC taxation on capital gains, if any, and will be subject to a securities transaction tax in the ROC. The ROC does not, as of the date hereof, impose tax on capital gains arising from ROC securities transactions, but there can be no assurance that a capital gains tax on ROC securities transactions will not be imposed in the future or as to the manner in which any ROC capital gains tax in respect of a sale of Deposited Securities would be imposed or calculated.

(c) Withdrawal of Deposited Securities: The Holder of ADSs shall be entitled to Delivery (at the Custodian’s designated office) of the Deposited Securities at the time represented by the ADS(s) upon satisfaction of each of the following conditions: (i) the Holder (or a duly authorized attorney of the Holder) has duly Delivered ADSs to the Depositary at its Principal Office (and if applicable, the Receipts evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if so required by the Depositary, the Receipts Delivered to the Depositary for such purpose have been properly endorsed in blank or are accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, (iv) the Holder has delivered to the Depositary the applicable certification contemplated in Exhibit C to the Deposit Agreement, duly completed by or on behalf of the Beneficial Owner(s) of the ADSs surrendered for withdrawal (unless the Depositary is  otherwise instructed by the Company), and (v) all applicable fees and charges of, and reasonable expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of, and Exhibit B to, the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of the Receipts evidencing the surrendered ADSs, of the Deposit Agreement, of the Company’s Articles of Incorporation and of any applicable laws and regulations of the Republic of China and of the United States and the rules of the TDCC, and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, the Receipts evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver (without unreasonable delay) at the Custodian’s designated office the Deposited Securities represented by the ADSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Deposit Agreement, of the Receipts evidencing the ADSs so canceled, of the Articles of Incorporation of the Company, of applicable laws and regulations of the Republic of China and of the United

A-5

States and of the rules of the TDCC, and to the terms and conditions of  or governing the Deposited Securities,  in each case as in effect at the time thereof.

The Depositary shall not accept for surrender ADSs representing less than a whole number of Eligible Securities.  In the case of Delivery to it of ADSs representing a number other than a whole number of Eligible Securities, the Depositary shall cause ownership of the appropriate whole number of Eligible Securities to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Eligible Security, or (ii) sell or cause to be sold the fractional Eligible Security represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs.

Notwithstanding anything else contained in any ADR or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of Deposited Property consisting of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any non-cash distributions, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal.  At the request, risk and expense of any Holder so surrendering ADSs, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any Deposited Property (other than Deposited Securities) held by the Custodian in respect of such ADSs to the Depositary for delivery at the Principal Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

(3)       Transfer, Combination and Split-up of ADRs. The Registrar shall promptly register the transfer of this ADR (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall promptly (x) cancel this ADR and execute new ADRs evidencing the same aggregate number and type of ADSs as those evidenced by this ADR when canceled by the Depositary, (y) cause the Registrar to countersign such new ADRs, and (z) Deliver such new ADRs to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied: (i) this ADR has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) this surrendered ADR has been properly endorsed or is accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) this surrendered ADR has been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of, and Exhibit B to, the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADR, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

A-6

The Registrar shall register the split-up or combination of this ADR (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall (x) cancel this ADR and execute new ADRs for the number of ADSs requested, but in the aggregate not exceeding the number of ADSs evidenced by this ADR (canceled), (y) cause the Registrar to countersign such new ADRs, and (z) Deliver such new ADRs to or upon the order of the Holder thereof, if each of the following conditions has been satisfied: (i) this ADR has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination hereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of, and Exhibit B to, the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADR, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

(4)       Limitations on Execution and Delivery, Transfer, Etc. As a condition precedent to the execution and delivery, the registration of issuance, transfer, split-up, combination or surrender, of any ADS, the delivery of any distribution thereon, or the withdrawal of any Deposited Property, the Depositary or the Custodian may require (i) payment from the depositor of Eligible Securities or presenter of ADSs or of this ADR of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Eligible Securities being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in Section 5.9 and Exhibit B to the Deposit Agreement and in this ADR, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matter contemplated by Section 3.1 of the Deposit Agreement, and (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of this ADR or ADSs or to the withdrawal of Deposited Securities and (B) such reasonable regulations as the Depositary and the Company may establish consistent with the provisions of this ADR, the Deposit Agreement and applicable law.

The issuance of ADSs against deposits of Eligible Securities generally or against deposits of particular Eligible Securities may be suspended, or the deposit of particular Eligible Securities may be refused, or the registration of transfers of ADSs in particular instances may be refused, or the registration of transfer of ADSs generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or the Eligible Securities Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law or regulation, any government or governmental body or commission or any securities exchange on which the ADSs or Eligible Securities are listed, or under any provision of the Deposit Agreement or this ADR, or under any provision of, or governing, the Deposited Securities, or because of a meeting of shareholders of the Company or for any other reason, subject, in all cases to paragraph (25) of this ADR. Notwithstanding any provision of the Deposit Agreement or this ADR to the contrary, Holders are entitled to surrender outstanding ADSs to withdraw the Deposited Securities associated therewith at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Eligible

A-7

Securities in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADSs or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Instruction I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

(5)       Compliance With Information Requests. Notwithstanding any other provision of the Deposit Agreement or this ADR, each Holder and Beneficial Owner of the ADSs represented hereby agrees to comply with requests from the Company pursuant to applicable law, the rules and requirements of TSE, and of any other stock exchange on which the Eligible Securities or ADSs are, or will be, registered, traded or listed, or the Articles of Incorporation of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns ADSs (and the Eligible Securities represented by such ADSs, as the case may be) and regarding the identity of any other person(s) interested in such ADSs (and the Shares represented by such ADSs, as the case may be) and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request.

(6)       Ownership Restrictions. Notwithstanding any other provision of this ADR or of the Deposit Agreement, the Company may restrict transfers of the Shares or Eligible Securities where such transfer might result in ownership of Shares exceeding limits imposed by applicable law or the Articles of Incorporation of the Company. The Company may also restrict, in such manner as it deems appropriate, transfers of the ADSs where such transfer may result in the total number of Shares represented by the ADSs owned by a single Holder or Beneficial Owner to exceed any such limits. The Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits set forth in the preceding sentence, including but not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or the mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the ADSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Articles of Incorporation of the Company. Nothing herein or in the Deposit Agreement shall be interpreted as obligating the Depositary or the Company to ensure compliance with the ownership restrictions described herein or in Section 3.5 of the Deposit Agreement.

(7)       Reporting Obligations and Regulatory Approvals. Applicable laws and regulations may require holders and beneficial owners of Shares, including the Holders and Beneficial Owners of ADSs, to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. Holders and Beneficial Owners of ADSs are solely responsible for determining and complying with such reporting requirements and for obtaining such approvals. Each Holder and each Beneficial Owner hereby agrees to make such determination, file such reports, and obtain such approvals to the extent and in the form required by applicable laws and regulations as in effect from time to time. Neither the Depositary, the Custodian, the Company or any of their respective agents or affiliates shall be required to take any actions whatsoever on

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behalf of Holders or Beneficial Owners to determine or satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

(8)       Liability for Taxes and Other Charges. Any tax or other governmental charge payable by the Custodian or by the Depositary with respect to any Deposited Property, ADSs or this ADR shall be payable by the Holders and Beneficial Owners to the Depositary. The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Deposited Property and may sell for the account of a Holder and/or Beneficial Owner any or all of the Deposited Property and apply such distributions and sale proceeds in payment of any taxes (including applicable interest and penalties) or charges that are or may be payable by Holders or Beneficial Owners in respect of the ADSs, Deposited Property and this ADR, the Holder and the Beneficial Owner hereof remaining liable for any deficiency. The Custodian may refuse the deposit of Eligible Securities and the Depositary may refuse to issue ADSs, to deliver ADRs, register the transfer of ADSs, register the split-up or combination of ADRs and (subject to paragraph (25) of this ADR) the withdrawal of Deposited Property until payment in full of such tax, charge, penalty or interest is received. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner. The obligations of Holders and Beneficial Owners under this paragraph 8 shall survive any transfer of ADSs, any cancellation of ADSs and withdrawal of Deposited Securities, and the termination of the Deposit Agreement.

(9)       Representations and Warranties of Depositors. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, (v) the Shares presented for deposit are not, and the ADSs issuable upon such deposit will not be, Restricted Securities (except as contemplated in Section 2.14 of the Deposit Agreement), and (vi) the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs.

Whenever the Company shall deposit any Certificate of Payment under this Deposit Agreement the Company shall be deemed thereby to represent and warrant that (i) such Certificate of Payment is, and the Shares to be received in exchange for the Certificate of Payment will be, duly authorized, validly issued, fully paid, non-assessable and legally obtained, (ii) all preemptive (and similar) rights, if any, with respect to such Certificate of Payment has been, and with respect to the Shares to be received in exchange for the Certificate of Payment will have been, validly waived or exercised, (iii) the Company has duly authorized the issuance of the Shares to be delivered in exchange for the Payment Certificate so presented for deposit, (iv) the Certificate of Payment presented for deposit is, and the Shares to be deposited upon the

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exchange of the Certificates of Payment for Shares will be, free and clear of any lien, encumbrance, security interest, change, mortgage or adverse claim, and are not, and the Temporary ADSs issuable upon such deposit will not be, Restricted Securities and (v) the Certificate of Payment presented for deposit has not been, and the Shares to be deposited upon the exchange for the Certificate of Payment will not have been, stripped of any rights or entitlements. Such representations and warranties shall survive the deposit of any Certificate of Payment, the issuance and cancellation of Temporary ADSs in respect thereof and the transfer of such Temporary ADSs.

If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

(10)       Filing Proofs, Certificates and Other Information. Any person presenting Eligible Securities for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Property, compliance with applicable laws, the terms of the Deposit Agreement or this ADR evidencing the ADSs and the provisions of, or governing, the Deposited Property, to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration on the books of the Company) as the Depositary or the Custodian may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement and this ADR. The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any ADR or ADS or the distribution or sale of any dividend or distribution of rights or of the proceeds thereof or, to the extent not limited by paragraph (25), the delivery of any Deposited Property until such proof or other information is filed or such certifications are executed, or such representations and warranties are made or such other documentation or information are provided, in each case to the Depositary’s, the Registrar’s and the Company’s satisfaction.

(11)       ADS Fees and Charges. The following ADS fees are payable under the terms of the Deposit Agreement:

(i)	ADS Issuance Fee: by any person depositing Shares or to whom ADSs are issued upon the deposit of Shares (excluding issuances as a result of distributions described in paragraph (iv) below), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Deposit Agreement;

(ii)	ADS Cancellation Fee: by any person surrendering ADSs for cancellation and withdrawal of Deposited Property or by any person to whom Deposited Property is delivered, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) surrendered;

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(iii)	Cash Distribution Fee: by any Holder of ADSs, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements);

(iv)	Stock Distribution /Rights Exercise Fee: by any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for (a) the distribution of stock dividends or other free stock distributions or (b) the exercise of rights to purchase additional ADSs;

(v)	Other Distribution Fee: by any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of securities other than ADSs or rights to purchase additional ADSs;

(vi)	Depositary Services Fee: by any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary; and

(vii)	ADR Transfer Fee: by any person presenting ADR(s) for transfer, a fee not in excess of U.S. $1.50 per ADR so presented for transfer.

In addition, Holders, Beneficial Owners, persons depositing Shares for issuance of ADSs, and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities will be responsible for the payment of the following ADS charges under the terms of the Deposit Agreement:

(a)	taxes (including applicable interest and penalties) and other governmental charges;

(b)	such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(c)	such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing Shares or withdrawing Deposited Securities or of the Holders and Beneficial Owners of ADSs;

(d)	the expenses and charges incurred by the Depositary in the conversion of foreign currency;

(e)	such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory

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requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

(f)	the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the delivery or servicing of Deposited Property.

All ADS fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of ADS fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated by paragraph (23) of this ADR and as contemplated in the Deposit Agreement. The Depositary shall provide, without charge, a copy of its latest ADS fee schedule to anyone upon request.

ADS fees and charges payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Property, will be payable by the person to whom the ADSs so issued are delivered by the Depositary (in the case of ADS issuances) and by the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees and charges will be payable by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC Participant(s) as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are payable by Holders as of the applicable ADS Record Date established by the Depositary. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, the applicable Holders as of the ADS Record Date established by the Depositary will be invoiced for the amount of the ADS fees and charges and such ADS fees may be deducted from distributions made to Holders. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC and may be charged to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such ADS fees and charges to the Beneficial Owners for whom they hold ADSs.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program established pursuant to the Deposit Agreement, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as the Company and the Depositary agree from time to time. The Company shall pay to the Depositary such fees and charges, and reimburse the Depositary for such out-of-pocket expenses, as the Depositary and the Company may agree from time to time. Responsibility for payment of such fees, charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such fees, charges and reimbursements to

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the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The obligations of Holders and Beneficial Owners to pay ADS fees and charges shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.4 of the Deposit Agreement, the right to collect ADS fees and charges shall extend for those ADS fees and charges incurred prior to the effectiveness of such resignation or removal.

(12)       Title to ADRs. Subject to the limitations contained in the Deposit Agreement and in this ADR, it is a condition of this ADR, and every successive Holder of this ADR by accepting or holding the same consents and agrees, that title to this ADR (and to each Certificated ADS evidenced hereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that, in the case of Certificated ADSs, this ADR has been properly endorsed or is accompanied by proper instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of this ADR (that is, the person in whose name this ADR is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the Deposit Agreement or this ADR to any holder of this ADR or any Beneficial Owner unless, in the case of a holder of ADSs, such holder is the Holder of this ADR registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner, or the Beneficial Owner’s representative, is the Holder registered on the books of the Depositary.

(13)       Validity of ADR. The Holder(s) of this ADR (and the ADSs represented hereby) shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless this ADR has been (i) dated, (ii) signed by the manual or facsimile signature of a duly-authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly-authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of ADRs. An ADR bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such ADR by the Depositary.

(14)       Available Information; Reports; Inspection of Transfer Books.

As of the date of the Deposit Agreement, the Company is subject to the periodic reporting requirements of the Exchange Act and, accordingly, is required to file or furnish certain reports with the Commission. These reports can be retrieved from the Commission's website (www.sec.gov) and can be inspected and copied at the public reference facilities maintained by the Commission located (as of the date of the Deposit Agreement) at 100 F Street, N.E., Washington D.C. 20549. If at any time the Company files a Form 15F or any successor form thereto, with the Commission, which suspends the Company's duty under the Exchange Act to file or submit reports required under Sections 13(a) or 15(d) of the Exchange Act, upon the

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effectiveness of such Form 15F, the Company's duty to file or submit reports under Sections 13(a) or 15(d) of the Exchange Act will terminate. At that time, pursuant to Rule 12g3-2(b)(1), the Company will be exempt from the reporting obligations of the Exchange Act. In order to satisfy the conditions of Rule 12g3-2(b), the Company will publish an English translation of the information contemplated in Rule 12g3-2(b)(2)(i) under the Exchange Act on its internet website or through an electronic information delivery system generally available to the public in the Company’s primary trading market.  The Company will specify in Form 15F the internet website or the electronic information delivery system on which it intends to publish such information.  The information so published by the Company cannot be retrieved from the Commission’s internet website, and cannot be inspected or copied at the public reference facilities maintained by the Commission.  If the Form 15F is not declared effective, the Company will again be subject to the periodic reporting requirements of the Exchange Act and will be required to file with the Commission, and submit to the Commission, certain reports that can be retrieved from the Commission’s internet website at www.sec.gov, and can be inspected and copied at the public reference facilities maintained by the Commission.

The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Property and (b) made generally available to the holders of such Deposited Property by the Company.

The Registrar shall keep books for the registration of ADSs which at all reasonable times shall be open for inspection by the Company and by the Holders of such ADSs, provided that such inspection shall not be, to the Registrar’s knowledge, for the purpose of communicating with Holders of such ADSs in the interest of a business or object other than the business of the Company or other than a matter related to the Deposit Agreement or the ADSs.

The Registrar may close the transfer books with respect to the ADSs, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to paragraph (25).

Dated:

CITIBANK, N.A. Transfer Agent and Registrar		CITIBANK, N.A. as Depositary

By:		By:
	Authorized Signatory		Authorized Signatory

The address of the Principal Office of the Depositary is 388 Greenwich Street, New York, New York 10013, U.S.A.

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[FORM OF REVERSE OF ADR]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

OF THE DEPOSIT AGREEMENT

(15)       Dividends and Distributions in Cash, Shares, etc. (a) Cash Distributions: Whenever the Company it intends to make a distribution of a cash dividend or other cash distribution in respect of any Deposited Securities, the Company shall give notice thereof to the Depositary at least twenty (20) days prior to the proposed distribution specifying, inter alia, the record date applicable for determining the holders of Deposited Securities entitled to receive such distribution. Upon the timely receipt of such notice, the Depositary shall establish the ADS Record Date upon the terms described in Section 4.9 of the Deposit Agreement. Upon receipt of confirmation of the receipt of (x) any cash dividend or other cash distribution on any Deposited Securities, or (y) proceeds from the sale of any Deposited Property held in respect of the ADSs under the terms of the Deposit Agreement, the Depositary will (i) if at the time of receipt thereof any amounts received in a Foreign Currency can in the judgment of the Depositary (pursuant to Section 4.8 of the Deposit Agreement), be converted on a practicable basis into Dollars transferable to the United States, promptly convert or cause to be converted such cash dividend, distribution or proceeds into Dollars (on the terms described in Section 4.8 of the Deposit Agreement), (ii) if applicable and unless previously established, establish the ADS Record Date upon the terms described in Section 4.9 of the Deposit Agreement, and (iii) distribute promptly the amount thus received (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the Holders entitled thereto as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADSs outstanding at the time of the next distribution. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities, or from any cash proceeds from the sales of Deposited Property, an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the ADSs shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority. Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request. The Depositary or the Custodian, as the case may be, will forward to the Company or its agent such information from its records as the company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Custodian, as the case may be, or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for Holders of ADSs. The Depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable Holders and Beneficial Owners of ADSs until the distribution can be effected or the funds that the Depositary holds must be escheated as unclaimed property

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in accordance with the laws of the relevant states of the United States. Notwithstanding anything contained in the Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for above, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.1 of the Deposit Agreement, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in Section 4.1 of the Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

(b) Share Distributions: Whenever the Company intends to make a distribution that consists of a dividend in, or free distribution of Eligible Securities, the Company shall give notice thereof to the Depositary at least twenty(20) days prior to the proposed distribution, specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such distribution. Upon the timely receipt of such notice from the Company, the Depositary shall establish the ADS Record Date upon the terms described in Section 4.9 of the Deposit Agreement. Upon receipt of confirmation from the Custodian of the receipt of the Shares so distributed by the Company, the Depositary shall either (i) subject to Section 5.9 of the Deposit Agreement, distribute to the Holders as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date, additional ADSs, which represent in the aggregate the number of Eligible Securities received as such dividend, or free distribution, subject to the other terms of the Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes), or (ii) if additional ADSs are not so distributed, take all actions necessary so that each ADS issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional integral number of Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary, and (b) taxes). In lieu of delivering fractional ADSs, the Depositary shall sell the number of Eligible Securities or ADSs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms described in Section 4.1 of the Deposit Agreement.

In the event that (x) the Depositary determines that any distribution in property (including Shares) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, (y) if the Company in the fulfillment of its obligation under Section 5.7 of the Deposit Agreement, has furnished an opinion of U.S. counsel determining that Eligible Securities must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), or (z) the deposit of Eligible Securities is not permitted under the laws or regulations of the Republic of China, the Depositary may dispose of all or a portion of such property (including Eligible Securities and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of (a) taxes and (b) fees and charges of, and expenses incurred by, the Depositary) to Holders entitled thereto upon the terms described in Section 4.1 of the Deposit Agreement. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

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Notwithstanding anything contained in the Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for above, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.2 of the Deposit Agreement, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in Section 4.2 of the Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

(c) Elective Distributions in Cash or Eligible Securities: Whenever the Company intends to make a distribution payable at the election of the holders of Deposited Securities in cash or in additional Eligible Securities, the Company shall give notice thereof to the Depositary at least sixty (60) days prior to the proposed distribution specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such elective distribution and whether or not it wishes such elective distribution to be made available to Holders of ADSs. Upon the timely receipt of a notice indicating that the Company wishes such elective distribution to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of ADSs. The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution be made available to Holders, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of the Deposit Agreement. If the above conditions are not satisfied, or if the Company requests such elective distribution not to be made available to Holders of ADSs, the Depositary shall establish the ADS Record Date on the terms described in Section 4.9 of the Deposit Agreement and, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in the Republic of China in respect of the Shares for which no election is made, either (X) cash upon the terms described in Section 4.1 of the Deposit Agreement or (Y) additional ADSs representing such additional Shares upon the terms described in Section 4.2 of the Deposit Agreement. If the above conditions are satisfied, the Depositary shall establish an ADS Record Date on the terms described in Section 4.9 of the Deposit Agreement and establish procedures to enable Holders to elect the receipt of the proposed distribution in cash or in additional ADSs. The Company shall assist the Depositary in establishing such procedures to the extent necessary. If a Holder elects to receive the proposed distribution (X) in cash, the distribution shall be made upon the terms described in Section 4.1 of the Deposit Agreement, or (Y) in ADSs, the distribution shall be made upon the terms described in Section 4.2 of the Deposit Agreement. Nothing herein or in the Deposit Agreement shall obligate the Depositary to make available to Holder hereof a method to receive the elective distribution in Eligible Securities (rather than ADSs). There can be no assurance that the Holders hereof will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Deposited Securities. Notwithstanding anything contained in the Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for above, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.3 of the Deposit Agreement, and the Company, the Holders

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and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in Section 4.3 of the Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

(d) Distribution of Rights to Purchase Additional ADSs: Whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Eligible Securities, the Company shall give notice thereof to the Depositary at least sixty (60) days prior to the proposed distribution specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such distribution and whether or not it wishes such rights to be made available to Holders of ADSs. Upon the timely receipt of a notice indicating that the Company wishes such rights to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to Holders only if (i) the Company shall have timely requested that such rights be made available to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable. In the event any of the conditions set forth above are not satisfied or if the Company requests that the rights not be made available to Holders of ADSs, the Depositary shall proceed with the sale of the rights as contemplated in Section 4.4(b) of the Deposit Agreement. In the event all conditions set forth above are satisfied, the Depositary shall establish the ADS Record Date (upon the terms described in Section 4.9 of the Deposit Agreement) and establish procedures to (x) distribute rights to purchase additional ADSs (by means of warrants or otherwise), (y) enable the Holders to exercise such rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and (z) deliver ADSs upon the valid exercise of such rights. The Company shall assist the Depositary to the extent necessary in establishing such procedures. Nothing herein or in the Deposit Agreement shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Eligible Securities (rather than ADSs). If (i) the Company does not timely request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement or determines it is not lawful or not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine in its discretion but after consultation with the Company whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public and private sale) as it may deem practicable. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms hereof and of Section 4.1 of the Deposit Agreement. If the Depositary is unable to make any rights available to Holders upon the terms described in Section 4.4(a) of the Deposit Agreement or to arrange for the sale of the rights upon the terms described in Section 4.4(b) of the Deposit Agreement, the Depositary shall allow such rights to lapse. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such

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rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale or exercise, or (iii) the content of any materials forwarded to the ADS Holders on behalf of the Company in connection with the rights distribution.

Notwithstanding anything herein or in the Deposit Agreement to the contrary, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws. In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of Deposited Property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of ADSs shall be reduced accordingly. In the event that the Depositary determines that any distribution of Deposited Property (including Eligible Securities and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such Deposited Property (including Eligible Securities and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Deposited Securities or be able to exercise such rights. Nothing herein or in the Deposit Agreement shall obligate the Company to file any registration statement in respect of any rights or Eligible Securities or other securities to be acquired upon the exercise of such rights.

(e) Distributions other than Cash, Shares or Rights to Purchase Shares: Upon receipt of a notice indicating that the Company wishes property other than cash, Eligible Securities or rights to purchase additional Eligible Securities, to be made to Holders of ADSs, the Depositary shall determine whether such distribution to Holders is lawful and reasonably practicable. The Depositary shall not make such distribution unless (i) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received the documentation contemplated in the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution is lawful and reasonably practicable. Upon receipt of satisfactory documentation and the request of the Company to distribute property to Holders of ADSs and after making the requisite determinations set forth above, the Depositary shall distribute the property so received to the Holders of record, as of the ADS Record Date, in proportion to the number of ADSs held by them respectively and in such manner as the

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Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes withheld. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

If (i) the Company does not request the Depositary to make such distribution to Holders or requests the Depositary not to make such distribution to Holders, (ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement, or (iii) the Depositary determines that all or a portion of such distribution is not reasonably practicable, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders as of the ADS Record Date upon the terms hereof and of the Deposit Agreement. If the Depositary is unable to sell such property, the Depositary may dispose of such property for the account of the Holders in any way it deems reasonably practicable under the circumstances.

Neither the Depositary nor the Company shall be liable for (i) any failure to accurately determine whether it is lawful or practicable to make the property described in Section 4.5 of the Deposit Agreement available to Holders in general or any Holders in particular, nor (ii) any loss incurred in connection with the sale or disposal of such property.

(16)       Redemption. If the Company intends to exercise any right of redemption in respect of any of the Deposited Securities, the Company shall give notice thereof to the Depositary at least sixty (60) days prior to the intended date of redemption which notice shall set forth the particulars of the proposed redemption. Upon timely receipt of (i) such notice and (ii) satisfactory documentation given by the Company to the Depositary within the terms of Section 5.7 of the Deposit Agreement, and only if the Depositary shall have determined that such proposed redemption is reasonably practicable, the Depositary shall provide to each Holder a notice setting forth the intended exercise by the Company of the redemption rights and any other particulars set forth in the Company’s notice to the Depositary. The Depositary shall instruct the Custodian to present to the Company the Deposited Securities in respect of which redemption rights are being exercised against payment of the applicable redemption price. Upon receipt of confirmation from the Custodian that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall convert, transfer, and distribute the proceeds (net of applicable (a) fees and charges of, and the expenses incurred by, the Depositary, and (b) taxes), retire ADSs and cancel ADRs, if applicable, upon delivery of such ADSs by Holders thereof and the terms set forth in Sections 4.1 and 6.2 of the Deposit Agreement. If less than all outstanding Deposited Securities are redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary. The redemption price per ADS shall be the dollar equivalent of the per share amount received by the Depositary (adjusted to reflect the ADS(s)-to-Share(s) ratio) upon the redemption of the Deposited Securities

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represented by ADSs (subject to the terms of Section 4.8 of the Deposit Agreement and the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes) multiplied by the number of Deposited Securities represented by each ADS redeemed. Notwithstanding anything contained in the Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed redemption provided for in Section 4.7 of the Deposit Agreement, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.7 of the Deposit Agreement, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in Section 4.7 of the Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

(17)       Fixing of ADS Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Eligible Securities, rights or other distribution), or whenever for any reason the Depositary causes a change in the number of Deposited Securities that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or proxies of, holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix the record date (the “ADS Record Date”) for the determination of the Holders of ADS(s) who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, to give or withhold such consent, to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Deposited Securities represented by each ADS. The Depositary shall make reasonable efforts to establish the ADS Record Date as closely as practicable to the applicable record date for the Deposited Securities (if any) set by the Company in the Republic of China and shall not announce the establishment of any ADS Record Date prior to the relevant corporate action having been made public by the Company (if such corporate action affects the Deposited Securities). Subject to applicable law, the terms and conditions of this ADR and Sections 4.1 through 4.8 of the Deposit Agreement, only the Holders of ADSs at the close of business in New York on such ADS Record Date shall be entitled to receive such distribution, to give such voting instructions, to receive such notice or solicitation, or otherwise take action. The Depositary shall, so long as the ADSs are listed in a securities exchange in the U.S., promptly notify such securities exchange of any action to fix an ADS Record Date or to close the transfer books for the ADSs.

(18)       Voting of Deposited Securities. (a) Voting by Shareholders. The Depositary has been advised that the Articles of Incorporation of the Company and the ROC Company Law, as in effect on the date of the Deposit Agreement, provide that:  (i) except for Shares held by the Company, a holder of Shares (including holders of interests in any Certificate of Payment evidencing the irrevocable right to receive Shares) is entitled to one vote for each Share held, (ii) the election of directors and supervisors takes place by means of cumulative voting, and (iii) a shareholder must, as to all matters subject to a vote of shareholders (other than the election of directors and supervisors), exercise the voting rights for all Deposited Securities held by such

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shareholder in the same manner (e.g., a holder of 1,000 Shares cannot split his/her votes but must vote all 1,000 Shares in the same manner except in the event of cumulative voting for an election of directors and supervisors).  Deposited Securities which have been withdrawn from the ADR Facility and timely transferred on the Company's register of shareholders to a person other than the Depositary's nominee may be voted by the registered holder(s) thereof directly, subject, in each case, to the limitations of ROC Law and the Articles of Incorporation of the Company.  Holders may not receive sufficient advance notice of shareholders' meetings to enable them to timely withdraw the Deposited Securities and vote at such meetings and may not be able to re-deposit the withdrawn securities under the terms of the Deposit Agreement.

(b) Voting by ADS Holders. Holders of ADSs have no individual voting rights with respect to the Shares represented by their ADSs.  Each Holder and Beneficial Owner shall be deemed, by acceptance of ADSs or acquisition of any beneficial interest therein, to have authorized and directed the Depositary's nominee, without liability, to appoint the Chairman of the Company (or his/her designate) (the “Voting Representative”), as representative of the Depositary's nominee who is registered in the Republic of China as representative of the Depositary and the Holders and Beneficial Owners in respect of the Deposited Securities (the “Registered Holder”) to vote the Deposited Securities in accordance with the terms hereof.

The Company agrees to timely notify the Depositary of any proposed shareholders' meeting and to provide to the Depositary in New York, at least 24 calendar days before any shareholders' meeting, sufficient copies as the Depositary may reasonably request of English language translations of the Company's notice of shareholders' meeting and the agenda of the materials to be voted on (in the form the Company generally makes available to holders of Shares in the Republic of China) (such materials collectively, the "Shareholder Notice"). As soon as practicable after receipt by the Depositary of the requisite number of Shareholder Notices, the Depositary shall establish the ADS Record Date (upon the terms of Section 4.9 of the Deposit Agreement) and shall, at the Company's expense and, provided no U.S. legal prohibitions exist, distribute to Holders as of the applicable ADS Record Date, (i) the Shareholder Notice, (ii) a Depositary notice setting forth the manner in which Holders of ADSs may instruct the Depositary to cause the  Deposited Securities represented by their ADSs to be voted under the terms of this Deposit Agreement including, a description of the Management Authorization (as defined below), together with a form of voting instructions and/or other means to provide voting instructions (the Depositary notice and the related materials prepared by the Depositary collectively, the "Depositary Notice").  The Depositary is under no obligation to distribute the Shareholder Notice or the Depositary Notice to Holders if the Company has failed to provide to the Depositary in New York the requisite number of Shareholder Notices at least 24 calendar days prior to the date of any shareholders' meeting.  If the Depositary has not delivered the Shareholder Notice or the Depositary Notice to Holders, it will endeavor to cause all Deposited Securities represented by ADSs to be present at the relevant shareholders' meeting insofar as practicable and permitted under applicable law but will not cause the Deposited Securities to be voted; provided, however, that the Depositary may determine, at its discretion, to distribute such Shareholder Notice or Depositary Notice to the Holders and/or cause the Shares or other Deposited Securities to be voted as it deems appropriate. There can be no assurance that Holders generally or any Holder in particular will receive Shareholder Notices or Depositary

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Notices with sufficient time to enable the return of voting instructions to the Depositary in a timely manner.

Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicizes to Holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

(c) Voting of Deposited Securities Upon ADS Holders' Instructions. If Holders of ADSs together holding at least 51% of all ADSs (including Temporary ADSs) outstanding as of the relevant ADS Record Date shall instruct the Depositary prior to the date established for such purpose by the Depositary to vote in the same manner in respect of one or more resolutions to be proposed at a shareholders' meeting (including resolutions for the election of directors and/or supervisors), the Depositary shall notify the Voting Representative and cause the Depositary's nominee as Registered Holder to appoint the Voting Representative as the representative of the Registered Holder (and indirectly of the Depositary, the Holders and the Beneficial Owners) to attend such shareholders' meeting and vote all Deposited Securities evidenced by ADSs (including Temporary ADSs) then outstanding in the manner so instructed by such Holders.  If voting instructions are received by the Depositary on or before the date established by the Depositary for the receipt of such instructions from any Holder as of the ADS Record Date, which are signed but without further indication as to voting instructions, the Depositary shall deem such Holder to have instructed a vote in favor of the items set forth in such instructions.  The Depositary and Custodian shall not have any obligation to monitor, and shall not incur any liability for, the actions, or the failure to act, of the Voting Representative as representative of the Registered Holder (and indirectly of the Depositary, the Holders and the Beneficial Owners).

(d) Management Authorization. If, for any reason (other than a failure by the Company to supply the requisite number of Shareholder Notices to the Depositary within the requisite time period provided in Section 4.10 of the Deposit Agreement) the Depositary has not, prior to the date established for such purpose by the Depositary received instructions from Holders together holding at least 51% of all ADSs (including Temporary ADSs) outstanding at the relevant ADS Record Date, to vote in the same manner in respect of any resolution (including resolutions for the election of directors and/or supervisors) then, subject to the following paragraph, the Holders shall be deemed to have instructed the Depositary's nominee to give a discretionary authorization (a "Management Authorization") to the Voting Representative as the representative of the Registered Holder (and indirectly of the Depositary, the Holders and the Beneficial Owners) to attend and vote at such meeting all the Deposited Securities represented by ADSs (including Temporary ADSs) then outstanding in his or her discretion.  In such circumstances, the Voting Representative shall be free to exercise the votes attaching to the Deposited Securities in any manner he or she wishes, which may not be in the best interests of the Holders and Beneficial Owners.

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The Depositary's grant of a Management Authorization in the manner and circumstances described in the preceding paragraph shall be subject to the receipt by the Depositary prior to each shareholders' meeting of an opinion of ROC counsel addressed to, and in form and substance satisfactory to, the Depositary to the effect that under ROC law (i) the arrangements relating to the Management Authorization are permissible, and (ii) the Depositary will not be deemed to be authorized to exercise any discretion when causing the voting in accordance with Section 4.10 of the Deposit Agreement and will not (in the absence of negligence, bad faith or breach of contract, and subject to general principles of agency) be subject to any liability under ROC law for losses arising from the exercise of the voting arrangements set out in Section 4.10 of the Deposit Agreement on the grounds that voting in accordance with Section 4.10 of the Deposit Agreement is in violation of ROC law.  In the event the Depositary does not receive such opinion, or the Voting Representative informs the Depositary that he or she does not wish to be so authorized, the Depositary will not grant the Management Authorization but will cause the Deposited Securities to be present at the shareholders' meeting to the extent practicable and permitted by applicable law for the purpose of satisfying quorum requirements but will not cause the Deposited Securities to be voted or the Management Authorization to be granted.

(e) General. The Depositary shall not, and the Depositary shall ensure that the Custodian and its nominees do not, vote or attempt to exercise the right to vote that attaches to the Deposited Securities other than in accordance with instructions given in accordance with Section 4.10 of the Deposit Agreement.  The terms of Section 4.10 of the Deposit Agreement may be amended from time to time in accordance with the terms of this Deposit Agreement.  By continuing to hold ADSs after the effective time of such amendment all Holders and Beneficial Owners shall be deemed to have agreed to the terms of Section 4.10 of the Deposit Agreement as so amended. Notwithstanding anything else contained in the Deposit Agreement, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies or instructions, of holders of Deposited Securities if the taking of such action would violate U.S. or ROC laws. The Company agrees to take any and all actions reasonably necessary to enable Holders and Beneficial Owners to exercise the voting rights accruing to the Deposited Securities and to deliver to the Depositary an opinion of U.S. or ROC counsel, as applicable, addressing any actions requested to be taken if so reasonably requested by the Depositary.

(19)       Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, consolidation or sale of assets affecting the Company or to which it is a party, any property which shall be received by the Depositary or the Custodian in exchange for, or in conversion of, or replacement of, or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Property under the Deposit Agreement, and this ADR shall, subject to the provisions of the Deposit Agreement, this ADR and applicable law, represent the right to receive such additional or replacement Deposited Property. In giving effect to such change, split-up, cancellation, consolidation or other reclassification of Deposited Securities, recapitalization, reorganization, merger, consolidation or sale of assets, the Depositary may, with the Company’s approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt

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of an opinion of counsel to the Company provided pursuant to Section 5.7 of the Deposit Agreement and satisfactory to the Depositary that such actions are not in violation of any applicable laws or regulations, (i) issue and deliver additional ADSs as in the case of a stock dividend on the Shares, (ii) amend the Deposit Agreement and the applicable ADRs, (iii) amend the applicable Registration Statement(s) on Form F-6 as filed with the Commission in respect of the ADSs, (iv) call for the surrender of outstanding ADRs to be exchanged for new ADRs, and (v) take such other actions as are appropriate to reflect the transaction with respect to the ADSs. Notwithstanding the foregoing, in the event that any Deposited Property so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s approval, and shall, if the Company requests, subject to receipt of an opinion of Company’s counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such Deposited Property at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such Deposited Property upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1 of the Deposit Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such Deposited Property available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such Deposited Property.

(20)       Exoneration. Notwithstanding anything contained in the Deposit Agreement or any ADR, neither the Depositary nor the Company shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or incur any liability (i) if the Depositary or the Company shall be prevented or forbidden from, or delayed in, doing or performing any act or thing required by the terms of the Deposit Agreement and this ADR, by reason of any provision of any present or future law or regulation of the United States, the Republic of China or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Articles of Incorporation of the Company or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, acts of terrorism, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Articles of Incorporation of the Company or provisions of or governing Deposited Securities, (iii) for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Holders of ADSs, or (v) for any consequential or punitive damages (including lost profits) for any breach of

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the terms of the Deposit Agreement. The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement or this ADR.

(21)       Standard of Care. The Company and the Depositary assume no obligation and shall not be subject to any liability under the Deposit Agreement or this ADR to any Holder(s) or Beneficial Owner(s), except that the Company and the Depositary agree to perform their respective obligations specifically set forth in the Deposit Agreement or this ADR without negligence or bad faith. The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants and obligations should be read into the Deposit Agreement against the Depositary or the Company or their respective agents. Without limitation of the foregoing, neither the Depositary, nor the Company, nor any of their respective controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Property or in respect of the ADSs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary).

The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and in accordance with the terms of the Deposit Agreement. The Depositary shall not incur any liability for any failure to accurately determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Property, for the validity or worth of the Deposited Property or for any tax consequences that may result from the ownership of ADSs, Shares or other Deposited Property, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement, for the failure or timeliness of any notice from the Company, or for the failure of the Company to exchange any Certificate of Payment into Shares, or for any action of or failure to act by, or any information provided or not provided by, DTC or any DTC Participant. The Depositary shall not be obligated in any way to monitor or enforce the obligations of the Company, including, without limitation, in respect of any Certificate of Payment, the conversion of such Certificate of Payment into Shares.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the

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Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

(22)       Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 60th day after delivery thereof to the Company (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 of the Deposit Agreement), or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the later of (i) the 60th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 of the Deposit Agreement), or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in Sections 5.8 and 5.9 of the Deposit Agreement). The predecessor depositary, upon payment of all sums due it and on the written request of the Company shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.8 and 5.9 of the Deposit Agreement), (ii) duly assign, transfer and deliver all of the Depositary’s right, title and interest to the Deposited Property to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding ADSs and such other information relating to ADSs and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly provide notice of its appointment to such Holders. Any entity into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

(23)       Amendment/Supplement. Subject to the terms and conditions of this paragraph 21, the Deposit Agreement and applicable law, this ADR and any provisions of the Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding ADSs until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to the Holders of outstanding ADSs.

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Notice of any amendment to the Deposit Agreement or any ADR shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders and Beneficial Owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission’s, the Depositary’s or the Company’s website or upon request from the Depositary). The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs to be settled solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADSs, to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement and this ADR as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such ADS and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of, or supplement to, the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and this ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement and this ADR in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

(24)       Termination. The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. If sixty (60) days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and, in either case, a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 of the Deposit Agreement, the Depositary may terminate the Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. The date so fixed for termination of the Deposit Agreement in any termination notice so distributed by the Depositary to the Holders of ADSs is referred to as the “Termination Date”. Until the Termination Date, the Depositary shall continue to perform all of its obligations under the Deposit Agreement, and the Holders and Beneficial Owners will be entitled to all of their rights under the Deposit Agreement. If any ADSs shall remain outstanding after the Termination Date, the Registrar and the Depositary shall not, after the Termination Date, have any obligation to perform any further acts under the Deposit Agreement, except that the Depositary shall, subject, in each case, to the terms and conditions of the Deposit Agreement, continue to (i) collect dividends and other distributions pertaining to Deposited Securities, (ii) sell Deposited

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Property received in respect of Deposited Securities, (iii) deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any other Deposited Property, in exchange for ADSs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section 5.9 of the Deposit Agreement), and (iv) take such actions as may be required under applicable law in connection with its role as Depositary under the Deposit Agreement. At any time after the Termination Date, the Depositary may sell the Deposited Property then held under the Deposit Agreement and shall after such sale hold un-invested the net proceeds of such sale, together with any other cash then held by it under the Deposit Agreement, in an un-segregated account and without liability for interest, for the pro rata benefit of the Holders whose ADSs have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement except (i) to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section 5.9 of the Deposit Agreement), and (ii) as may be required at law in connection with the termination of the Deposit Agreement. After the Termination Date, the Company shall be discharged from all obligations under the Deposit Agreement, except for its obligations to the Depositary under Sections 5.8, 5.9 and 7.6 of the Deposit Agreement. The obligations under the terms of the Deposit Agreement of Holders and Beneficial Owners of ADSs outstanding as of the Termination Date shall survive the Termination Date and shall be discharged only when the applicable ADSs are presented by their Holders to the Depositary for cancellation under the terms of the Deposit Agreement.

(25)       Compliance with U.S. Securities Laws. Notwithstanding any provisions in this ADR or the Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

(26)       Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of this paragraph (26), the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs. The Depositary may issue ADSs against evidence of rights to receive Eligible Securities from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Eligible Securities. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Eligible Securities. In its capacity as Depositary, the Depositary shall not lend Deposited Securities or ADSs; provided, however, that, subject to Republic of China rules and regulations, the Depositary may (i) issue ADSs prior to the receipt of Eligible Securities pursuant to Section 2.3 of the Deposit Agreement and (ii) deliver Deposited Securities prior to the receipt of ADSs for cancellation upon withdrawal of Deposited Securities pursuant to Section 2.7 of the Deposit Agreement, including ADSs which were issued under (i) above but for which Eligible

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Securities may not have been received (each such transaction a “Pre-Release Transaction”). The Depositary may receive ADSs in lieu of Eligible Securities under (i) above and receive Shares in lieu of ADSs under (ii) above. Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the “Applicant”) to whom ADSs or Shares are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Eligible Securities or ADSs that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Eligible Securities or ADSs in its records and to hold such Eligible Securities or ADSs in trust for the Depositary until such Eligible Securities or ADSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Eligible Securities or ADSs and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of ADSs and Eligible Securities involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of ADSs and Shares involved in Pre-Release Transactions with any one person on a case-by-case basis as it deems appropriate. The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

(27)       Governing Law / Waiver of Jury Trial. The Deposit Agreement and the ADRs shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof. Notwithstanding anything contained in the Deposit Agreement, any ADR or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Shares and other Deposited Securities, as such, shall be governed by the laws of the Republic of China (or, if applicable, such other laws as may govern the Deposited Securities). EACH OF THE PARTIES TO THE DEPOSIT AGREEMENT (INCLUDING, WITHOUT LIMITATION, EACH HOLDER AND BENEFICIAL OWNER) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AGAINST THE COMPANY AND/OR THE DEPOSITARY ARISING OUT OF, OR RELATING TO, THE DEPOSIT AGREEMENT, ANY ADR AND ANY TRANSACTIONS CONTEMPLATED THEREIN (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR OTHERWISE).

(28)       Right to Submit Proposals at Annual Ordinary Meeting of Shareholders.  (a)  Proposals by Shareholders:  The Company has informed the Depositary that under ROC Company Law, as in effect as of the date of the Deposit Agreement, holders of one

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percent (1%) or more of the total issued and outstanding Shares of the Company as of the applicable record date for determining holders of Shares with the right to vote at an annual ordinary meeting of the Company’s shareholders (the “Shareholder Proposal Record Date”), are entitled to submit one (1) written proposal (the “Proposal”) each year for consideration at the annual ordinary meeting of the Company’s shareholders, provided that:  (i) the Proposal is in the Chinese language and does not exceed 300 Chinese characters (including the reason(s) for the Proposal and all punctuation marks) in length, (ii) the Proposal is submitted to the Company prior to the expiration of the period for submission of Proposals (the “Submission Period”) announced by the Company (which Submission Period and the place for eligible shareholders to submit the Proposal the Company undertakes to announce publicly each year in a report on Form 6-K submitted to the Commission prior to the commencement of the 60 days closed period prior to the annual ordinary meeting of the Company’s shareholders), (iii) only one (1) matter for consideration at the annual ordinary meeting of the Company’s shareholders shall be allowed in each Proposal, and (iv) the proposing shareholder shall attend, in person or by a proxy, such annual ordinary meeting of the Company’s shareholders whereat his or her or its Proposal is to be discussed and such proposing shareholder, or his or her or its proxy, shall take part in the discussion of such Proposal.  As the holder of the Deposited Securities, the Depositary or its nominee is entitled, provided the conditions of ROC law are satisfied, to submit only one (1) Proposal each year in respect of all of the Shares held on deposit as of the applicable Shareholder Proposal Record Date.  Holders and Beneficial Owners of ADSs do not under ROC law have individual rights to submit Proposals to the Company for consideration at the annual ordinary meeting of the Company’s shareholders but may be able to submit Proposals to the Company for consideration at the annual ordinary meeting of the Company’s shareholders if the Beneficial Owners (i) timely present their ADSs to the Depositary for cancellation pursuant to the terms of the Deposit Agreement and become holders of Shares in the ROC prior to the expiration of the Submission Period and prior to the applicable Shareholder Proposal Record Date, and (ii) otherwise satisfy the conditions of ROC law applicable to the submission of Proposals to the Company for consideration at an annual ordinary meeting of the Company’s shareholders.  Beneficial Owners of ADSs may not receive sufficient advance notice of an annual ordinary meeting of the Company’s shareholders to enable the timely withdrawal of Shares to make a Proposal to the Company and may not be able to re-deposit under the Deposit Agreement the Shares so withdrawn.  The Company has informed the Depositary that a Proposal shall only be voted upon at the annual ordinary meeting of the Company’s shareholders if the Proposal is accepted by the board of directors of the Company as eligible in accordance with Article 172-1 of the ROC Company Law and the Company's Articles of Incorporation for consideration at an annual ordinary meeting of the Company’s shareholders.

(b) Single Proposal by Depositary or its Nominee on behalf of Beneficial Owners.  Holders and Beneficial Owners of ADSs do not have individual proposal rights.  The Depositary will, if so requested by (a) Beneficial Owner(s) as of the applicable ADS Record Date that own(s), individually or as a group, at least 51% of the ADSs outstanding as of the applicable ADS Record Date (such Beneficial Owner(s), the “Submitting Holder(s)”), submit to the Company for consideration at the annual ordinary meeting of the Company’s shareholders one (1) Proposal each year, provided that:  (i) the Proposal submitted to the Depositary by the Submitting Holder(s) is in the Chinese language and does not exceed 300 Chinese characters

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(including the reason(s) for the Proposal and all punctuation marks) in length, (ii) the Proposal from the Submitting Holder(s) is received by the Depositary at least two (2) Business Days prior to the expiration of the Submission Period, (iii) the Proposal is accompanied by a written certificate signed by each Submitting Holder, addressed to the Depositary and the Company and in a form satisfactory to the Depositary and the Company (the “First Proposal Certificate”), certifying, inter alia, (w) that each Submitting Holder has only certified the said Proposal, (x) that the Submitting Holder(s) own(s), individually or in the aggregate, at least 51% of the ADSs outstanding as of the date the Proposal is submitted by the Submitting Holder(s) to the Depositary (the “Proposal Submission Date”), (y) if the Proposal Submission Date is (i) on or after the applicable ADS Record Date, that the Submitting Holder(s) owned at least 51% of the ADSs outstanding as of the applicable ADS Record Date, and (ii) prior to the applicable ADS Record Date, that the Submitting Holder(s) will continue to own at least 51% of the ADSs outstanding as of the applicable ADS Record Date and will provide the Second Proposal Certificate, as defined below, and (z) the name(s) and address(es) of the Submitting Holder(s) and the number of ADSs owned by each Submitting Holder (together with certified evidence of each Submitting Holder’s ownership of the applicable ADSs as of the Proposal Submission Date, in the case of (y)(ii) above, and the applicable ADS Record Date, in the case of (y)(i) above)), (iv) if the Proposal Submission Date is prior to the applicable ADS Record Date, the Depositary must also receive from the Submitting Holder(s), within five (5) Business Days after the applicable ADS Record Date, a second written certificate signed by each Submitting Holder, addressed to the Depositary and the Company and in a form satisfactory to the Depositary and the Company (the “Second Proposal Certificate”), certifying, inter alia, that the Submitting Holder(s) continued to own at least 51% of the ADSs outstanding as of the applicable ADS Record Date (together with certified evidence of each Submitting Holder’s ownership of the applicable ADSs as of such applicable ADS Record Date), (v) the Proposal is accompanied by a joint and several irrevocable undertaking of all Submitting Holders (which undertaking may be contained in the First Proposal Certificate or the Second Proposal Certificate) that each such Submitting Holder shall pay all fees and expenses incurred in relation to the submission of the Proposal for voting at the annual ordinary meeting of the Company’s shareholders (including, but not limited to, the costs and expenses of the Submitting Holder(s), or his, her, its or their representative, to attend the annual ordinary meeting of the Company’s shareholders), (vi) the Shares registered in the name of the Depositary or its nominee as representative of the Holders and Beneficial Owners constitute one percent (1%) or more of the total issued and outstanding Shares of the Company as of the Shareholder Proposal Record Date, (vii) such Proposal contains only one (1) matter for consideration at the annual ordinary meeting of the Company’s shareholders, and (viii) the Submitting Holder(s), or his, her, its or their representative, upon the authorization by the Depositary, attend(s) the annual ordinary meeting of the Company’s shareholders and take(s) part in the discussions of the Proposal in the Chinese language, provided further that only one (1) individual may attend, and take part in the discussion of the Proposal at such annual ordinary meeting on behalf of a Submitting Holder or a group of Submitting Holders.  Each Beneficial Owner hereby agrees and acknowledges that (i) the chairman of the annual ordinary meeting of the Company’s shareholders will treat the Proposal in accordance with the ROC Company Law and the rules governing the proceeding of such meeting, including but not limited to, having such Proposal discussed and voted at such meeting, regardless of whether the Submitting Holder(s) attends such meeting, and (ii) in no event shall a

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Submitting Holder’s, or his, her, its or their representative's, presence at an annual ordinary meeting of the Company’s shareholders entitle such Submitting Holder(s), or his, her, its or their representative, to vote the Shares represented by such Submitting Holder’s ADSs (or any other ADSs) at such annual ordinary meeting of the Company’s shareholders.

Upon the timely receipt by the Depositary of any Proposal which the Depositary reasonably believes to be in full compliance with the immediately preceding paragraph, the Depositary shall submit a copy of such Proposal and of the other materials received from the Submitting Holder(s) to the Company prior to the expiration of the Submission Period.  Any Proposal so submitted as to which the Depositary has not received within five (5) Business Days after the applicable ADS Record Date any Second Proposal Certificate required under the immediately preceding paragraph shall be deemed irrevocably withdrawn at the expiration of such five (5) Business Day period.  In the event the Depositary receives more than one (1) Proposal by a Submitting Holder, or a group of Submitting Holders, each of which appears to satisfy the requirements set forth in the immediately preceding paragraph, the Depositary is hereby authorized and instructed to disregard all Proposals received from such Submitting Holder(s), except for the first Proposal received by the Depositary from such Submitting Holder(s) and shall submit such Proposal to the Company for consideration at the annual ordinary meeting of the Company's shareholders in accordance with the terms of the Deposit Agreement.  The Depositary shall not have any obligation to verify the accuracy of the information contained in any document submitted to it by the Submitting Holder(s).  Neither the Depositary nor its nominee shall be obligated to attend and speak at the annual ordinary meeting of the Company’s shareholders on behalf of the Submitting Holder(s).

Notwithstanding anything contained in the Deposit Agreement or any ADR and except that the Depositary shall arrange, at the request of the Company and at the Company's expense, for the mailing to Holders of copies of materials that the Company has made available to the Depositary for such purpose, the Depositary shall not be obligated to provide to the Holders or Beneficial Owners of ADSs any notices relating to the proposal rights, including, without limitation, notice of the Submission Period, or the receipt of any Proposal(s) from Submitting Holders, or of the holdings of any ADSs by any persons, except that the Depositary shall, upon a Holder's request, inform such Holder of the total number of ADSs then issued and outstanding.

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(ASSIGNMENT AND TRANSFER SIGNATURE LINES)

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto ______________________________ whose taxpayer identification number is _______________________ and whose address including postal zip code is ________________, the within ADR and all rights thereunder, hereby irrevocably constituting and appointing ________________________ attorney-in-fact to transfer said ADR on the books of the Depositary with full power of substitution in the premises.

Dated:	Name:
By:
Title:

NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this ADR.

SIGNATURE GUARANTEED
All endorsements or assignments of ADRs must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association, Inc.

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Legends
[The ADRs issued in respect of Partial Entitlement American Depositary Shares shall bear the following legend on the face of the ADR: “This ADR evidences ADSs representing 'partial entitlement' [common shares] [interests in the Certificate of Payment] of ASE Industrial Holding Co., Ltd. and as such do not entitle the holders thereof to the same per-share entitlement as other [common shares] [interests in the Certificate of Payment] (which are 'full entitlement' [common shares] [interests in the Certificate of Payment]) issued and outstanding at such time. The ADSs represented by this ADR shall entitle holders to distributions and entitlements identical to other ADSs when the [common shares] [interests in the Certificate of Payment] represented by such ADSs become 'full entitlement' [common shares] [interests in the Certificate of Payment].”]

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EXHIBIT B

FEE SCHEDULE

ADS FEES AND RELATED CHARGES

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement.

I.	ADS Fees

The following ADS fees are payable under the terms of the Deposit Agreement:

Service	Rate	By Whom Paid
(1) Issuance of ADSs (e.g., an issuance upon a deposit of Shares, upon a change in the ADS(s)-to-Share(s) ratio, or for any other reason), excluding issuances as a result of distributions described in paragraph (4) below.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) issued.	Person receiving ADSs.
(2) Cancellation of ADSs (e.g., a cancellation of ADSs for delivery of deposited Shares, upon a change in the ADS(s)-to-Share(s) ratio, or for any other reason).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) cancelled.	Person whose ADSs are being cancelled.
(3) Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom the distribution is made.
(4) Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) an exercise of rights to purchase additional ADSs.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom the distribution is made.
(5) Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., spin-off shares).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom the distribution is made.

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6) ADS Services.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary.	Person holding ADSs on the applicable record date(s) established by the Depositary.

II.	Charges

The Company, Holders, Beneficial Owners, persons receiving ADSs upon issuance and persons whose ADSs are being cancelled shall be responsible for the following ADS charges under the terms of the Deposit Agreement:

(i)	taxes (including applicable interest and penalties) and other governmental charges;

(ii)	such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii)	such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing Shares or withdrawing Deposited Securities or of the Holders and Beneficial Owners of ADSs;

(iv)	the expenses and charges incurred by the Depositary in the conversion of foreign currency;

(v)	such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

(vi)	the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the servicing or delivery of Deposited Property.

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EXHIBIT C-1
LONG FORM

Certification and Agreement of Persons Surrendering ADSs
for the Purpose of Withdrawal of Deposited Securities
Pursuant to Section 2.7 of the Deposit Agreement

Citibank, N.A.
Depositary Receipts Department
388 Greenwich Street, 14th Floor
New York, New York 10013

Re: ASE INDUSTRIAL HOLDING CO., LTD.

We refer to the Deposit Agreement, dated as of [date] (as amended from time to time, the "Deposit Agreement"), among ASE INDUSTRIAL HOLDING CO., LTD. (the "Company"), CITIBANK, N.A., as Depositary thereunder, and Holders and Beneficial Owners from time to time of American Depositary Shares (the "ADSs") issued thereunder. Capitalized terms used but not defined herein shall have the meanings given them in the Deposit Agreement. We are providing the information herein to enable the Company to comply with its reporting obligations under the laws and regulations of the Republic of China and understand that the Company will rely upon the information provided herein for such purpose.

1.       We are surrendering ADSs for the purpose of withdrawal of the Deposited Securities represented by the ADSs pursuant to Section 2.7 of the Deposit Agreement.

2.       We agree (or if we are acting for the account of another person, such person has confirmed to us that it agrees) to comply with all requests from the Company pursuant to ROC laws or regulations, the rules and requirements of the TSE, any other stock exchange on which the ADSs or the Deposited Securities are, or may be, traded or listed, and the Articles of Incorporation and Bylaws of the Company, which are made to provide information, inter alia, as to the capacity in which we (or our client) hold(s) or own(s) the ADSs or Deposited Securities and regarding the identity of any other person then or previously interested in such ADSs or Deposited Securities, the nature of such interest and various related matters, whether or not we (they) are holders and/or beneficial owners of ADSs or Deposited Securities at the time of such request.

3. We certify (or if we are acting for the account of another person, such person has confirmed to us that it certifies) that:

Please check the applicable box in (a) below and complete (b) in its entirety.

(a)(i)   ☐     Recipient of Deposited Securities withdrawn hereby ("Recipient") is a "Related Person" of the Company (as defined below).

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or

(ii)       ☐     The aggregate number of Deposited Securities to be received by the Recipient upon the surrender of ADSs for the withdrawal of Deposited Securities pursuant to Section 2.7 of the Deposit Agreement will exceed ten percent (10%) of the total number of Deposited Securities currently on deposit with the Custodian.*

* To determine the number of Deposited Securities on deposit, please visit the TSE's website at: http://emops.twse.com.tw/server-java/t47hsc01_e?step=0

AND

(b)(i) Recipient hereby withdraws ____________ Deposited Securities of the Company,

AND

(ii)       Recipient has withdrawn an aggregate of _________ Deposited Securities of the Company during this calendar month.

AND

(iii) We hereby certify (or if we are acting for the account of another person, such person has confirmed to us that it certifies) that the following information is true and correct:

Name of Beneficial Owner of ADSs:

Address of Beneficial Owner of ADSs: _________________________________

_______________________________________________________________

Nationality of Beneficial Owner of ADSs:

Name of Recipient:

Nationality of Recipient:

Identity Number of Recipient (only required if Recipient is a ROC person):

Number of ADSs surrendered hereby:

Number of Deposited Securities withdrawn hereby:

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The aggregate number of Deposited Securities Recipient has received upon all withdrawals since execution of the Deposit Agreement:

TDCC Book-Entry Account Number of Recipient:

TDCC Book-Entry Account Name:

Name of Custodian (only required if Recipient is a non-ROC person):

Address of Custodian:

Contact Person at Custodian:

Telephone Number of Custodian:

Facsimile Number of Custodian:

Foreign Investor Investment I.D. (only required if Recipient is a non-ROC person):

4.       If we are a broker-dealer, we further certify that we are acting for the account of our customer and that our customer has confirmed the accuracy of the information contained in paragraph 3 hereof that is applicable to it.

Date: ____________________

Very truly yours,

[NAME OF CERTIFYING ENTITY]

By:
Name
Title:

A person or entity is deemed to be a "Related Person" of the Company if the person or entity is:

(a)	(i) a company of which the chairman of the board of directors or the general manager serves as the chairman of the board of directors or the general manager of the Company, or is the spouse or a relative by blood or marriage to the chairman of the board of directors or general manager of

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the Company within the second degree (as defined under the Civil Code of the Republic of China);

(ii)	a foundation of which the funds donated from the Company exceeds one-third of the foundation’s total funds;

(iii)	a director, supervisor or general manager, vice-general manager, assistant general manager, or departmental head of the Company directly reporting to the general manager of the Company;

(iv)	the spouse of a director, supervisor or general manager of the Company; or

(v)	a relative by blood or marriage to the Company's chairman of the board of directors or general manager within the second degree (as defined under the Civil Code of the Republic of China).

or

(b)       A person or entity in which the Company has invested, which investment is accounted for by the equity method of accounting under generally accepted accounting principles in the Republic of China (the "Equity Method"), or a person or entity which uses the Equity Method to account for an investment in the Company.

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EXHIBIT C-2
SHORT FORM

Certification and Agreement of Persons Surrendering ADSs
for the Purpose of Withdrawal of Deposited Securities
Pursuant to Section 2.7 of the Deposit Agreement

Citibank, N.A.
Depositary Receipts Department
388 Greenwich Street, 14th Floor
New York, New York 10013

Re: ASE INDUSTRIAL HOLDING CO., LTD.

We refer to the Deposit Agreement, dated as of [date] (as amended from time to time, the "Deposit Agreement"), among ASE INDUSTRIAL HOLDING CO., LTD. (the "Company"), CITIBANK, N.A., as Depositary thereunder, and Holders and Beneficial Owners from time to time of American Depositary Shares (the "ADSs") issued thereunder. Capitalized terms used but not defined herein shall have the meanings given them in the Deposit Agreement. We are providing the information herein to enable the Company to comply with its reporting obligations under the laws and regulations of the Republic of China and understand that the Company will rely upon the information provided herein for such purpose.

1.       We are surrendering ADSs for the purpose of withdrawal of the Deposited Securities represented by the ADSs pursuant to Section 2.7 of the Deposit Agreement.

2.       We agree (or if we are acting for the account of another person, such person has confirmed to us that it agrees) to comply with all requests from the Company pursuant to ROC laws or regulations, the rules and requirements of the TSE, any other stock exchange on which the ADSs or the Deposited Securities are, or may be, traded or listed, and the Articles of Incorporation and Bylaws of the Company, which are made to provide information, inter alia, as to the capacity in which we (or our client) hold(s) or own(s) the ADSs or Deposited Securities and regarding the identity of any other person then or previously interested in such ADSs or Deposited Securities, the nature of such interest and various related matters, whether or not we (they) are holders and/or beneficial owners of ADSs or Deposited Securities at the time of such request.

3.       We certify (or if we are acting for the account of another person, such person has confirmed to us that it certifies) that the aggregate number of Deposited Securities to be received by us (it) upon the surrender of ADSs for the withdrawal of Deposited Securities

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pursuant to the Deposit Agreement does not exceed ten percent (10%) of the total number of Deposited Securities currently on deposit with the Custodian.1

4.       We certify (or if we are acting for the account of another person, such person has confirmed to us that it certifies) that we are (it is) not a "Related Person" of the Company (as defined below).2

           Date: ____________________

Very truly yours,

[NAME OF CERTIFYING ENTITY]

By:
Name
Title:

1 Please note that in order to ascertain the total number of DEposited Securities currently on deposit with the Custodian, please visit the Taiwan Stock Exchange's website at: http://emops.twse.com.tw/server-java/t47hsc01_e?step=0

Please FURTHER note that if you cannot certify (or if you are acting for the account of another person, such person has confirmed to you that it cannot certify) that THE AGGREGATE NUMBER OF Deposited securities to be received upon the surrender of ADSs for the withdrawal of Deposited Securities pursuant to the Deposit Agreement will not exceed ten percent (10%) of the total number of Deposited Securities currently on deposit with the Custodian, you (it) will not be able to surrender ADSs In order to withdraw Deposited Securities (or give instructions to do so) USING THIS SHORT FORM OF WITHDRAWAL CERTIFication and instead, you (it) must complete and deliver to the Depositary A long form of withdrawal certification THAT CAN be FOUND ON THE DEPOSITARY'S WEBSITE.

2 PLEASE NOTE THAT IF YOU CANNOT CERTIFY (OR IF YOU ARE ACTING FOR THE ACCOUNT OF ANOTHER PERSON, SUCH PERSON HAS CONFIRMED TO YOU THAT IT CANNOT CERTIFY) THAT YOU ARE (IT IS) NOT A "RELATED PERSON" OF THE COMPANY (AS DEFINED BELOW) AS SET FORTH IN PARAGRAPH 4 ABOVE AND YOU (IT) WISH(ES) TO SURRENDER ADSs OR GIVE WITHDRAWAL INSTRUCTIONS FOR THE PURPOSE OF WITHDRAWAL OF THE DEPOSITED SECURITIES PURSUANT TO THE DEPOSIT AGREEMENT, YOU (IT) WILL NOT BE ABLE TO SURRENDER ADSs IN ORDER TO WITHDRAW DEPOSITED SECURITIES (OR GIVE INSTRUCTIONS TO DO SO) USING THIS SHORT FORM OF WITHDRAWAL CERTIFICATION AND INSTEAD, YOU (IT) MUST COMPLETE AND DELIVER TO THE DEPOSITARY A LONG FORM OF WITHDRAWAL CERTIFICATION THAT CAN BE FOUND ON THE DEPOSITARY'S WEBSITE.

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A person or entity is deemed to be a "Related Person" of the Company if the person or entity is:

(a)	(i) a company of which the chairman of the board of directors or the general manager serves as the chairman of the board of directors or the general manager of the Company, or is the spouse or a relative by blood or marriage to the chairman of the board of directors or general manager of the Company within the second degree (as defined under the Civil Code of the Republic of China);

(ii)	a foundation of which the funds donated from the Company exceeds one-third of the foundation’s total funds;

(iii)	a director, supervisor or general manager, vice-general manager, assistant general manager, or departmental head of the Company directly reporting to the general manager of the Company;

(iv)	the spouse of a director, supervisor or general manager of the Company; or

(v)	a relative by blood or marriage to the Company's chairman of the board of directors or general manager within the second degree (as defined under the Civil Code of the Republic of China).

or

(b)       A person or entity in which the Company has invested, which investment is accounted for by the equity method of accounting under generally accepted accounting principles in the Republic of China (the "Equity Method"), or a person or entity which uses the Equity Method to account for an investment in the Company.

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